As filed with the Securities and Exchange Commission on January 21, 2021

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

Registration Statement Under the Securities Act of 1933

MEMBERS Life Insurance Company

(Exact name of registrant as specified in its charter)

IOWA (State or other jurisdiction of incorporation or organization)	6311 (Primary Standard Industrial Classification Code Number)	39-1236386 (I.R.S. Employer Identification No.)

2000 Heritage Way

Waverly, Iowa 50677

(319) 352-4090

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Jennifer Kraus-Florin, Esq.

MEMBERS Life Insurance Company

2000 Heritage Way

Waverly, Iowa 50677

(319) 352-4090

(Name, address, including zip code, and telephone number, including area code, of agent for service)

COPY TO:

Stephen E. Roth, Esq.

Thomas E. Bisset, Esq.

Eversheds Sutherland (US) LLP

700 Sixth Street, NW, Suite 700

Washington, DC 20001

(202) 383-0100

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” accelerated filer,” “smaller reporting company,” and emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☐

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

Calculation of Registration Fee

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Single Premium Deferred Annuity Contract	*	*	$2.5 billion	$272,750

*       The maximum aggregate offering price is estimated solely for the purposes of determining the registration fee. The amount to be registered and the proposed maximum offering price per unit are not applicable since these securities are not issued in predetermined amounts or units.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

CUNA Mutual Group ZoneChoice™ Annuity

Issued by:

MEMBERS Life Insurance Company

2000 Heritage Way

Waverly, Iowa 50677

Telephone number: 800-798-5500

Offered Through: CUNA Brokerage Services, Inc.

DATED __________, 2021

This Prospectus describes the CUNA Mutual Group ZoneChoice™ Annuity, an individual or joint owned, single premium deferred annuity contract with index-linked interest options (the “Contract”), issued by MEMBERS Life Insurance Company (the “Company”, “we”, “us”, or “our”). Capitalized terms used in this Prospectus and not otherwise defined have the meanings set forth in the “Glossary,” starting on page 1.

The Contract, which you may purchase with an initial Purchase Payment of at least $5,000, is designed primarily for individuals, trusts, and certain retirement plans that qualify for the special federal income tax treatment associated with annuity contracts. The Company does not allow additional Purchase Payments after the initial Purchase Payment. The Contract has a six-year Surrender Charge period. This means that surrenders or withdrawals prior to the end of the six-year period may be subject to a Surrender Charge.

For accumulation and long-term investment purposes, the Contract offers index-linked investment Allocation Options (Risk Control Accounts) and a guaranteed interest rate investment Allocation Option (Declared Rate Account). The Contract also offers standard annuity features including multiple fixed annuitization options (“Payout Options”). The Contract is a complex insurance and investment vehicle. You should speak with a financial professional about the Contract’s features, benefits, risks and fees, and whether it is appropriate for you based upon your financial situation and objectives. The Prospectus describes all material rights and obligations of Owners, including all state variations.

The Risk Control Accounts are interest crediting options that provide returns based upon the investment performance of an external Index over the Interest Term, subject to either an Indexed Interest Cap or Indexed Interest Participation Rate if the Index performance is positive and either an Indexed Interest Floor or an Indexed Interest Buffer if the Index performance is negative. It is possible that you will not earn any interest in the Risk Control Accounts. We currently offer two reference indices, the S&P 500 Price Return Index (“S&P 500”) and the Barclays Risk Balanced Index (“Barclays Risk Balanced”), and two Interest Terms, 1 year or 6 years.

The Indexed Interest Floor and Indexed Interest Buffer describe the level of protection provided by the Risk Control Account. Each Risk Control Account will have either an Indexed Interest Floor or an Indexed Interest Buffer. The Indexed Interest Floor represents the maximum loss for an Interest Term that can be used in determining the Adjusted Index Return for the Risk Control Account. The Indexed Interest Buffer represents the maximum loss for an Interest Term that will not result in a negative Adjusted Index Return for the Risk Control Account.

We currently offer eleven Indexed Interest Floor options which provide different levels of protection, 0%, -1%, -2%, -3%, -4%, -5%, -6%, -7%, -8%, -9%, and -10%. If an Indexed Interest Floor of 0% is elected, negative investment performance of the applicable Index will not reduce your Risk Control Account Value. If any other Indexed Interest Floor is chosen, negative investment performance of the applicable Index will reduce your Risk Control Account Value by up to the amount of the Indexed Interest Floor you elected for any Interest Term even if the Index performance for that Interest Term is less than the Indexed Interest Floor.

We currently offer one Indexed Interest Buffer option, 10%. If this option is elected, negative investment performance of the applicable Index will not reduce your Risk Control Account Value if the negative investment performance is between zero and -10% for the Interest Term. If the negative investment performance is less than -10% for the Interest Term, your Risk Control Account Value will be reduced by the amount of negative investment performance in excess of -10%. This means your Risk Control Account Value can be reduced by as much as 90% due to negative investment performance of the applicable Index over the Interest Term.

The Indexed Interest Cap and Indexed Interest Participation Rate are used in determining the level of upside potential provided by the Risk Control Account. Each Risk Control Account will have either an Indexed Interest Cap or an Indexed Interest Participation Rate. The Indexed Interest Cap represents the maximum gain for an Interest Term that will be used in determining the Adjusted Index Return for the Risk Control Account. The Indexed Interest Participation Rate is a percentage that is multiplied by the Index Return for the Interest Term to determine the Adjusted Index Return for the Risk Control Account.

The Indexed Interest Cap will vary based on the level of risk being accepted, meaning it will be the highest for the -10% floor and the lowest for the 0% floor. This allows for the potential for greater increases to your Risk Control Account Value by accepting more risk. The Indexed Interest Cap and Indexed Interest Participation Rate are guaranteed for the duration of the Interest Term and will be declared at the start of any subsequent Interest Term. The Indexed Interest Cap and Indexed Interest Participation Rate are available two weeks in advance of the start of the Interest Term. The Indexed Interest Cap will never be less than 1.0%. The Indexed Interest Participation Rate will never be less than 10%.

The Declared Rate Account is an interest crediting option that provides returns based upon the annual Interest Rate. Interest is credited daily. The annual Interest Rate is guaranteed for the duration of the Interest Term and will be declared at the start of any subsequent Interest Term. The Interest Rate is available two weeks in advance of the start of the Interest Term. The Interest Rate will never be below the Minimum Interest Rate. The Declared Rate Account may not be available in all states as described in Appendix C to this Prospectus.

Other than the Declared Rate Account or an Interest Term where the Indexed Interest Floor of 0% has been elected, there is risk of loss to your principal and any previously credited interest because each Interest Term you agree to absorb losses up to your Indexed Interest Floor or losses beyond your Indexed Interest Buffer. This risk of loss becomes greater if you take a withdrawal or surrender your Contract due to the Surrender Charges, Interest Adjustment, Equity Adjustment, and federal income tax penalties which could reduce your Contract Value even further. The maximum Surrender Charge is 9% of the Contract Value withdrawn. The terms under which the Surrender Charge will be waived may vary in some states and are described in Appendix C to this Prospectus. The Interest Adjustment may be either positive or negative, which means the Interest Adjustment may increase or decrease the amount you receive upon surrender or partial withdrawal. The Equity Adjustment, which applies to the Risk Control Accounts only, may be negative even when the value of the applicable Index has increased or when the value of the applicable Index has declined less than the Indexed Interest Buffer. Similarly, the Equity Adjustment may reduce the Risk Control Account Value by more than the Indexed Interest Floor.

The Contract is supported by the assets of the Risk Control Separate Account and the Declared Rate Separate Account, which are non-registered, insulated separate accounts of the Company which support the Company’s obligations with respect to the Contract. You may allocate your Purchase Payment or Contract Value to one or more Allocation Options which include the Risk Control Accounts and the Declared Rate Account. The assets of the Separate Accounts are not chargeable with liabilities arising out of any other business that we conduct. Our General Account assets are available to meet the guarantees under the Contract as well as our other general obligations. The guarantees in this Contract are subject to the Company’s financial strength and claims-paying ability.

This Contract is a security. It involves investment risk and may lose value. For additional information on risks associated with the Contract see the “Risk Factors” section of this Prospectus.

The Contract is offered through CUNA Brokerage Services, Inc. (“CBSI”), which is the principal underwriter. The principal business address of CBSI is 2000 Heritage Way, Waverly, IA 50677. The principal underwriter is not required to sell any specific number or dollar amount of Contracts but will use its best efforts to sell the Contracts. There are no arrangements to place funds in an escrow, trust, or similar account. The offering of the Contract is intended to be continuous.

A registration statement relating to this offering has been filed with the Securities and Exchange Commission (“SEC”). You may request a copy of the Prospectus by writing to our Administrative Office at 2000 Heritage Way, Waverly, Iowa 50677, or by calling 1-800-798-5500. This Prospectus can also be obtained from the SEC’s website at www.sec.gov.

This Prospectus provides important information you should know before investing, including risks related to the Company’s business. Please see “Potential Risk Factors That May Affect Our Business and Our Future Results” on page __ for more information regarding these risks. Please keep this Prospectus for future reference.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense. The Contracts are not insured by the Federal Deposit Insurance Corporation or any other government agency. They are not deposits or other obligations of any bank and are not bank guaranteed. They are subject to investment risks and possible loss of principal and previously credited interest.

The date of this Prospectus is _______, 2021

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APPENDIX C: STATE VARIATIONS OF CERTAIN FEATURES AND BENEFITS	C-1

The Contract may not be available in all states. This Prospectus does not constitute an offer to sell any Contract and it is not soliciting an offer to buy any Contract in any state in which the offer or sale is not permitted. We do not authorize anyone to provide any information or representations regarding the offering described in this Prospectus other than the information and representations contained in this Prospectus.

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GLOSSARY

We have tried to make this Prospectus as understandable as possible. However, in explaining how the Contract works, we have had to use certain terms that have special meanings. We define these terms below.

Accumulation Period. The period of time that begins on the Contract Issue Date stated on the Data Page and ends on the Income Payout Date or the date this Contract is terminated if earlier.

Adjusted Index Return. The Index Return for the current Interest Term adjusted for the Crediting Strategy.

Administrative Office. MEMBERS Life Insurance Company, 2000 Heritage Way, Waverly, Iowa 50677. Phone: 1-800-798-5500.

Age. Age as of last birthday.

Allocation Option Maturity Date. The last day of an Allocation Option Period. A new Allocation Option Period will begin on the Allocation Option Maturity Date.

Allocation Option Period. The period of time used in calculating the Interest Adjustment that begins on an Allocation Option Start Date and ends on an Allocation Option Maturity Date. Each Allocation Option Period is six years.

Allocation Option Start Date. The first day of an Allocation Option Period.

Allocation Options. All Risk Control Account and Declared Rate Account options available under the Contract for allocating your Purchase Payment and Contract Value.

Annual Free Withdrawal Amount. The amount that can be withdrawn without incurring a Surrender Charge each Contract Year. It is equal to 10% of the Contract Value determined at the beginning of the Contract Year.

Annuitant (Joint Annuitant). The person(s) whose life (or lives) determines the income payment amount payable under the Contract. If the Owner is a non-natural person, the Annuitant(s) is also the person(s) whose death determines the Death Benefit.

Authorized Request. A signed and dated request that is in Good Order. A request to transfer value, change a party to the Contract, change the Income Payout Date or request a partial withdrawal or full surrender of the Contract must be signed by all Owners. An Authorized Request may also include a phone, fax, or electronic request for specific transactions.

Beneficiary. The person(s) or entity named by the Owner to receive proceeds payable upon the death of the first Owner or the first Annuitant if the Owner is a non-natural person.

Business Day. Any day that the New York Stock Exchange is open for trading. All requests for transactions that are received at our Administrative Office in Good Order on any Business Day prior to market close, generally 4:00 P.M. Eastern Time, will be processed as of the end of that Business Day.

Company. MEMBERS Life Insurance Company; also referred to as “we”, “our” and “us”.

Contract. The CUNA Mutual Group ZoneChoice Annuity, an individual or joint owned, single premium deferred variable annuity contract with index-linked interest options issued by MEMBERS Life Insurance Company.

Contract Anniversary. The same day and month as the Contract Issue Date for each year the Contract remains in force.

Contract Issue Date. The day your Contract is issued. This date will be used to determine Contract Years and Contract Anniversaries.

Contract Value. The total value of your Contract during the Accumulation Period. All values are calculated as of the end of a Business Day.

Contract Year. Any twelve-month period beginning on the Contract Issue Date or Contract Anniversary and ending one day before the next Contract Anniversary.

Crediting Base. The amount used to calculate the Risk Control Account Value. It is equal to the amount allocated to a Risk Control Account at the start of the Interest Term, reduced proportionally for any withdrawals.

Crediting Strategy. The method by which interest is calculated for an Allocation Option during the Interest Term.

Data Page. Pages attached to your Contract that describe certain terms applicable to your specific Contract.

Death Benefit. The amount the Beneficiary is entitled to upon the death of an Owner who is a natural person or the death of an Annuitant if the Owner is a non-natural person. It is equal to the greater of Contract Value, including any applicable Equity Adjustment or Interest Adjustment, or the Purchase Payment adjusted for withdrawals as of the date Death Benefit proceeds are payable. We do not apply the Surrender Charge in determining the Death Benefit payable.

Declared Rate Account. An Allocation Option under the Contract that is part of our Declared Rate Separate Account. We credit Contract Value held in the Declared Rate Account with a fixed annual rate of interest.

Declared Rate Separate Account. The MEMBERS Life Declared Rate Separate Account (“Declared Rate Separate Account”). An insulated separate account that we established within our General Account and under the laws of Iowa in which we hold reserves for our guarantees under the Declared Rate Account. Our other General Account assets are also available to meet those and other guarantees under the Contract and our other general obligations. The Declared Rate Separate Account is not registered under the Investment Company Act of 1940.

Earnings. Your Contract Value minus the portion of your Purchase Payment not previously withdrawn.

Equity Adjustment. An adjustment made to the Crediting Base to calculate the Contract Value for a Risk Control Account on any day other than the first and last Business Day of an Interest Term.

Equity Adjustment. Reflects the change in value of derivative instruments that hedge market risks associated with the Risk Control Accounts. The Equity Adjustment is calculated separately for each Risk Control Account at the end of each Business Day except the last day of an Interest Term. The Equity Adjustment varies based on the Crediting Strategy.

General Account. All of the Company’s assets other than the assets in its separate accounts.

Good Order. A request or transaction generally is considered in "Good Order" if we receive it at our Administrative Office within the time limits, if any, prescribed in this Prospectus for a particular transaction or instruction, it includes all information and supporting legal documentation necessary for us to execute the requested instruction or transaction, and is signed by the individual or individuals authorized to provide the instruction or engage in the transaction. A request or transaction may be rejected or delayed if not in Good Order. This information and documentation necessary for a transaction or instruction generally includes, to the extent applicable: the completed application or instruction form; your contract number; the transaction amount (in dollars or percentage terms); the signatures of all Owners (exactly as indicated on the Contract), if necessary; Social Security Number or Tax I.D.; and any other information or supporting documentation that we may require, including any consents. With respect to the Purchase Payment, Good Order also generally includes receipt by us of sufficient funds to affect the purchase. We may, in our sole discretion, determine whether any particular transaction request is in Good Order, and we reserve the right to change or waive any Good Order requirement at any time. If you have any questions, you should contact us or your financial professional before submitting the form or request.

Hospital. A facility that is licensed and operated as a Hospital according to the law of the jurisdiction in which it is located.

Income Payout Date. The date the first income payment is paid from the Contract to the Owner.

Income Payout Option. The choices available under the Contract for payout of your Contract Value.

Index, Indices. The reference index (or indices) we use in determining interest credited to the Risk Control Account Value.

Indexed Interest Buffer. The maximum loss for an Interest Term that will not result in a negative Adjusted Index Return.

Indexed Interest Cap. The maximum gain for an Interest Term for determining the Adjusted Index Return.

Indexed Interest Floor. The maximum loss for an Interest Term for determining the Adjusted Index Return.

Indexed Interest Participation Rate. The percentage applied to an Index Return that is greater than zero for the Interest Term to determine the Adjusted Index Return.

Index Return. The percentage change in the reference Index from the beginning of the Interest Term to the end of the Interest Term.

Index Value. The value for the reference Index as of a Business Day.

Interest Adjustment. The amount of an adjustment (increase or decrease) that may be applied to a partial withdrawal, a full surrender of the Contract, the Death Benefit, or the Contract Value applied to an Income Payout Option.

Interest Term. The period for which interest is calculated for an Allocation Option. The Interest Term may vary by Allocation Option. Interest Terms will start and end on a Contract Anniversary, unless otherwise specified.

Interest Rate. The effective annual rate credited to the Declared Rate Account. The Interest Rate will never be less than the Minimum Interest Rate.

Internal Revenue Code (IRC). The Internal Revenue Code of 1986, as amended.

Irrevocable Beneficiary. A Beneficiary who must consent to being changed or removed as a Beneficiary.

Mean Variance Optimization. An approach under Modern Portfolio Theory where the risk, expressed as the variance, is compared against the expected return to choose the investment portfolio that results in the maximum expected return for a given level of risk.

Minimum Interest Rate. The minimum effective annual rate we will credit Contract Value held in the Declared Rate Account.

Modern Portfolio Theory. A theory for constructing investment portfolios in a way that maximizes the expected return based on a given level of market risk.

Non-Qualified Contract. An annuity contract that is independent of any formal retirement or pension plan.

Nursing Home. A facility that is licensed and operates as a nursing facility according to the law of the jurisdiction in which it is located.

Owner (Joint Owner). The person(s) or entity who own(s) the Contract and has (have) all rights under the Contract. Unless owned by a non-natural person, the Owner is also the person(s) whose death determines the Death Benefit. The Owner is also referred to as “you” or “your”.

Payout Period. The period of time that begins on the Income Payout Date and continues until we make the last payment as provided by the Income Payout Option chosen.

Proof of Death. May consist of a certified copy of the death record, a certified copy of a court decree reciting a finding of death or other similar proof.

Purchase Payment. The amount paid to us, by or on behalf of an Owner, that is used to establish the annuity on the Contract Issue Date. We do not allow any additional Purchase Payments under the Contract after the initial Purchase Payment.

Qualified Contract. An annuity that is part of an individual retirement plan, pension plan or employer-sponsored retirement program that is qualified for special treatment under the Internal Revenue Code.

Required Minimum Distributions. The required minimum distribution (RMD) defined by section 401(a)(9) of the IRC for the Contract and as determined by us. RMDs only apply to Qualified Contracts.

Risk Control Account. An Allocation Option to which we credit interest based in part on the performance of a reference Index, subject to the Crediting Strategy.

Risk Control Account Value. The value of the Contract in a Risk Control Account.

Risk Control Separate Account. The MEMBERS Life Risk Control Separate Account (the “Risk Control Separate Account”). An insulated separate account that we established within our General Account and under the laws of Iowa in which we hold reserves for our guarantees under the Risk Control Accounts. Our other General Account assets are also available to meet those and other guarantees under the Contract and our other general obligations. The Risk Control Separate Account is not registered under the Investment Company Act of 1940.

SAP. The statutory accounting principles and practices prescribed by the insurance regulatory authorities in the Company’s state of domicile.

SEC. The U.S. Securities and Exchange Commission.

Spouse. The person to whom you are legally married. The term Spouse includes the person with whom you have entered into a legally-sanctioned marriage that grants you the rights, responsibilities, and obligations married couples have in accordance with applicable state laws. Individuals who do not meet the definition of Spouse may have adverse tax consequences when exercising provisions under this contract and any attached endorsements or riders. Additionally, individuals in other arrangements that are not recognized as marriage under the relevant state law will not be treated as married or as Spouses as defined in this contract for federal tax purposes. Consult with a tax advisor for more information on this subject and before exercising benefits under the contract and any attached endorsements or riders.

Surrender Charge. The charge associated with surrendering either some or all of the Contract Value.

Surrender Charge Period. The period of time during which we may assess a Surrender Charge upon the surrender of the Contract or withdrawal of Contract Value from the Contract. The Surrender Charge Period begins on the Contract Issue Date and continues for a period of six years.

Surrender Value. The amount you are entitled to receive if you elect to surrender this Contract during the Accumulation Period.

Terminally Ill, Terminal Illness. A life expectancy of 12 months or less due to any illness or accident.

Valuation Period. The period beginning at the close of one Business Day and continuing to the close of the next succeeding Business Day.

HIGHLIGHTS

The following is a summary of the key features of the Contract. This summary does not include all the information you should consider before purchasing a Contract. You should carefully read the entire Prospectus, which contains more detailed information concerning the Contract and the Company before making an investment decision.

How Your Contract Works

Overview. Your Contract is an individual or joint owned, single premium deferred variable annuity contract with index-linked interest options. There are two periods to your Contract: an Accumulation Period and a Payout Period. Your Contract can help you save for retirement by allowing your Contract Value to earn interest from the Risk Control Accounts and/or Declared Rate Account on a tax-deferred basis and by providing the opportunity for guaranteed lifetime payments. You generally will not pay taxes on your Earnings until you withdraw them.

During the Accumulation Period of your Contract, you allocate your Contract Value between the Allocation Options. The Payout Period begins when you allocate your Contract Value to an Income Payout Option.

Please call your financial professional or the Company at 1-800-798-5500 if you have questions about how your Contract works.

Purchase Payment. You may purchase the Contract with a Purchase Payment of at least $5,000. The Company does not allow additional Purchase Payments after the initial Purchase Payment. A Purchase Payment that equals or exceeds $1 million may be accepted at the sole discretion of the Company. Multiple Contracts owned by the same individual where the sum of the Purchase Payments equals or exceeds $1 million are also accepted at the sole discretion of the Company.

Allocation Options. There are two types of Allocation Options: a Declared Rate Account and Risk Control Accounts. Each of these options is described below.

Declared Rate Account. The portion of your Contract Value allocated to the Declared Rate Account is credited interest daily based on the declared Interest Rate. The initial Interest Rate is available in advance of the Contract Issue Date and will be provided by your financial professional or by calling the Company at 1-800-798-5500. The rate is shown on your Contract Data Page.

Risk Control Accounts. The portion of your Contract Value allocated to a Risk Control Account is credited with interest, if any, based in part on the investment performance of an external Index (currently the S&P 500 Index or the Barclays Risk Balanced Index) over the Interest Term. An Interest Term can be one year or six years. The Index Return for the reference Index is subject to the Crediting Strategy, which may an Indexed Interest Cap, Indexed Interest Participation Rate, Indexed Interest Floor, and/or Indexed Interest Buffer, and is unique to each Risk Control Account.

●	The Indexed Interest Floor and Indexed Interest Buffer describe the level of protection provided by the Risk Control Account. Each Risk Control Account will have either an Indexed Interest Floor or an Indexed Interest Buffer. The Indexed Interest Floor represents the maximum loss for an Interest Term that can be used in determining the Adjusted Index Return for the Risk Control Account. The Indexed Interest Buffer represents the maximum loss for an Interest Term that will not result in a negative Adjusted Index Return for the Risk Control Account.

Negative investment performance is limited by the Indexed Interest Floor and Indexed Interest Buffer during the Interest Term. However, you could lose more due to losses in subsequent Interest Terms, Surrender Charges, a negative Interest Adjustment, and federal income tax penalties.

●	The Indexed Interest Cap and Indexed Interest Participation Rate are used in determining the level of upside potential provided by the Risk Control Account. Each Risk Control Account will have either an Indexed Interest Cap or an Indexed Interest Participation Rate. The Indexed Interest Cap represents the maximum gain for an Interest Term that will be used in determining the Adjusted Index Return for the Risk Control Account. The Indexed Interest Participation Rate is a percentage multiplied by the Index Return for the Interest Term to determine the Adjusted Index Return for the Risk Control Account.

●	The S&P 500 Index is a stock market index based on the market capitalizations of 500 leading companies publicly traded in the U.S. stock market, as determined by Standard & Poor’s. The Index can go up or down based on the stock prices of the companies that comprise the Index. The Index does not include dividends paid on the stocks comprising the Index and therefore does not reflect the full investment performance of the underlying stocks.

●	The Barclays Risk Balanced Index allocates between equities and fixed income using the principles of Modern Portfolio Theory. Equities consist of an equally weighed portfolio of 50 US stocks that have shown low volatility during the past year. To ensure sector diversification, there can be no more than 10 stocks per sector. Dividends are reinvested. For fixed income, the Index provides exposure to four indices tracking the 2, 5, 10, and 30-year US Treasury futures, equally weighted. Each month, the Index will determine the optimal weights to be allocated between equities and fixed income using Mean Variance Optimization. This process selects the combination that has the highest estimated return potential with 10% risk, assuming that the risk-adjusted returns offered by equities and fixed income will be comparable to each other in the near future. In addition to this monthly process, the Index may rebalance daily to adjust for a 10% volatility (risk) target. Should the selected optimal weights exceed the 10% target, the index will reduce its exposure to equities and fixed income. Conversely, should optimal weights result in a lower volatility than 10%, the index may increase its exposure to equities and fixed income. The Index deducts a fee of 0.5% and a cost equal to the 1-month US dollar LIBOR rate for the equity component. It deducts 0.2% per year for the treasury component. Both deductions may be increased or decreased in the aggregate by the volatility control mechanism.

There are currently five Allocation Options under the Contract, among which you may allocate your Purchase Payment and Contract Value:

	Allocation Option	Interest Term	Crediting Strategy
1	S&P 500 Index Risk Control Account	1-Year	Indexed Interest Floor and Indexed Interest Cap
2	S&P 500 Index Risk Control Account	6-Year	Indexed Interest Buffer and Indexed Interest Participation Rate
3	Barclays Risk Balanced Index Risk Control Account	1-Year	Indexed Interest Floor and Indexed Interest Cap
4	Barclays Risk Balanced Index Risk Control Account	6-Year	Indexed Interest Buffer and Indexed Interest Participation Rate
5	Declared Rate Account	1-Year	Fixed Annual Interest Rate

You must specify the percentage of your Purchase Payment to be allocated to each Allocation Option on the Contract Issue Date. If you allocate to an Allocation Option with an Indexed Interest Floor Crediting Strategy, you must also specify your Indexed Interest Floor. We currently offer eleven Indexed Interest Floor options which provide different levels of protection, 0%, -1%, -2%, -3%, -4%, -5%, -6%, -7%, -8%, -9%, and -10%.

Transfers. An Allocation Option is available on the Contract Issue Date and thereafter at the end of the Interest Term until the length of time before the Payout Date is less than the duration of the Interest Term. For example, an Interest Term of one year is available on the Contract Issue Date and every Contract Anniversary thereafter; whereas an Interest Term of six years is available on the Contract Issue Date and every 6th Contract Anniversary thereafter unless there is less than six years until the Payout Date.

At the end of the Interest Term for an Allocation Option, you may elect to transfer the value to any available Allocation Option or a different Indexed Interest Floor as of the start of the next Interest Term via transfer instructions by Authorized Request. This includes the ability to elect a new Allocation Option with an Interest Term that has the same duration as the expiring Interest Term or an Interest Term with a different duration, subject to the availability of the Allocation Options and Interest Terms at that time. Only one Indexed Interest Floor for a given Allocation Option can be elected at any given time.

New transfer instructions by Authorized Request will supersede any prior transfer instructions for a given Allocation Option.

If we do not receive transfer instructions by Authorized Request at least one Business Day prior to the end of the current Interest Term, we will apply the value of the Allocation Option to a new Interest Term of the same Allocation Option with the same Indexed Interest Floor, if applicable. If the same Allocation Option is not available, we will apply the value to the Declared Rate Account with the shortest Interest Term.

Declaration of Rates. The Indexed Interest Cap, Indexed Interest Participation Rate, and Interest Rate will not change for the duration of the Interest Term. The initial Indexed Interest Caps, Indexed Interest Participation Rates, and Interest Rate are available in advance of the Contract Issue Date and will be provided by your financial professional or by calling the Company at 1-800-798-5500. The rate is shown on your Contract Data Page.

We may declare a new Indexed Interest Cap, Indexed Interest Participation Rate, or Interest Rate for each subsequent Interest Term and will notify you of the new rate two weeks in advance of the start of an Interest Term. The rates will never be less than the minimum rates described in this Prospectus.

Substitution of an Index during an Interest Term. The Index associated with a given Risk Control Account will remain unchanged for the duration of the Interest Term. However, if the publication of an Index is discontinued, or calculation of the Index is materially changed, we will substitute a suitable Index that will be used for the remainder of the Interest Term and will notify you of the change in advance. If we substitute an Index, the performance of the new Index may differ from the original Index, which may, in turn, affect the index interest credited and your Contract Value. We will not substitute an Index until that Index has been approved by the insurance department in your state.

Addition or Discontinuation of an Allocation Option. We may offer additional Allocation Options at our discretion, which includes offering an additional Index, Crediting Strategy, or Interest Term. We may also discontinue an Allocation Option effective as of the Allocation Option Maturity Date. An Allocation Option may be discontinued before the Allocation Option Maturity Date if any of the following occurs:

●	The reference Index is discontinued;
●	We have a contractual dispute with the provider of the Index;
●	Changes to the reference Index make it impractical or too expensive to purchase derivatives to hedge the Index; or
●	The calculation of the Index is substantially changed, resulting in significantly different Index Values or performance.

We will notify you of the addition or discontinuation of an Allocation Option. Such a change will be made after receipt of any required regulatory approval.

Contract Value. Your Contract Value on your Contract Issue Date is equal to the Purchase Payment. On any other day during the Accumulation Period, the Contract Value is equal to the sum of the account value in all Allocation Options in which you are invested. The Accumulation Period begins on the Contract Issue Date and continues until the Income Payout Date. Upon reaching the Income Payout Date, we will begin income payments unless the Contract is surrendered.

Declared Rate Account Value. The Declared Rate Account Value on any Business Day is equal to the amount applied to the Declared Rate Account at the start of the current Interest Term, less any withdrawals (including any Surrender Charge and Interest Adjustment), plus the interest earned.

Risk Control Account Value. Your Contract Value allocated to the Risk Control Accounts for any Valuation Period is equal to the sum of your Risk Control Account Value in each Risk Control Account.

On the first Business Day of an Interest Term, the Risk Control Account Value is equal to the Crediting Base. On the last Business Day of an Interest Term the Risk Control Account Value is equal to the Crediting Base multiplied by the sum of one plus the Adjusted Index Return. On every other Business Day, the Risk Control Account Value is equal to the Crediting Base plus the Equity Adjustment.

Index Return and Adjusted Index Return. The Index Return and Adjusted Index Return are calculated to determine the interest credited to a Risk Control Account. The Index Return and Adjusted Index Return are calculated separately for each Risk Control Account.

The Index Return is the percentage change in the Index from the beginning of the Interest Term to the end of the Interest Term. The Adjusted Index Return is the Index Return for the current Interest Term adjusted for the Crediting Strategy. The calculation of the Adjusted Index Return varies based on the Crediting Strategy.

Crediting Base. The Crediting Base is equal to the amount allocated to a Risk Control Account at the start of the Interest Term, reduced proportionally for any withdrawals.

Equity Adjustment. The Equity Adjustment reflects the change in value of derivative instruments that hedge market risks associated with the Risk Control Accounts. The Equity Adjustment is calculated separately for each Risk Control Account at the end of each Business Day except the first and last day of an Interest Term. The calculation of the Equity Adjustment varies based on the Crediting Strategy and is described in an endorsement to this Contract. The Equity Adjustment does not apply to Contract Value in the Declared Rate Account.

Interest Adjustment. The Interest Adjustment reflects the change in value of the investments that support the guarantees under this Contract. A withdrawal, including a partial withdrawal, a full surrender of the Contract, the Death Benefit, or the Contract Value applied to an Income Payout Option, may be adjusted (increased or decreased) for the Interest Adjustment. The Interest Adjustment is calculated separately for each Allocation Option.

Withdrawal Options. All withdrawals reduce the Death Benefit, perhaps significantly, and could terminate the Contract. This Contract may not be suitable for you if you intend to take partial withdrawals. However, the Contract offers the following liquidity features during the Accumulation Period.

●	Annual Free Withdrawal Amount – Each Contract Year, you may withdraw up to 10% of your Contract Value determined as of the beginning of the Contract Year without incurring a Surrender Charge. Any unused Annual Free Withdrawal Amount will not carry over to any subsequent Contract Year.

●	Partial withdrawal option – You may make partial withdrawals during the Accumulation Period by Authorized Request. Any applicable Surrender Charge, Interest Adjustment, and Equity Adjustment will affect the amount available for a partial withdrawal. A partial withdrawal may reduce your Death Benefit by more than the amount of the partial withdrawal. If a partial withdrawal would cause the Surrender Value to be less than $2,000, we will treat your request as a full surrender of the Contract. Before processing the full surrender, we will attempt to contact you or your financial professional to provide the opportunity for you to take a lower amount to maintain a Surrender Value of at least $2,000. If we are unable to contact you within one Business Day after receiving your request, we will process the full surrender.

●	Full surrender option – You may surrender your Contract during the Accumulation Period by Authorized Request. Upon full surrender, a Surrender Charge, Equity Adjustment, and Interest Adjustment may apply.

Withdrawals and surrenders are subject to income taxes, and if taken before the owner is age 59½, tax penalties may apply. See “Federal Income Tax Matters” on page __ and “Access to Your Money” on page __ for more details.

Surrender Charge. The Surrender Charge Period begins on the Contract Issue Date and continues for a period of six years. The maximum Surrender Charge is 9% of Contract Value withdrawn (See “Fees and Expenses” on page __.

Income Options. You have several income options to choose from during the Payout Period.

Death Benefit. The Death Benefit during the Accumulation Period is equal to the greater of Contract Value or the Purchase Payment adjusted for withdrawals as of the date the Death Benefit is payable. We do not apply a Surrender Charge in determining the Death Benefit payable.

Right to Examine. You may cancel your Contract and receive either your Purchase Payment or your Contract Value depending upon applicable state law (See Right to Examine on page __).

Risk Factors

Your Contract has various risks associated with it. We list these risk factors below, as well as other important information you should know before purchasing a Contract.

Index Return Risk. If you are invested in a Risk Control Account and the relevant Index declines, it may or may not reduce your Risk Control Account Value. This depends on the Risk Control Account to which you allocated your Contact Value. Nevertheless, you always assume the investment risk that no index interest will be credited and therefore the Index Return will not increase your Risk Control Account Value. You also bear the risk that sustained declines in the relevant Index may cause the Index Return to not increase your Risk Control Account Value for a prolonged period.

If you allocate to a Risk Control Account with an Indexed Interest Floor, you assume the risk of a negative Adjusted Index Return up to the amount of the Indexed Interest Floor, which means your Risk Control Account Value could decline.

Additionally, if you allocate to a Risk Control Account with an Indexed Interest Buffer, you assume the risk of a negative Adjusted Index Return after application of the Indexed Interest Buffer, which means your Risk Control Account Value could decline significantly. If there is a large decline in the reference Index, the risk of loss on the Indexed Interest Buffer is significantly higher than the Indexed Interest Floor. For example, if the Indexed Interest Floor is -10% and the Indexed Interest Buffer is -10%, if the Index declines by 30% during the Interest Term, the Adjusted Index Return applied to the Indexed Interest Floor account is -10% whereas the Adjusted Index Return applied to the Indexed Interest Buffer account is -20% (the excess of the 30% decline over the -10% Indexed Interest Buffer).

In addition, you assume the risk that the Indexed Interest Cap can be reduced to as little as 1.0% and the Indexed Interest Participation Rate can be reduced to as little as 10%.

The risk of loss becomes greater with a partial withdrawal, surrender of the Contract, payment of the Death Benefit, or application of the Contract Value to an income payout option due to the Interest Adjustment, Equity Adjustment, and Surrender Charge.

●	Interest Adjustment Risk. In an increasing interest rate environment, the Interest Adjustment could reduce the amount received to less than the protection provided by the Indexed Interest Floor or Indexed Interest Buffer.

●	Equity Adjustment Risk. On every Business Day other than the first and last Business Day of an Interest Term, an Equity Adjustment is used to determine the Risk Control Account Value. This means that the Equity Adjustment used to calculated your Risk Control Account Contract Value on every other Business Day could be significantly lower than the performance of the reference Index during most of the Interest Term. The Equity Adjustment may be negative even when the value of the applicable Index has increased or when the value of the applicable Index has declined less than the Indexed Interest Buffer. Similarly, the Equity Adjustment may reduce the Risk Control Account Value by more than the Indexed Interest Floor.

●	Surrender Charge Risk. Partial withdrawals or surrenders during the first six Contract Years may result in a Surrender Charge which would further reduce the amount received.

Liquidity Risk. We designed your Contract to be a long-term investment that you may use to help save for retirement and provide lifetime income. Your Contract is not designed to be a short-term investment. While you are permitted to take partial withdrawals from the Contract or fully surrender the Contract during the Accumulation Period by Authorized Request, such withdrawals may be subject to a Surrender Charge, Equity Adjustment, and Interest Adjustment and may impact your Death Benefit and payments under the Income Payout Option you choose. We may defer payments made under this Contract for up to six months if the insurance regulatory authority of the state in which we issued the Contract approves such deferral.

Loss of Principal Risk. Investment in the Risk Control Accounts could result in a loss of principal and previously credited interest. The Indexed Interest Floor and Indexed Interest Buffer describe the level of investment loss that can be experienced in one Interest Term, but losses over multiple Interest Terms could result in a loss of previously credited interest and a loss of principal. Withdrawals and surrenders could also result in a loss of previously credited interest or principal even if performance has been positive because of Surrender Charges, the Equity Adjustment, and the Interest Adjustment.

Market Risk. The historical performance of an Index relating to a Risk Control Account should not be taken as an indication of the future performance of the Index. The performance of an Index will be influenced by complex and interrelated economic, financial, regulatory, geographic, judicial, political and other factors that can affect the capital markets generally, and by various circumstances that can influence the performance of securities in a particular market segment.

The outbreak of the novel coronavirus known as COVID-19 was declared a pandemic by the World Health Organization in March 2020. The COVID-19 pandemic has led to significant volatility in the financial markets. These market conditions have impacted the performance of the indices to which the investment options are linked. If these volatile market conditions continue, and depending upon circumstances of your investments (e.g., your selected investment options and the timing of any purchase, transfer, or withdrawal), you may experience (perhaps significant) negative returns under the Contract. The duration of the COVID-19 pandemic and the impact that COVID-19 vaccinations may have on the pandemic and on the financial markets and global economy cannot be foreseen at this time. You should consult with a financial professional about how the COVID-19 pandemic and the recent market conditions may impact your future investment decisions related to the contract, such as purchasing the Contract or making transfers or withdrawals.

Risk That We May Eliminate an Allocation Option. We may discontinue an Allocation Option effective as of the Allocation Option Maturity Date. An Allocation Option may also be discontinued before the Allocation Option Maturity Date if any of the following occurs:

●	The reference Index is discontinued;
●	We have a contractual dispute with the provider of the reference Index;
●	Changes to the reference Index make it impractical or too expensive to purchase derivatives to hedge the Index; or
●	The calculation of the reference Index is substantially changed, resulting in significantly different Index Values or performance.

We will notify you of the discontinuation of an Allocation Option. Such a change will be subject to any applicable regulatory approval that may be required.

Risk That We May Eliminate or Substitute an Index. There is no guarantee that the Index will be available during the entire time you own your Contract. We may replace currently available Indices if they are discontinued or there is a material change in the calculation of the Index. If we substitute the Index, the performance of the new Index may differ from the original Index. This, in turn, may affect the credited index interest you earn and affect how you want to allocate Contract Value between available Risk Control Accounts. We will not substitute the Index until the new Index has been approved by the insurance department in your state. A change in the Index will not change the Indexed Interest Cap, Indexed Interest Participation Rate, Indexed Interest Floor, or Indexed Interest Buffer for your Contract at the time of the change. If we substitute the Index and you do not wish to allocate your Contract Value to the Risk Control Accounts available under the Contract, you may surrender your Contract, but you may be subject to a Surrender Charge, Equity Adjustment, and Interest Adjustment, which may result in a loss of principal and credited index interest. A surrender of the Contract may also be subject to taxes and tax penalties.

If an Index is substituted in the middle of an Interest Term, we will calculate index interest up to the date the first Index terminates. Index interest will then be calculated from the date the new Index is used until the end of the Index Term and the two index interest amounts will be added together to determine the credited index interest for the Interest Term.

We will notify you in your annual report of any addition of an index or substitution or removal of the Index or otherwise in writing where it is necessary to provide advance written notification of the change prior to your Contract Anniversary. See “Addition or Substitution of an Index” for more details.

Creditor and Solvency Risk. Our General Account assets support the guarantees under the Contract and are subject to the claims of our creditors. As such, the guarantees under the Contract are subject to our financial strength and claims-paying ability, and therefore, to the risk that we may default on those guarantees. You need to consider our financial strength and claims-paying ability in meeting the guarantees under the Contract. You may obtain information on our financial condition by reviewing our financial statements included in this Prospectus. Additionally, information concerning our business and operations is set forth in the section of this Prospectus entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The outbreak of the novel coronavirus known as COVID-19 was declared a pandemic by the World Health Organization in March 2020. The COVID-19 pandemic has led to significant volatility in the financial markets. These market conditions have impacted the performance of the indices to which the investment options are linked. If these volatile market conditions continue, and depending upon circumstances of your investments (e.g., your selected investment options and the timing of any purchase, transfer, or withdrawal), you may experience (perhaps significant) negative returns under the Contract. The duration of the COVID-19 pandemic and the impact that COVID-19 vaccinations may have on the pandemic and on the financial markets and global economy cannot be foreseen at this time. You should consult with a financial professional about how the COVID-19 pandemic and the recent market conditions may impact your future investment decisions related to the contract, such as purchasing the Contract or making transfers or withdrawals.

We are also exposed to risks related to natural and man-made disasters and catastrophes, such as storms, fires, floods, earthquakes, epidemics, pandemics, malicious acts, and terrorist acts, which could adversely affect our ability to conduct business. A natural or man-made disaster or catastrophe, including a pandemic (such as the coronavirus COVID-19), could affect the ability, or willingness, of our workforce and employees of service providers and third party administrators to perform their job responsibilities. Even if our workforce and employees of our service providers and third party administrators were able to work remotely, those remote work arrangements could result in our business operations being less efficient than under normal circumstances and lead to delays in our issuing Contracts and processing of other Contract-related transactions, including orders from Owners. Catastrophic events may negatively affect the computer and other systems on which we rely and may interfere with our ability to receive, pickup and process mail, our processing of Contract-related transactions, impact our ability to calculate Contract Value, or have other possible negative impacts. There can be no assurance that we or our service providers will avoid losses affecting your Contract due to a natural disaster or catastrophe.

Other Important Information You Should Know

No Ownership Rights – You have no ownership rights in the underlying stocks comprising the reference Indexes. Purchasing the Contract is not equivalent to investing in the underlying stocks comprising the Indexes. As the Owner of the Contract, you will not have any ownership interest or rights in the underlying stocks comprising the Indexes, such as voting rights, dividend payments, or other distributions. The S&P 500 Index does not reflect dividends paid on the stocks comprising the Index, and, therefore, the calculation of the performance of the Index under the Contract does not reflect the full investment performance of the underlying securities.

No Affiliation with Index or Underlying Stocks – We are not affiliated with the sponsors of the Indexes or the underlying stocks comprising the Indexes. Consequently, the Indexes and the issuers of the underlying stocks comprising the Indexes have no involvement with the Contract.

Possible Tax Law Changes – There always is the possibility that the tax treatment of the Contract could change by legislation or otherwise. We have the right to modify the Contract in response to legislative changes that could diminish the favorable tax treatment that Owners receive. You should consult a tax adviser with respect to legislative developments and their effect on the Contract.

FEES AND EXPENSES

The following information describes the fees and expenses you will pay when buying, owning, and surrendering the Contract.

Surrender Charge(1) (as a percentage of Contract Value withdrawn)

Contract Year	Surrender Charge Percentage
1	9%
2	9%
3	8%
4	7%
5	6%
6	5%
7+	0%

Other Expenses

Premium Tax(2) (as a percentage of the Purchase Payment)	N/A

(1) We deduct a Surrender Charge from each withdrawal and surrender during the Surrender Charge Period that exceeds the Annual Free Withdrawal Amount. We do not assess a Surrender Charge on withdrawals and surrenders made under the Nursing Home or Hospital Waiver or Terminal Illness Waiver.

(2) Premium tax is not currently deducted, but we reserve the right to do so in the future. State premium taxes currently range from 0% to 3.5% of the Purchase Payment.

Surrender Charge

We deduct a Surrender Charge from each withdrawal or surrender during the Surrender Charge Period that exceeds the Annual Free Withdrawal Amount. The Surrender Charge schedule is expressed as a percentage of the Contract Value withdrawn or surrendered as shown in the Surrender Charge table. The Surrender Charge is assessed before application of the Interest Adjustment.

The Surrender Charge, if any, is calculated using the following formula:

Surrender Charge amount = W x SC%, where

W = amount of withdrawal that is in excess of the Annual Free Withdrawal Amount remaining for that Contract Year

SC% = applicable Surrender Charge percentage based on the Contract Year in which the withdrawal occurs.

For an example of how we calculate the Surrender Charge, see Appendix B to this Prospectus.

We will not assess the Surrender Charge on:

•	Withdrawals under the Nursing Home or Hospital waiver or Terminal Illness waiver;
•	Required Minimum Distributions that are withdrawn under the automatic withdrawal program provided by the Company;
•	Your Annual Free Withdrawal Amount;
•	Death Benefit proceeds;
•	Amounts withdrawn after the Surrender Charge Period;
•	Contract Value applied to an Income Payout Option;
•	Transfers; and
•	Withdrawals on an Allocation Option Maturity Date.

Surrender Charges offset promotion, distribution expenses, and investment risks born by the Company. To the extent Surrender Charges are insufficient to cover these risks and expenses, the Company will pay for the costs that it incurs from its General Account.

For information on the Annual Free Withdrawal Amount and Surrender Charge waivers, see “Access to Your Money.”

Other Information

We assume investment risks and costs in providing the guarantees under the Contract. These investment risks include the risks we assume in providing the Indexed Interest Floors and Indexed Interest Buffers for the Risk Control Accounts, the Interest Rate for the Declared Rate Account, the surrender rights available under the Contract, the Death Benefit and the income payments. We must provide the rates and benefits set forth in your Contract regardless of how our General Account investments that support the guarantees we provide perform. To help manage our investment risks, we engage in certain risk management techniques. There are costs associated with those risk management techniques. You do not directly pay the costs associated with our risk management techniques. However, we take those costs into account when we set rates and guarantees under your Contract.

GETTING STARTED – THE ACCUMULATION PERIOD

The Prospectus describes all material rights, benefits and obligations under the Contract. All material state variations in the Contract are described in Appendix C to this Prospectus and in your Contract. Please review Appendix C for any variations from standard Contract provisions that may apply to your Contract based on the state in which your Contract was issued. Your financial professional can provide you with more information about those state variations.

Purchasing a Contract

We offer the Contract to individuals, certain retirement plans, and other entities. To purchase a Contract, you and the Annuitant must be at least Age 21 and no older than Age 85.

We sell the Contract through financial professionals who are also agents of the Company. To start the purchase process, you must submit an application to your financial professional. The Purchase Payment must either be paid at the Company’s Administrative Office or delivered to your financial professional. Your financial professional will then forward your completed application and Purchase Payment (if applicable) to us. After we receive a completed application, Purchase Payment, and all other information necessary to process a purchase order in Good Order, we will begin the process of issuing the Contract on the next Contract Issue Date available. The selling firm’s determination of whether the Contract is suitable for you may delay our receipt of your application. Any such delays will affect when we issue your Contract. If the application for a Contract is properly completed and is accompanied by all the information necessary to process it, including payment of the Purchase Payment, the Purchase Payment will be allocated to the Allocation Options you choose on the next available Contract Issue Date.

IMPORTANT: You may use the Contract with certain tax qualified retirement plans (“IRA”). The Contract includes attributes such as tax deferral on accumulated earnings. Qualified retirement plans provide their own tax deferral benefit; the purchase of this Contract does not provide additional tax deferral benefits beyond those provided in the qualified retirement plan. Accordingly, if you are purchasing this Contract through a qualified retirement plan, you should consider purchasing the Contract for its other features and other non-tax related benefits. Please consult a tax adviser for information specific to your circumstances to determine whether the Contract is an appropriate investment for you.

If mandated by applicable law, including Federal laws designed to counter terrorism and prevent money laundering, we may be required to reject your Purchase Payment. We may also be required to provide additional information about you or your Contract to government regulators. In addition, we may be required to block an Owner’s Contract and thereby refuse to honor any request for transfers, partial withdrawals, surrender, income payments, and Death Benefit payments, until instructions are received from the appropriate government regulator.

Tax-Free “Section 1035” Exchanges

You can generally exchange one annuity contract for another in a “tax-free exchange” under Section 1035 of the Internal Revenue Code. Before making an exchange, you should compare both contracts carefully. Remember that if you exchange another contract for the one described in this Prospectus, you might have to pay a Surrender Charge or negative Interest Adjustment on the existing contract. If the exchange does not qualify for Section 1035 tax treatment, you may have to pay federal income tax, including a possible penalty tax, on your old contract. There will be a new Surrender Charge Period for this Contract and other charges may be higher (or lower) and the benefits may be different. There may be delays in our processing of the exchange. You should not exchange another contract for this one unless you determine, after knowing all the facts that the exchange is in your best interest. In general, the person selling you this Contract will earn a commission from us.

Owner

The Owner is the person(s) or entity who own(s) this Contract and has (have) all rights under this Contract. Unless owned by a non-natural person, the Owner is also the person(s) whose death determines the Death Benefit. Joint Owners are not allowed on Qualified Contracts or contracts owned by a non-natural person. The maximum number of Owners is two. The consent of both Joint Owners is needed to complete an Authorized Request. The Owner is also referred to as “you” or “your”. While the Owner is living, the Owner is also the person(s) or entity who receives income payments during the Payout Period while the Annuitant is also living. If there are multiple Owners, each Owner will have equal ownership of the Contract and all references to Owner will mean Joint Owners. Joint Owners are only allowed for non-qualified annuities.

The Owner names the Annuitant or Joint Annuitants. If the Owner is not a natural person, a Joint Owner and Joint Annuitant cannot be named. All rights under the Contract may be exercised by the Owner, subject to the rights of any other Owner. Assignment of the Contract by the Owner is not permitted unless the state in which the Contract is issued requires us to provide the Owner the right to assign the Contract, as identified in Appendix C to this Prospectus. In that case, the Owner must provide us with advance Written Notice of the assignment and the assignment is subject to our approval, unless those requirements are inconsistent with the law of the state in which the Contract is issued.

The Owner may request to change the Owner at any time before the Income Payout Date. If an Owner is added or changed, the amount that will be paid upon the death of the new Owner will be impacted as described in the “Death Benefit” section in this Prospectus. Any change of Owner must be made by Authorized Request and is subject to our acceptance. We reserve the right to refuse such change on a non-discriminatory basis. Unless otherwise specified by the Owner, such change, if accepted by us, will take effect as of the date the Authorized Request was signed. We are not liable for any payment we make or action we take before we receive the Authorized Request.

If an Owner who is a natural person dies during the Accumulation Period, your Beneficiary is entitled to a Death Benefit. If you have a Joint Owner, the Death Benefit will be available when the first Joint Owner dies. If there is a surviving Owner and he or she is the Spouse of the deceased, the surviving Spouse will be treated as the sole primary Beneficiary, and any other designated Beneficiary will be treated as a contingent Beneficiary.

Divorce

In the event of divorce, the former Spouse must provide a copy of the divorce decree (or a qualified domestic relations order if it is a qualified plan) to us. The terms of the decree/order must identify the Contract and specify how the Contract Value should be allocated among the former Spouses.

Annuitant

The Annuitant is the natural person(s) whose life (or lives) determines the income payment amount payable under the Contract. If the Owner is a non-natural person, the Annuitant(s) is also the person(s) whose death determines the Death Benefit. If the Owner is a natural person, the Owner may change the Annuitant at any time provided it is at least 30 days before the Income Payout Date by Authorized Request. Unless otherwise specified by the Owner, such change will take effect as of the date the Authorized Request was signed. We are not liable for any payment we make or action we take before we receive the Authorized Request. If you change the Annuitant, the Income Payout Date will not change. If the Owner is not a natural person, the Annuitant cannot be changed. The Annuitant does not have any rights under the Contract.

Beneficiary

The person(s) or entity named by the Owner to receive proceeds payable upon the death of the first Owner or the first Annuitant if the Owner is a non-natural person. Prior to the Income Payout Date, if no Beneficiary survives the Owner, the proceeds will be paid to the Owner’s estate. If there are Joint Owners and we are unable to determine that one of the Joint Owners predeceased the other, it will be assumed that the Joint Owners died simultaneously. In this instance the Death Benefit will be divided equally among the Joint Owners’ estates. If there is more than one Beneficiary, each Beneficiary will receive an equal share unless otherwise specified by the Owner. If Joint Owners have been designated, the surviving Joint Owner will be treated as the sole primary Beneficiary and any other designated Beneficiary will be treated as a contingent Beneficiary.

You may change the Beneficiary by an Authorized Request sent to us, or you may name one or more Beneficiaries. A change of Beneficiary will take effect on the date the Authorized Request was signed. If there are Joint Owners, each Owner must sign the Authorized Request. In addition, any Irrevocable Beneficiary or assignee must sign the Authorized Request. We are not liable for any payment we make or action we take before we receive the Authorized Request.

Use care when naming Beneficiaries. If you have any questions concerning the criteria you should use when choosing Beneficiaries, consult your financial professional.

Right to Examine

You may cancel your Contract and return it to your financial professional or to us within a certain number of days after you receive the Contract and receive a refund of either the Purchase Payment you paid less withdrawals or your Contract Value, depending on the state in which your Contract was issued. If the Contract Value exceeds your Purchase Payment you will receive the Contract Value regardless of where the Contract was issued. If the Purchase Payment exceeds the Contract Value, the refund will be your Contract Value unless the state in which the Contract was issued requires that the Purchase Payment less withdrawals be returned. If your Contract is an IRA, we will refund the greater of your Purchase Payment less withdrawals or your Contract Value. Generally, you must return your Contract within 10 days of receipt (30 days if it is a replacement contract), but some states may permit a different period for you to return your Contract. Refunds will not be subject to a Surrender Charge or Interest Adjustment and will be paid within seven days following the date of cancellation. State variations are described in Appendix C to this Prospectus. If you cancel your Contract by exercising your Right to Examine and attempt to purchase a substantially similar Contract the Company may refuse to issue the second Contract.

ALLOCATING YOUR PURCHASE PAYMENT

Purchase Payment

If the application for a Contract is in Good Order, which includes our receipt of the Purchase Payment, we will issue the Contract on the next available Contract Issue Date. Contract Issue Dates offered by the Company are currently the 10th and 25th of each month unless those days fall on a non-Business Day. In that case, we issue the Contract on the next Business Day with an effective Contract Issue Date of the 10th or 25th. Please note that during the time period between the date your Purchase Payment is delivered to us and the next available Contract Issue Date, we will hold your Purchase Payment in our General Account and not pay interest on it. Thus, during that time period, your Purchase Payment will not be allocated to either the Risk Control Accounts or the Declared Rate Account.

The minimum initial Purchase Payment for a Non-Qualified or Qualified Contract is $5,000. The Company does not allow additional Purchase Payments after the initial Purchase Payment. A Purchase Payment that equals or exceeds $1 million requires our prior approval. Multiple Contracts owned by the same individual where the sum of the Purchase Payments equals or exceeds $1 million also require our prior approval.

Purchase Payment and Allocation Options

There are five Allocation Options under the Contract, among which you may allocate your Purchase Payment and Contract Value:

	Allocation Option	Interest Term	Crediting Strategy
1	Declared Rate Account	1-Year	Fixed Annual Interest Rate
2	S&P 500 Index Risk Control Account	1-Year	Indexed Interest Floor and Indexed Interest Cap
3	Barclays Risk Balanced Index Risk Control Account	1-Year	Indexed Interest Floor and Indexed Interest Cap
4	S&P 500 Index Risk Control Account	6-Year	Indexed Interest Buffer and Indexed Interest Participation Rate
5	Barclays Risk Balanced Index Risk Control Account	6-Year	Indexed Interest Buffer and Indexed Interest Participation Rate

You must specify the percentage of your Purchase Payment to be allocated to each Allocation Option on the Contract Issue Date. The amount you direct to an Allocation Option must be in whole percentages from 1% to 100% of the Purchase Payment and your total allocation must equal 100%.

If you allocate to an Allocation Option with an Indexed Interest Floor Crediting Strategy, you must also specify your Indexed Interest Floor. We offer eleven Indexed Interest Floor options which provide different levels of protection, 0%, -1%, -2%, -3%, -4%, -5%, -6%, -7%, -8%, -9%, and -10%.

The Purchase Payment will be allocated on the Contract Issue Date to the Allocation Options according to the allocation instructions on file with us.

Transactions that are scheduled to occur on a day that the Index Value for a Risk Control Account is not available will be processed on the next Business Day at the Index Value for that day.

We may offer additional Allocation Options at our discretion, which includes offering an additional Index, Crediting Strategy, or Interest Term. We may also discontinue an Allocation Option, effective as of the end of an Interest Term. We will notify you of the addition or discontinuation of an Allocation Option. Such a change will be subject to any required regulatory approval. Any change we make will be on a non-discriminatory basis.

Reallocating Your Contract Value: Transfers

An Allocation Option is available on the Contract Issue Date and thereafter at the end of the Interest Term until the length of time before the Payout Date is less than the duration of the Interest Term. For example, an Interest Term of one year is available on the Contract Issue Date and every Contract Anniversary thereafter; whereas an Interest Term of six years is available on the Contract Issue Date and every 6th Contract Anniversary thereafter unless there is less than six years until the Payout Date.

At the end of the Interest Term for an Allocation Option, you may elect to transfer the value to any available Allocation Option or a different Indexed Interest Floor as of the start of the next Interest Term via transfer instructions by Authorized Request. This includes the ability to elect a new Allocation Option with an Interest Term that has the same duration as the expiring Interest Term or an Interest Term with a different duration, subject to the availability of the Allocation Options and Interest Terms at that time. Only one Indexed Interest Floor for a given Allocation Option can be elected at any given time.

New transfer instructions by Authorized Request will supersede any prior transfer instructions for a given Allocation Option.

If we do not receive transfer instructions by Authorized Request at least one Business Day prior to the end of the current Interest Term, we will apply the value of the Allocation Option to a new Interest Term of the same Allocation Option with the same Indexed Interest Floor, if applicable. If the same Allocation Option is not available, we will apply the value to the Declared Rate Account with the shortest Interest Term.

Changes to Crediting Strategy Components. We may declare a new Indexed Interest Cap and Indexed Interest Participation Rate for each subsequent Interest Term and will notify you of the new Indexed Interest Cap and Indexed Interest Participation Rate at least two weeks in advance of the start of an Interest Term. The Indexed Interest Cap and Indexed Interest Participation Rate will never be less than the minimum rates shown on the Data Page. The Indexed Interest Floors and Indexed Interest Buffer for an Allocation Option will not change during the life of your Contract unless the Allocation Option is discontinued.

Addition or Discontinuation of an Allocation Option. We may offer additional Allocation Options at our discretion, which includes offering an additional Index, Crediting Strategy, or Interest Term. We may also discontinue an Allocation Option effective as of the Allocation Option Maturity Date. An Allocation Option may be discontinued before the Allocation Option Maturity Date if any of the following occurs:

●	The reference Index is discontinued;
●	We have a contractual dispute with the provider of the Index;
●	Changes to the reference Index make it impractical or expensive to purchase derivatives to hedge the Index; or
●	The calculation of the reference Index is substantially changed, resulting in significantly different Index Values or performance.

We will notify you of the addition or discontinuation of an Allocation Option by sending you written notice at your last known address stating the effective date on which the Allocation Option will be added or discontinued. We will send you the notice in your annual report unless earlier written notice is necessary. Such a change will be subject to any required regulatory approval.

DECLARED RATE ACCOUNT ALLOCATION OPTION

The Declared Rate Separate Account is a non-registered Separate Account in which we hold reserves for our guarantees attributable to annuity contracts that offer declared rate accounts. The assets in the Declared Rate Separate Account are equal to the reserves and other liabilities of the contracts supported by the Declared Rate Separate Account and are not chargeable with liabilities arising out of any other business that we conduct. We have the right to transfer to our General Account any assets of the Declared Rate Separate Account that are in excess of such reserves and other contract liabilities. Our General Account assets are also available to meet the guarantees under the Contract, including the Declared Rate Separate Account, as well as our other general obligations. The guarantees in this Contract are subject to the Company’s financial strength and claims-paying ability.

You may allocate all or a portion of your Purchase Payment and Contract Value to the Declared Rate Account. Contract Value allocated to the Declared Rate Account becomes part of the Declared Rate Account Value.

The Crediting Strategy, which is the method by which interest is calculated, for the Declared Rate Account is the fixed annual Interest Rate. The Declared Rate Account Value is credited with interest at the end of each business day. The applicable interest credited, when compounded, equals the Interest Rate. The Interest Rate will not change for the duration of the 1-Year Interest Term. We may declare a new Interest Rate for each subsequent 1-year Interest Term and will notify you of the new Interest Rate two weeks in advance of the start of an Interest Term. The Interest Rate will never be less than the Declared Rate Account Minimum Interest Rate. The initial Declared Rate Account Minimum Interest Rate is shown on your Contract Data Page.

The Minimum Interest Rate will be calculated each calendar quarter (on each January 1, April 1, July 1, and October 1). The Minimum Interest Rate will be determined on each Allocation Option Start Date based on the calendar quarter in which the Allocation Option Start Date falls and will apply for the Allocation Option Period.

The Minimum Interest Rate will never be less than the lessor of:

a)	3%; or
b)	The interest rate determined as the greater of:

1)     The average of the three applicable monthly five-year Constant Maturity Treasury (CMT) rates reported by the Federal Reserve rounded to the nearest 0.05%, as described below, minus 1.25%; or

2)	The nonforfeiture rate floor required by the National Association of Insurance Commissioners (NAIC) Standard Nonforfeiture Law for Individual Deferred Annuities, 0.15%.

The three monthly five-year Constant Maturity Treasury rates used in the calculation above are as follows:

●	The prior September, October, and November monthly five-year CMT rates will be used to determine the first quarter interest rate that is effective each January 1;
●	The prior December, January, and February monthly five-year CMT rates will be used to determine the second quarter interest rate that is effective each April 1;
●	The prior March, April, and May monthly five-year CMT rates will be used to determine the third quarter interest rate that is effective each July 1; and
●	The prior June, July, and August monthly five-year CMT rates will be used to determine the fourth quarter interest rate that is effective each October 1.

RISK CONTROL ACCOUNT ALLOCATION OPTIONS

The Risk Control Separate Account is a non-registered Separate Account in which we hold reserves for our guarantees attributable to annuity contracts that offer risk control accounts. The assets in the Risk Control Separate Account are equal to the reserves and other liabilities of the contracts supported by the Risk Control Separate Account and are not chargeable with liabilities arising out of any other business that we conduct. We have the right to transfer to our General Account any assets of the Risk Control Separate Account that are in excess of such reserves and other contract liabilities. Our General Account assets are also available to meet the guarantees under the Contract, including the Risk Control Separate Account, as well as our other general obligations. The guarantees in this Contract are subject to the Company’s financial strength and claims-paying ability.

You may allocate all or a portion of your Purchase Payment and Contract Value to the Risk Control Accounts we make available. The portion of the Contract Value allocated to a Risk Control Account becomes part of the Risk Control Account Value.

Each Risk Control Account is uniquely structured based on the combination of Crediting Strategy, reference Index, and Interest Term. The Crediting Strategy is the method by which interest is calculated. There are currently two Crediting Strategies available for the Risk Control Accounts:

●	Indexed Interest Floor with Indexed Interest Cap
●	Indexed Interest Buffer with Indexed Interest Participation Rate

Additionally, we currently offer two reference indices, the S&P 500 Index and Barclays Risk Balanced Index, and two Interest Terms, 1 year or 6 years. Risk Control Account Value is credited with interest based on the investment performance of external Indices, subject to the applicable Crediting Strategy.

The Indexed Interest Floor and Indexed Interest Buffer are used in determining the level of protection provided by the Risk Control Account. Each Risk Control Account will have either an Indexed Interest Floor or an Indexed Interest Buffer. The Indexed Interest Floor represents the maximum loss for an Interest Term that can be used in determining the Adjusted Index Return for the Risk Control Account. The Indexed Interest Buffer represents the maximum loss for an Interest Term that will not result in a negative Adjusted Index Return for the Risk Control Account.

We currently offer eleven Indexed Interest Floor options which provide different levels of protection, 0%, -1%, -2%, -3%, -4%, -5%, -6%, -7%, -8%, -9%, and -10%. If an Indexed Interest Floor of 0% is elected, negative investment performance of the applicable Index will not reduce your Risk Control Account Value. If any other Indexed Interest Floor is chosen, negative investment performance of the applicable Index will reduce your Risk Control Account Value by up to the amount of the Indexed Interest Floor you elected for any Interest Term even if the Index performance for that Interest Term is less than the Indexed Interest Floor.

We currently offer one Indexed Interest Buffer option, -10%. If this option is elected, negative investment performance of the applicable Index will not reduce your Risk Control Account Value if the negative investment performance is not less than -10% for the Interest Term. If the negative investment performance is less than 10% for the Interest Term, your Risk Control Account Value will be reduced by the amount of negative investment performance in excess of -10%. This means your Risk Control Account Value can be reduced by as much as 90% due to negative investment performance of the applicable Index over the Interest Term.

Although negative investment performance is limited by the Indexed Interest Floor and Indexed Interest Buffer for a given Interest Term, you could lose more due to losses in subsequent Interest Terms, Surrender Charges, a negative Interest Adjustment, a negative Equity Adjustment, and federal income tax penalties.

The Indexed Interest Cap and Indexed Interest Participation Rate are used in determining the level of upside potential provided by the Risk Control Account. Each Risk Control Account will have either an Indexed Interest Cap or an Indexed Interest Participation Rate. The Indexed Interest Cap represents the maximum gain for an Interest Term that will be used in determining the Adjusted Index Return for the Risk Control Account. The Indexed Interest Participation Rate is a percentage that is multiplied by the Index Return for the Interest Term to determine the Adjusted Index Return for the Risk Control Account. The Indexed Interest Cap and Indexed Interest Participation Rate will not change for the duration of the Interest Term. We may declare a new Indexed Interest Cap and Indexed Interest Participation Rate for each subsequent Interest Term and will notify you of the new Indexed Interest Cap or Indexed Interest Participation Rate two weeks in advance of the start of an Interest Term.

We hold reserves in the Risk Control Separate Account for amounts allocated to the Risk Control Accounts in support of the guarantees associated with the Indexed Interest Floor, Indexed Interest Buffer, Indexed Interest Cap, and Indexed Interest Participation Rate. Your Risk Control Account Value reflects, in part, the performance of the reference Index, subject to the Equity Adjustment and applicable Crediting Strategy. When funds are withdrawn from a Risk Control Account prior to the end of the Interest Term for a surrender, partial withdrawal, annuitization or payment of the Death Benefit, index interest is calculated up to the date of withdrawal through the Equity Adjustment as described below.

The performance of the S&P 500 Index associated with the Risk Control Accounts does not include dividends paid on the stocks comprising the Index, and therefore, the performance of the Index does not reflect the full performance of those underlying securities. The performance of the Barclays Risk Balanced Index reflects dividends reinvested. The Index Return is the percentage change in the Index from the beginning of the Interest Term to the end of the Interest Term. Because index interest is calculated on a single point in time you may experience negative or flat performance even though the Index experienced gains through some, or most, of the Interest Term.

Setting the Crediting Strategies

We consider various factors in determining the Crediting Strategies and associated rates, including investment returns, the costs of our risk management techniques, sales commissions, administrative expenses, regulatory and tax requirements, general economic trends, and competitive factors. We determine the rates for the Indexed Interest Cap, Indexed Interest Participation Rate, Indexed Interest Floor, and Indexed Interest Buffer at our sole discretion.

We set the Indexed Interest Cap and Indexed Interest Participation Rate at the start of each Interest Term and guarantee them for the duration of the Interest Term. We will forward advance written notice to Owners of any change in the Indexed Interest Cap and Indexed Interest Participation Rate for the subsequent Interest Term at least two weeks prior to start of the Interest Term. This notice will describe the Owner’s right to transfer Contract Value between available Allocation Options. The Indexed Interest Cap will always be positive and will be subject to a guaranteed minimum of 1%. The Indexed Interest Participation Rate will always be positive and will be subject to a guaranteed minimum of 10%.

Addition or Substitution of an Index

There is no guarantee that the Index will be available during the entire time you own your Contract. If: (i) the Index is discontinued, or (ii) the calculation of that Index is materially changed, we may substitute a suitable Index that will be used for the remainder of the Interest Term. We reserve the right to add or substitute the Index. If we substitute an Index, the performance of the new Index may differ from the original Index. This, in turn, may affect the interest credited to the Risk Control Account and the interest you earn under the Contract. We will not substitute an Index until that Index has been approved by the insurance department in your state.

In the unlikely event that we substitute the Index, we will attempt to add a suitable alternative index that is substantially similar to the Index being replaced on the same day that we remove the Index. If a change in an Index is made during an Interest Term, Index interest will be calculated from the start of the Interest Term until the date that the Index ceased to be available and that index interest will be added to or subtracted from the index interest calculated for the substitute Index from the date of substitution until the end of the Interest Term. If we are unable to substitute a new Index at the same time an Index ceases to be available there may be a brief interval between the date on which we remove the Index and add a suitable alternative index as a replacement. In this situation, your Contract Value will continue to be allocated to the Risk Control Accounts. However, any credit to your Contract Value for that Interest Term will not reflect changes in the value of the Index or the replacement index during that interim period. If you take a partial withdrawal, surrender, annuitize, or request a Death Benefit during the interim period, we will apply index interest to your Contract Value allocated to a Risk Control Accounts based on the percentage change in the Index from the beginning of the Interest Term to the date on which the Index became unavailable under the Contract.

Please note that we may add or substitute an Index associated with the Risk Control Accounts by sending you written notice at your last known address stating the effective date on which the Index will be added or substituted. We will send you the notice in your annual report unless earlier written notice is necessary.

CONTRACT VALUE

On the Contract Issue Date, your Contract Value equals the Purchase Payment. After the Contract Issue Date, during the Accumulation Period, your Contract Value is equal to the sum of the account value in all Allocation Options, including the Declared Rate Account Value and the Risk Control Account Value(s). The calculation of account value varies by Allocation Option as described below.

Declared Rate Account Value

The Declared Rate Account Value on any Business Day is equal to:

a.)	The amount applied to the Declared Rate Account at the start of the current Interest Term; less

b.)	Any withdrawals (including any Surrender Charge and Interest Adjustment); plus

c.)	The interest earned.

The Equity Adjustment does not apply to Contract Value in the Declared Rate Account.

Risk Control Account Value

Your Contract Value allocated to the Risk Control Accounts for any Valuation Period is equal to the sum of your Risk Control Account Value in each Risk Control Account. The Risk Control Account Value varies based on the Business Day it is calculated:

●	On the first Business Day of an Interest Term, the Risk Control Account Value is equal to the Crediting Base.
●	On the last Business Day of an Interest Term the Risk Control Account Value is equal to the Crediting Base multiplied by the sum of one plus the Adjusted Index Return.
●	On every other Business Day, the Risk Control Account Value is equal to the Crediting Base plus the Equity Adjustment.

Crediting Base. The Crediting Base is equal to the amount allocated to a Risk Control Account at the start of the Interest Term, reduced proportionally for any withdrawals.

A withdrawal will proportionally reduce the Crediting Base by the ratio of the withdrawal to the Risk Control Account Value immediately prior to the withdrawal. Withdrawals include any applicable Surrender Charge and Interest Adjustment. A proportional reduction to the Crediting Base could be larger than the amount of the withdrawal.

●	If the Risk Control Account Value immediately prior to the withdrawal is greater than the Crediting Base, the reduction to the Crediting Base will be less than the amount of the withdrawal.

●	If the Risk Control Account Value immediately prior to the withdrawal is less than the Crediting Base, the reduction to the Crediting Base will be greater than the amount of the withdrawal.

The following formulas are used for this calculation:

●	Withdrawal as a percentage of Risk Control Account Value = Withdrawal / (Risk Control Account Value Immediately Prior to Withdrawal), where “Withdrawal” includes any applicable Surrender Charge and Interest Adjustment

●	Reduction in Crediting Base = (Crediting Base Before Withdrawal) x (Withdrawal as a Percentage of Risk Control Account Value)

●	Crediting Base After Withdrawal = (Crediting Base Before Withdrawal) – (Reduction in Crediting Base)

The Crediting Base is not used for the Declared Rate Account.

Examples of Crediting Base After a Withdrawal

Note, the “withdrawal” includes any applicable Surrender Charge and Interest Adjustment. The Equity Adjustment is reflected in the Risk Control Account Value.

Example 1. Risk Control Account Value immediately prior to the withdrawal is greater than the Crediting Base.

Assume the following:

●	Crediting Base Before Withdrawal = $100,000
●	Withdrawal = $20,000
●	Risk Control Account Value at time of Withdrawal = $115,000

Step 1: Calculate the withdrawal as a percentage of Risk Control Account Value

●	Withdrawal as a percentage of Risk Control Account Value = Withdrawal / (Risk Control Account Value Immediately Prior to Withdrawal)
●	Withdrawal as a percentage of Risk Control Account Value = $20,000 / $115,000 = 0.173913

Step 2: Calculate the reduction in the Crediting Base

●	Reduction in Crediting Base = (Crediting Base Before Withdrawal) x (Withdrawal as a Percentage of Risk Control Account Value)
●	Reduction in Crediting Base = $100,000 x 0.173913 = $17,391.30

Step 3: Calculate the Crediting Base after withdrawal

●	Crediting Base after withdrawal = (Crediting Base Before Withdrawal) – (Reduction in Crediting Base)
●	Crediting Base after withdrawal = $100,000 - $17,391.30 = $82,608.70

In this example, because the Risk Control Account Value immediately prior to the withdrawal is greater than the Crediting Base, the reduction to the Crediting Base ($17,391.30) is less than the amount of the withdrawal ($20,000).

Example 2. Risk Control Account Value immediately prior to the withdrawal is less than the Crediting Base.

Assume the following:

●	Crediting Base Before Withdrawal = $100,000
●	Withdrawal = $20,000
●	Risk Control Account Value at time of Withdrawal = $80,000

Step 1: Calculate the withdrawal as a percentage of Risk Control Account Value

●	Withdrawal as a percentage of Risk Control Account Value = Withdrawal / (Risk Control Account Value Immediately Prior to Withdrawal)
●	Withdrawal as a percentage of Risk Control Account Value = $20,000 / $80,000 = 0.25

Step 2: Calculate the reduction in the Crediting Base

●	Reduction in Crediting Base = (Crediting Base Before Withdrawal) x (Withdrawal as a Percentage of Risk Control Account Value)
●	Reduction in Crediting Base = $100,000 x 0.25 = $25,000

Step 3: Calculate the Crediting Base after withdrawal

●	Crediting Base after withdrawal = (Crediting Base Before Withdrawal) – (Reduction in Crediting Base)
●	Crediting Base after withdrawal = $100,000 - $25,000 = $75,000

In this example, because the Risk Control Account Value immediately prior to the withdrawal is less than the Crediting Base, the reduction to the Crediting Base ($25,000) is greater than the amount of the withdrawal ($20,000). This illustrates that the Crediting Base calculation may result in a reduction in the Crediting Base that is significantly larger than the withdrawal amount.

Risk Control Account Value on the Last Business Day of An Interest Term

On the last Business Day of an Interest Term the Risk Control Account Value equals the Crediting Base multiplied by the sum of one plus the Adjusted Index Return.

Index Return. The Index Return and Adjusted Index Return are calculated to determine the interest credited to a Risk Control Account. The Index Return and Adjusted Index Return are calculated separately for each Risk Control Account.

The Index Return is the percentage change in the index from the beginning of the Interest Term to the end of the Interest Term. The Index Return is calculated using the following formula:

Index Return = A / B – 1 where,

A = Index Value on the last day of the Interest Term

B = Index Value on the first day of the Interest Term

If the first or last day of the Interest Term does not fall on a Business Day, the Index Value for the next Business Day will be used.

Adjusted Index Return. The Adjusted Index Return is the Index Return for the current Interest Term adjusted for the Crediting Strategy. The calculation of the Adjusted Index Return varies based on the Crediting Strategy:

The Adjusted Index Return for the Indexed Interest Floor and Indexed Interest Cap Crediting Strategy is calculated as follows:

●	If the Index Return is positive or zero, the Adjusted Index Return equals the lessor of the Index Return or the Indexed Interest Cap.
●	If the Index Return is negative, the Adjusted Index Return equals the greater of the Index Return or the Indexed Interest Floor.

Examples: Assume the Indexed Interest Floor is -10.00% and the Indexed Interest Cap is 10.00%.

●	If the Index Return is 6.00%, because the Index Return is positive, the Adjusted Index Return equals the lessor of the Index Return or the Indexed Interest Cap:
o	Lessor of 6.00% or 10.00% = 6.00%.
●	If the Index Return is 16.00%, because the Index Return is positive, the Adjusted Index Return equals the lessor of the Index Return or the Indexed Interest Cap:
o	Lessor of 16.00% or 10.00% = 10.00%.
●	If the Index Return is -6.00%, because the Index Return is negative, the Adjusted Index Return is the greater of the Index Return or the Indexed Interest Floor:
o	Greater of -6.00% or -10.00% = -6.00%.
●	If the Index Return is -16.00%, because the Index Return is negative, the Adjusted Index Return is the greater of the Index Return or the Indexed Interest Floor:
o	Greater of -16.00% or -10.00% = -10.00%.

The Adjusted Index Return for the Indexed Interest Buffer and Indexed Interest Participation Rate Crediting Strategy is calculated as follows:

●	If the Index Return is positive, the Adjusted Index Return equals the Index Return multiplied by the Indexed Interest Participation Rate.
●	If the Index Return is between zero and the Indexed Interest Buffer, the Adjusted Index Return equals zero.
●	If the Index Return is less than the Indexed Interest Buffer, the Adjusted Index Return equals the Index Return minus the Indexed Interest Buffer.

Examples: Assume the Indexed Interest Buffer is -10.00% and the Indexed Interest Participation Rate is 125%.

●	If the Index Return is 6.00%, because the Index Return is positive, the Adjusted Index Return equals the Index Return multiplied by the Indexed Interest Participation Rate:
o	6.00% x 125% = 7.50%.

●	If the Index Return is -6.00%, because the Index Return is negative and between 0.00% and -10.00%, the Adjusted Index Return is zero:
o	0.00%.
●	If the Index Return is -16.00%. Because the Index Return is negative and less than the Indexed Interest Buffer, the Adjusted Index Return equals the Index Return minus the Indexed Interest Buffer:
o	-16.00% - (-10.00%) = -6.00%.

Examples of the Risk Control Account Value Calculation on the Last Business Day of an Interest Term. The following examples illustrate how investment performance of the reference Index is applied in crediting interest to the Risk Control Accounts. No withdrawals are assumed to occur under these examples and all values are determined on the last Business Day of an Interest Term. The examples illustrate hypothetical circumstances solely for the purpose of demonstrating Risk Control Account calculations and are not intended as estimates of future performance of the Index.

Example 1: This example illustrates how interest would be credited based on the return of the Index using an Indexed Interest Cap and Indexed Interest Floor Crediting Strategy. In this example, the Index Return is positive and greater than the Indexed Interest Cap.

Assume the following information:

As of the first day of the Interest Term

•	Crediting Base: $100,000
•	Index Value: 1000
•	Indexed Interest Floor: -10.00%
•	Indexed Interest Cap: 15.00%

As of the last day of the Interest Term:

•	Closing Index Value: 1300

Step 1: Calculate the Index Return

Index Return equals the Index Value on the last day of the Interest Term divided by the Index Value on the first day of the Interest Term minus one. The Index Value on the last day of the Interest Term is 1300 and the Index Value on the first day of the Interest Term is 1000. Therefore, the Index Return is 1300 divided by 1000 minus 1 which equals 30% (1300 / 1000 – 1).

Step 2: Calculate the Adjusted Index Return

The Crediting Strategy is an Indexed Interest Floor and Indexed Interest Cap. Therefore, because the Index Return of 30% is positive, the Adjusted Index Return equals the lessor of the Index Return or the Indexed Interest Cap. The lessor of the Index Return of 30% and the Indexed Interest Cap of 15% is 15%.

Step 3: Calculate the Risk Control Account Value

The Risk Control Account Value equals the Crediting Base multiplied by the sum of one plus the Adjusted Index Return. Therefore, $100,000 multiplied by the sum of one plus 15% is $115,000 ($100,000 x (1 + 15%)). The Risk Control Account Value increased by $15,000 ($115,000 - $100,000).

Example 2: This example illustrates how interest would be credited based on the return of the Index using an Indexed Interest Cap and Indexed Interest Floor Crediting Strategy. In this example, the Index Return is negative.

Assume the following information:

As of the first day of the Interest Term

•	Crediting Base: $100,000

•	Index Value: 1000
•	Indexed Interest Floor: -10.00%
•	Indexed Interest Cap: 15.00%

As of the last day of the Interest Term:

•	Closing Index Value: 700

Step 1: Calculate the Index Return

Index Return equals the Index Value on the last day of the Interest Term divided by the Index Value on the first day of the Interest Term minus one. The Index Value on the last day of the Interest Term is 700 and the Index Value on the first day of the Interest Term is 1000. Therefore, the Index Return is 700 divided by 1000 minus 1 which equals -30% (700 / 1000 – 1).

Step 2: Calculate the Adjusted Index Return

The Crediting Strategy is an Indexed Interest Floor and Indexed Interest Cap. Therefore, because the Index Return of -30% is negative, the Adjusted Index Return equals the greater of the Index Return or the Indexed Interest Floor. The greater of the Index Return of -30% and the Indexed Interest Floor of -10% is -10%.

Step 3: Calculate the Risk Control Account Value

The Risk Control Account Value equals the Crediting Base multiplied by the sum of one plus the Adjusted Index Return. Therefore, $100,000 multiplied by the sum of one plus -10% is $90,000 ($100,000 x (1 + (-10%))). The Risk Control Account Value decreased by $10,000 ($90,000 - $100,000).

Example 3: This example illustrates how interest would be credited based on the return of the Index using an Indexed Interest Participation Rate and Indexed Interest Buffer Crediting Strategy. In this example, the Index Return is positive.

Assume the following information:

As of the first day of the Interest Term

•	Crediting Base: $100,000
•	Index Value: 1000
•	Indexed Interest Buffer: -10.00%
•	Indexed Interest Participation Rate: 115.00%

As of the last day of the Interest Term:

•	Closing Index Value: 1300

Step 1: Calculate the Index Return

Index Return equals the Index Value on the last day of the Interest Term divided by the Index Value on the first day of the Interest Term minus one. The Index Value on the last day of the Interest Term is 1300 and the Index Value on the first day of the Interest Term is 1000. Therefore, the Index Return is 1300 divided by 1000 minus 1 which equals 30% (1300 / 1000 – 1).

Step 2: Calculate the Adjusted Index Return

The Crediting Strategy is an Indexed Interest Buffer and Indexed Interest Participation Rate. Therefore, because the Index Return of 30% is positive, the Adjusted Index Return equals the Index Return multiplied by the Indexed Interest Participation Rate. The Index Return of 30% multiplied by the Indexed Interest Participation Rate of 115% equals 34.5% (30% x 115%).

Step 3: Calculate the Risk Control Account Value

The Risk Control Account Value equals the Crediting Base multiplied by the sum of one plus the Adjusted Index Return. Therefore, $100,000 multiplied by the sum of one plus 34.5% is $134,500 ($100,000 x (1 + 34.5%)). The Risk Control Account Value increased by $34,500 ($134,500 - $100,000).

Example 4: This example illustrates how interest would be credited based on the return of the Index using an Indexed Interest Participation Rate and Indexed Interest Buffer Crediting Strategy. In this example, the Index Return is between zero and the Indexed Interest Buffer.

Assume the following information:

As of the first day of the Interest Term

•	Crediting Base: $100,000
•	Index Value: 1000
•	Indexed Interest Buffer: -10.00%
•	Indexed Interest Participation Rate: 115.00%

As of the last day of the Interest Term:

•	Closing Index Value: 950

Step 1: Calculate the Index Return

Index Return equals the Index Value on the last day of the Interest Term divided by the Index Value on the first day of the Interest Term minus one. The Index Value on the last day of the Interest Term is 950 and the Index Value on the first day of the Interest Term is 1000. Therefore, the Index Return is 950 divided by 1000 minus 1 which equals -5% (950 / 1000 – 1).

Step 2: Calculate the Adjusted Index Return

The Crediting Strategy is an Indexed Interest Buffer and Indexed Interest Participation Rate. Therefore, because the Index Return of -5% is between zero and the Indexed Interest Buffer, the Adjusted Index Return equals zero (0%).

Step 3: Calculate the Risk Control Account Value

The Risk Control Account Value equals the Crediting Base multiplied by the sum of one plus the Adjusted Index Return. Therefore, $100,000 multiplied by the sum of one plus 0% is $100,000 ($100,000 x (1 + 0%)). The Risk Control Account Value did not change ($100,000 - $100,000).

Example 5: This example illustrates how interest would be credited based on the return of the Index using an Indexed Interest Participation Rate and Indexed Interest Buffer Crediting Strategy. In this example, the Index Return is less than the Indexed Interest Buffer.

Assume the following information:

As of the first day of the Interest Term

•	Crediting Base: $100,000
•	Index Value: 1000
•	Indexed Interest Buffer: -10.00%
•	Indexed Interest Participation Rate: 115.00%

As of the last day of the Interest Term:

•	Closing Index Value: 700

Step 1: Calculate the Index Return

Index Return equals the Index Value on the last day of the Interest Term divided by the Index Value on the first day of the Interest Term minus one. The Index Value on the last day of the Interest Term is 700 and the Index Value on the first day of the Interest Term is 1000. Therefore, the Index Return is 700 divided by 1000 minus 1 which equals -30% (700 / 1000 – 1).

Step 2: Calculate the Adjusted Index Return

The Crediting Strategy is an Indexed Interest Buffer and Indexed Interest Participation Rate. Therefore, because the Index Return of -30% is less than the Indexed Interest Buffer, the Adjusted Index Return equals the Index Return minus the Indexed Interest Buffer. The Index Return of -30% minus the Indexed Interest Buffer of -10% is -20% (-30% - (-10%)).

Step 3: Calculate the Risk Control Account Value

The Risk Control Account Value equals the Crediting Base multiplied by the sum of one plus the Adjusted Index Return. Therefore, $100,000 multiplied by the sum of one plus -20% is $80,000 ($100,000 x (1 + (-20%))). The Risk Control Account Value decreased by $20,000 ($80,000 - $100,000).

Risk Control Account Value on any Business Day other than the First or Last Business Day of an Interest Term

On every Business Day other than the first or last Business Day of an Interest Term, the Risk Control Account Value equals the Crediting Base plus the Equity Adjustment.

Equity Adjustment. The Equity Adjustment reflects the value of hypothetical derivative instruments that hedge market risks associated with the Risk Control Accounts. The value is represented by the difference between the value of the hypothetical derivative instruments on a given date before the end of the Interest Term and the value of the hypothetical derivative instruments at the start of the Interest Term, adjusted for the time elapsed in the Interest Term. The Equity Adjustment calculation uses the Black Scholes or Black’s model to value the hypothetical derivatives.

The Equity Adjustment may be negative even when the Index Return is positive, or may be positive even when the Index Return is negative. This is primarily due to market inputs for volatility, interest rates, and dividends as well as the amortized option cost, and trading costs.

The Equity Adjustment is calculated separately for each Risk Control Account and varies based on the Crediting Strategy. The Equity Adjustment is not applied to Contract Value in the Declared Rate Account. The Equity Adjustment is calculated as of the end of each Business Day, except the first and last Business Day of an Interest Term.

The hypothetical derivatives include calls and puts. The current value of the hypothetical call options reflects the potential for increases in the reference Index during the Interest Term. The current value of the hypothetical put options reflects the potential for decreases in the reference Index during the Interest Term. Specifically,

●	For Risk Control Accounts with an Indexed Interest Cap, the current value of the hypothetical long call and short call reflects the potential for increases in the reference Index during the Interest Term up to the Indexed Interest Cap.
●	For Risk Control Accounts with an Indexed Interest Participation Rate, the current value of the hypothetical long call multiplied by the Indexed Interest Participation Rate reflects the potential for increases in the reference Index during the Interest Term.
●	For Risk Control Accounts with an Indexed Interest Floor, the current value of the hypothetical short put and long put reflects the potential for decrease in the reference Index during the Interest Term up to the Indexed Interest Floor.
●	For Risk Control Accounts with an Indexed Interest Buffer, the current value of the hypothetical short put reflects the potential for decreases in the reference Index during the Interest Term in excess of the Indexed Interest Buffer.

The Equity Adjustment for a Risk Control Account is calculated as A x (B - C - D), where:

A = Crediting Base

B = Hypothetical option value

C = Amortized option cost

D = Trading costs

●	Hypothetical option value is the hypothetical option value as of the current Business Day.
●	Amortized option cost is the hypothetical option value as of the start of the Interest Term, adjusted for the time elapsed in the Interest Term. To adjust for the time elapsed in the Interest Term, the hypothetical option value as of the start of the Interest Term is multiplied by the number of days remaining in the Interest Term divided by the total number of days in the Interest Term.
●	Trading costs represent the additional cost of selling the hypothetical options. The trading cost may change for new contracts but is currently 0.15% of the Crediting Base.

For examples of how we calculate the Equity Adjustment, see “Appendix A” to this Prospectus.

Hypothetical Option Value

The hypothetical option value for the Indexed Interest Floor and Indexed Interest Cap Crediting Strategy is calculated as long call – short call – short put + long put.

The hypothetical option value for the Indexed Interest Buffer and Indexed Interest Participation Rate Crediting Strategy is calculated as (Indexed Interest Participation Rate x long call) – short put.

The following inputs are used to calculate the hypothetical call and put option values under a Black-Scholes pricing model. The implied volatility, divided rate, and risk-free rate are obtained from independent third parties.

Strike Price of the Option. The strike price varies for each derivative instrument. The strike price for each derivative instrument is described below.

●	Long call:
o	Index Value as of the start of the Interest Term
●	Short put:
o	Indexed Interest Floor Crediting Strategy: Index Value as of the start of the Interest Term
o	Indexed Interest Buffer Crediting Strategy: (Index Value at start of the Interest Term) x (1 + Indexed Interest Buffer)
●	Long put (Indexed Interest Floor Crediting Strategy only):
o	(Index Value at start of the Interest Term) x (1 + Indexed Interest Floor)
●	Short call (Indexed Interest Cap Crediting Strategy only)
o	(Index Value as of the start of the Interest Term) x (1 + Indexed Interest Cap)

The value of the call or put option is measured as a percentage of the Crediting Base.

Time Remaining. Represents the portion of the Interest Term remaining. It is measured as the number of whole and partial years remaining in the Interest Term.

Strike Ratio. The Strike Price of the Option divided by the closing value for the associated index as of the current Business Day.

Implied Volatility. The implied volatility is approximated using observed option prices. Linear interpolation is used between implied volatilities for similar options with the closest available time remaining and Strike Ratio.

Dividend Rate of the Index for the Remaining Term of the Option. The dividend rate for the time remaining using linearly interpolated rates or implied from market data.

Risk-Free Interest Rate for the Remaining Term of the Option. The risk-free rate is a benchmark rate used for the U.S. financial services industry in valuing financial instruments, with a maturity equal to the time remaining in the Interest Term. If there is no corresponding length, linear interpolation is used using rates with the closest remaining term.

Interest Adjustment

The Interest Adjustment reflects the change in value of the investments that support the guarantees under this Contract upon withdrawal during the Allocation Option Period. A withdrawal, including a partial withdrawal, a full surrender of the Contract, the Death Benefit, or the Contract Value applied to an Income Payout Option, may be adjusted (increased or decreased) for the Interest Adjustment. The Interest Adjustment is calculated separately for each Allocation Option.

On any given Business Day, the Interest Adjustment is calculated by multiplying the amount withdrawn by the sum of the Interest Adjustment factor (IAF) minus one (i.e. IAF – 1), where IAF is equal to the following formula:

IAF = ((1 + I + K)/(1 + J + L))^N, where

I = The Constant Maturity Treasury rate as of the Allocation Option Start Date for a maturity consistent with the Allocation Option Period.

J = The Constant Maturity Treasury rate as of the date of withdrawal for a maturity consistent with the remaining number of years (whole and partial) in the Allocation Option Period.

K = The ICE BofA 1-10 Year US Corporate Constrained Index as of the Allocation Option Start Date.

L = The ICE BofA 1-10 Year US Corporate Constrained Index as of the date of withdrawal.

N = The number of years (whole and partial) from the date of withdrawal until the Allocation Option Maturity Date.

We determine “I” based on the Allocation Option Period. For example, for an Allocation Option Period of six years, “I” corresponds to the 6-year Constant Maturity Treasury rate on the Allocation Option Start Date. We determine “J” when you take a withdrawal. For example, for an Allocation Option Period of six years, if you surrender the Contract two years into the Allocation Option Period, “J” would correspond to the Constant Maturity Treasury rate consistent with the time remaining in the Allocation Option Period of four years (4 = 6 - 2). For “I” and “J” where there is no Constant Maturity Treasury rate declared, we will use linear interpolation of the Constant Maturity Rates Index with maturities closest to “I” and “J” to determine “I” and “J”.

The value of “K” and “L” on any Business Day will be equal to the closing value of the I ICE BofA 1-10 Year US Corporate Constrained Index on the previous Business Day.

The Interest Adjustment applies during every Allocation Option Period, even after the Surrender Charge Period. This means it applies for the initial 6-year Allocation Option Period, is zero on the Allocation Option Maturity Date, and restarts for any subsequent 6-Year Allocation Option Period.

If the publication of any component of the Interest Adjustment indices is discontinued or if the calculation of the Interest Adjustment indices is changed substantially, we may substitute a new index for the discontinued or substantially changed index, subject to approval by the insurance department in your state. Before we substitute an Interest Adjustment index, we will notify you in writing of the substitution.

For examples of how we calculate Interest Adjustments, see “Appendix B” to this Prospectus.

IMPORTANT: The Interest Adjustment will either increase or decrease the amount you receive from a partial withdrawal, a full surrender of the contract, the Death Benefit, or the Contract Value applied to an Income Payout Option. You may lose a portion of your principal and previously credited interest due to the Interest Adjustment regardless of the Allocation Options to which you allocated Contract Value. You directly bear the investment risk associated with an Interest Adjustment. You should carefully consider your income needs before purchasing the Contract.

Purpose of the Interest Adjustment. The Company purchases assets that support the guarantees under this Contract. When a withdrawal is made from the Contract, the Company may liquidate assets to fund the withdrawal. These assets may be sold at a premium or a discount depending on current market conditions. The Interest Adjustment approximates this change in value of the investments. Therefore, it can be positive if the assets are sold at a premium or negative if the assets are sold at a discount.

The Interest Adjustment reflects, in part, the difference in yield of the Constant Maturity Treasury rate for a period consistent with the Allocation Option Period beginning on the Allocation Option Start Date and the yield of the Constant Maturity Treasury rate for a period starting on the date of withdrawal. The Constant Maturity Treasury rate is a rate representing the average yield of various Treasury securities. The calculation also reflects in part the difference between the effective yield of the ICE BofA 1-10 Year US Corporate Constrained Index, Asset Swap Spread (the “ICE BofA Index”), a rate representative of investment grade corporate debt credit spreads in the U.S., on the Allocation Option Start Date and the effective yield of the ICE BofA Index at the time of withdrawal. The greater the difference in those yields, respectively, the greater the effect the Interest Adjustment will have.

If the combination of the Constant Maturity Treasury rate and ICE BofA Index has increased at the time of withdrawal over their levels at the Allocation Option Start Date, the Interest Adjustment will be negative and will decrease the Surrender Value, amount you receive from a partial withdrawal, amount you receive as the Death Benefit, or the Contract Value applied to an Income Payout Option by the amount of the Interest Adjustment. Similarly, if the combination of the Constant Maturity Treasury rate and ICE BofA Index has decreased at the time of surrender or partial withdrawal over their levels at the Allocation Option Start Date, the Interest Adjustment will be positive and will increase the Surrender Value, amount you receive from a partial withdrawal, amount you receive as the Death Benefit, or the Contract Value applied to an Income Payout Option by the amount of the Interest Adjustment.

The Company uses both the Constant Maturity Treasury rate and ICE BofA Index in determining any Interest Adjustment since together both indices represent a broad mix of investments whose values may be affected by changes in market interest rates. The Interest Adjustment helps us offset our costs and risks of owning fixed income investments and other investments we use to back the guarantees under your Contract from the Allocation Option Start Date to the time of a surrender, partial withdrawal, Death Benefit, or allocation to an Income Payout Option.

SURRENDER VALUE

You have the right to surrender this Contract at any time during the Accumulation Period by Authorized Request. If you surrender the Contract, you will be paid the Surrender Value, as of the Business Day we received your Authorized Request in Good Order. We may require that the Contract be returned to our Administrative Office prior to making payment of the Surrender Value.

The Surrender Value is equal to:

a)	Your Contract Value at the end of the Valuation Period in which we receive your Authorized Request, including any applicable Equity Adjustment; minus
b)	Any applicable Surrender Charge; adjusted for
c)	Any applicable Interest Adjustment.

Upon payment of the Surrender Value, this contract is terminated, and we have no further obligation under this contract. The Surrender Value will not be less than the amount required by state law in which the contract was delivered. We will pay you the amount you request in connection with a full surrender by withdrawing Contract Value in the Declared Rate Account and the Risk Control Accounts.

ACCESS TO YOUR MONEY

Partial Withdrawals

All withdrawals will proportionally reduce the Death Benefit by the ratio of the withdrawal to the Contract Value immediately prior to the withdrawal. This means the Death Benefit may decrease by more than the amount of the withdrawal, and that decrease could be significant. Partial withdrawals could terminate the Contract.

At any time during the Accumulation Period you may make partial withdrawals by Authorized Request in Good Order. The minimum partial withdrawal amount is $100. Unless you instruct us otherwise, withdrawals will be processed proportionally from the Contract Value in all Allocation Options. Any applicable Surrender Charge, Interest Adjustment, and Equity Adjustment will affect the amount available for a partial withdrawal. We will pay you the amount you request in connection with a partial withdrawal by reducing Contract Value in the Declared Rate Account or the appropriate Risk Control Accounts.

Partial withdrawals for less than $25,000 are permitted by telephone and in writing. The written consent of all Owners must be obtained before we will process the partial withdrawal. If an Authorized Request in Good Order is received by 4:00 P.M. Eastern Time, it will be processed that day. If an Authorized Request in Good Order is received after 4:00 P.M. Eastern Time, it will be processed on the next Business Day. If a partial withdrawal would cause your Surrender Value to be less than $2,000, we will treat your request for partial withdrawal as a request for full surrender of your Contract. Before processing the full surrender, we will attempt to contact you or your financial professional to provide the opportunity for you to take a lower amount to maintain a Surrender Value of at least $2,000. If we are unable to contact you within one Business Day after receiving your request, we will process the full surrender.

Partial withdrawals may be subject to Surrender Charges and an Interest Adjustment and may include an Equity Adjustment. See “Fees and Expenses”, “Equity Adjustment” and “Interest Adjustment.” Partial withdrawals may also be subject to income tax and, if taken before age 59½, an additional 10% federal penalty tax. You should consult your tax adviser before taking a partial withdrawal. See “Federal Income Tax Matters.”

Annual Free Withdrawal Amount. Your Annual Free Withdrawal Amount is the amount that can be withdrawn without incurring a Surrender Charge in a Contract Year. The Annual Free Withdrawal Amount in the first Contract Year is 10% of the Purchase Payment less any withdrawal taken in that Contract Year. The Annual Free Withdrawal Amount in subsequent Contract Years is equal to 10% of the Contract Value as of the last Contract Anniversary less any withdrawals taken in the current Contract Year. Any unused Annual Free Withdrawal Amount will not carry over to the next Contract Year. Partial annuitization will count toward the Annual Free Withdrawal Amount.

The Annual Free Withdrawal Amount is subtracted from surrenders for purposes of calculating the Surrender Charge.

Systematic Withdrawals. Reoccurring withdrawals are referred to as systematic withdrawals. If elected at the time of the application or requested at any other time by Authorized Request in Good Order, you may elect to receive periodic partial withdrawals under our systematic withdrawal plan. Under the systematic withdrawal plan, we will make partial withdrawals (on a monthly, quarterly, semi-annual, or annual basis), as specified by you. Systematic withdrawals must be at least $100 each. Generally, you must be at least age 59½ to participate in the systematic withdrawal plan. Systematic withdrawals may be requested on the following basis:

●	Total systematic withdrawals for the calendar year equal to your annual Required Minimum Distribution; or

●	As a specified dollar amount

Unless you instruct us otherwise, systematic withdrawals will be taken proportionally from the Contract Value in each Allocation Option.

Participation in the systematic withdrawal plan will terminate on the earliest of the following events:

●	The Surrender Value falls below the minimum required value of $2,000;
●	The contract is surrendered;
●	You request by Authorized Request in Good Order that your participation in the plan cease; or
●	The Income Payout Date is reached.

No Surrender Charge will be deducted for Required Minimum Distribution systematic withdrawals. All other systematic withdrawals in excess of the Annual Free Withdrawal Amount will be subject to Surrender Charge. An Equity Adjustment and Interest Adjustment may apply to all systematic withdrawals, including Required Minimum Distributions.

Like all withdrawals, systematic withdrawals will reduce the Death Benefit on a proportional basis, perhaps by more than the amount of the withdrawal.

There are federal income tax consequences to partial withdrawals through the systematic withdrawal plan and you should consult with your tax adviser before electing to participate in the plan. We may discontinue offering the systematic withdrawal plan at any time.

Waiver of Surrender Charges. The following amounts may be withdrawn without incurring a Surrender Charge:

a)	The Annual Free Withdrawal Amount;
b)	Required Minimum Distributions that are withdrawn under the systematic withdrawal plan provided by us;
c)	Death Benefit proceeds;
d)	Withdrawals on an Allocation Option Maturity Date;
e)	Withdrawals under the Nursing Home or Hospital or Terminal Illness waiver, as described below;
f)	Amounts withdrawn after the Surrender Charge period; and
g)	Amounts applied to an Income Payout Option.

Nursing Home or Hospital or Terminal Illness Waiver. We will waive the Surrender Charge in the case of a partial withdrawal or surrender where the Owner or Annuitant qualifies for the Nursing Home or Hospital or Terminal Illness waiver. Before granting the waiver, we may request a second opinion or examination of the Owner or Annuitant by one of our examiners. We will bear the cost of such second opinion or examination. If there is a conflicting opinion between physicians, the Company’s physician will rule. Each waiver may be exercised only one time.

●	Nursing Home or Hospital Waiver. We will not deduct a Surrender Charge in the case of a partial withdrawal or surrender where any Owner or Annuitant is confined to a licensed Nursing Home or Hospital and has been confined to such Nursing Home or Hospital for at least 180 consecutive days after the latter of the Contract Issue Date or the date of change of the Owner or Annuitant. We require verification of confinement to the Nursing Home or Hospital, and such verification must be signed by the administrator of the facility.

●	Terminal Illness Waiver. We will not deduct a Surrender Charge in the case of a partial withdrawal or surrender where any Owner or Annuitant has a life expectancy of 12 months or less due to illness or accident. As proof, we require a determination of the Terminal Illness. Such determination must be signed by the licensed physician making the determination after the latter of Contract Issue Date or the date of change of the Owner or Annuitant. The physician may not be a member of your or the Annuitant’s immediate family.

An Authorized Request is required to exercise this privilege. Proof must be provided at the time of your request for partial withdrawal or full surrender under this privilege. If we deny your claim, the surrender or partial withdrawal proceeds will not be disbursed until you are notified of the denial and provided with the opportunity to accept or reject the proceeds, which will be reduced by any Surrender Charges.

The laws of your state may limit the availability of the Surrender Charge waivers and may also change certain terms and/or benefits under the waivers. You should consult Appendix C to this Prospectus for further details on these variations. Even if you do not pay a Surrender Charge because of the waivers, you still may be required to pay taxes or tax penalties on the amount withdrawn. You should consult a tax adviser to determine the effect of a partial withdrawal on your taxes.

Surrenders

You may surrender your Contract for the Surrender Value at any time during the Accumulation Period by Authorized Request. If an Authorized Request in Good Order is received before 4:00 P.M. Eastern Time on a Business Day, it will be processed that day. If an Authorized Request in Good Order is received at or after 4:00 P.M. Eastern Time on a Business Day or on a non-Business Day, it will be processed on the next Business Day.

To surrender your Contract, you must make an Authorized Request in Good Order to our Administrative Office. The consent of all Owners must be obtained before the Contract is surrendered.

Surrender Charges and an Interest Adjustment may apply to your Contract surrender. A surrender may also be subject to income tax and, if taken before age 59½, an additional 10% federal penalty tax. You should consult a tax adviser before requesting a surrender. See “Federal Income Tax Matters.”

Partial Withdrawal and Surrender Restrictions

Your right to make partial withdrawals and surrender the Contract is subject to any restrictions imposed by any applicable law or employee benefit plan.

Right to Defer Payments

We reserve the right to postpone payment for up to six months after we receive your Authorized Request in Good Order, subject to obtaining prior written approval by the state insurance commissioner if required by the law of the state in which we issued the Contract. In the event we postpone payment, we will pay interest on the proceeds if required by state law, calculated at the effective annual rate and for the time period required under state law.

DEATH BENEFIT

Death of the Owner during the Accumulation Period

If the Owner dies during the Accumulation Period (if there are joint Owners, the Death Benefit will become payable after the first joint Owner dies), a Death Benefit will become payable to the Beneficiary. We will pay the Death Benefit after we receive the following at our Administrative Office in a form and manner satisfactory to us:

●	Proof of Death of the Owner while the Contract is in force;

●	Our claim form from each Beneficiary, properly completed; and

●	Any other documents we require.

If the Owner dies during the Accumulation Period, the Beneficiary is entitled to a Death Benefit. If there is a Joint Owner, the Death Benefit will be available when the first Joint Owner dies.

If there is a surviving Owner and that Owner is the Spouse of the deceased, the surviving Spouse will be treated as the sole primary Beneficiary, and any other designated Beneficiary will be treated as a contingent Beneficiary.

The following Death Benefit options are available:

Option A: If the sole primary Beneficiary is the surviving Spouse of the deceased Owner, the surviving Spouse may elect to continue the Contract as the new Owner. This benefit may only be exercised one time. An individual who does not meet the definition of Spouse may not be able to continue the Contract for that person’s lifetime. That individual must receive the proceeds of the Contract and any attached endorsements or riders within the time period specified in section 72(s) of the IRC.

Option B: If the Beneficiary is a natural person, the Death Benefit proceeds will be applied in accordance with section 72(s) of the IRC under one of the Income Payout Options. The income payments must be made for the Beneficiary’s life or a period not extending beyond the Beneficiary’s life expectancy. Payments must commence within one year of the date of the Owner’s death.

Option C: A Beneficiary may receive the Death Benefit proceeds in a single lump sum at any time within five years of the Owner’s death.

Unless option A is elected or payments under Option B commence within one year of the date of the Owner’s Death the entire interest in the Contract will be paid under Option C.

If there are multiple Beneficiaries, each Beneficiary will be able to elect to receive his or her share of the benefits under either Option B or Option C. If a Beneficiary does not make such an election, their share of the Death Benefit proceeds will be paid under Option C. Until payment of the Death Benefit proceeds, the proceeds remain in the Contract. Death Benefit proceeds will be distributed 5 years from the Owner’s death or earlier if requested by the Beneficiary. Interest, if any, will be paid on the Death Benefit proceeds under Option C as required by applicable state law. Other minimum distribution rules apply to Qualified Contracts.

Death of the Annuitant during the Accumulation Period

If an Annuitant who is not an Owner dies during the Accumulation Period and there is a surviving Owner who is a natural person, the following will occur:

●	If there is a surviving Joint Annuitant, the surviving Joint Annuitant will become the Annuitant.
●	If there is no Joint Annuitant, the Owner(s) will become the Annuitant(s).

If an Annuitant dies during the Accumulation Period and the Owner is not a natural person, the following will occur:

●	The death of any Annuitant will be treated as the death of the Owner and Death Proceeds must be distributed in accordance with Death Benefit Options B or C.
●	Unless payments under option B commence within one year of the date of death, the entire interest in the Contract will be paid in accordance with Death Benefit Option C.

Payment of Death Benefit Proceeds

The Death Benefit proceeds are payable upon our receipt of Proof of Death of the Owner (or Annuitant’s death if the Owner is a non-natural person), and proof of each Beneficiary’s interest, which includes the required documentation and proper instructions from each Beneficiary. If we receive Proof of Death before 4:00 P.M. Eastern Time, we will determine the amount of the Death Benefit as of that day. If we receive Proof of Death at or after 4:00 P.M. Eastern Time, we will determine the amount of the Death Benefit as of the next Business Day. The Death Benefit proceeds will be paid within 7 days after our receipt of Proof of Death and proof of each Beneficiary’s interest.

So far as permitted by law, the Death Benefit proceeds will not be subject to any claim of the Beneficiary's creditors.

The Death Benefit terminates on the earlier of the termination of the Contract, payment of the Death Benefit proceeds, or when the entire Contract is applied to an Income Payout Option.

Death Benefit Proceeds Amount

The amount that will be paid as Death Benefit proceeds during the Accumulation Period is equal to the greater of:

a)	The current Contract Value on the date Death Benefit proceeds are payable, including any applicable Equity Adjustment and Interest Adjustment; or

b)	The Purchase Payment adjusted for withdrawals.

Withdrawals will proportionally reduce the Purchase Payment by the ratio of the withdrawal to the Contract Value immediately prior to the withdrawal, which can result in decreasing the Death Benefit by more than the amount of the withdrawal and that decrease can be significant. Withdrawals include deductions for any applicable Surrender Charge and Interest Adjustment.

Examples of Death Benefit after a Withdrawal:

Example 1. This example assumes the Contract Value is greater than the Purchase Payment at the time of the withdrawal.

Assume the following information:

•	Purchase Payment = $100,000
•	Withdrawal (including Surrender Charge and Interest Adjustment) = $20,000; no other withdrawals have been taken
•	Contract Value at the time of withdrawal, including Equity Adjustments = $115,000

Step 1: Calculate the Death Benefit that would be payable immediately prior to the withdrawal:

•	Death Benefit payable immediately prior to the withdrawal = The greater of the Purchase Payment and Contract Value
•	Death Benefit payable immediately prior to the withdrawal = The greater of $100,000 and $115,000 = $115,000

Step 2: Calculate ratio of the withdrawal to the Contract Value immediately prior to the withdrawal:

•	Ratio = Withdrawal / (Contract Value immediately prior to the withdrawal)
•	Ratio = $20,000 / $115,000 = 0.173913

Step 3: Calculate reduction to Purchase Payment:

•	Reduction to Purchase Payment = Ratio x (Purchase Payment prior to withdrawal)
•	Reduction to Purchase Payment = 0.173913 x $100,000 = $17,391.30

Step 4: Calculate Purchase Payment adjusted for withdrawals:

•	Purchase Payment adjusted for withdrawals = Purchase Payment prior to withdrawal – Reduction to Purchase Payment
•	Purchase Payment adjusted for withdrawals = $100,000 – $17,391.30 = $82,608.70

Step 5: Calculate the Contract Value after the withdrawal:

•	Contract Value immediately after the withdrawal = Contract Value at the time of the withdrawal – withdrawal
•	Contract Value immediately after the withdrawal = $115,000 – $20,000 = $95,000

Step 6: Calculate the Death Benefit that would be payable immediately after the withdrawal

•	Death Benefit payable immediately after the withdrawal = The greater of the Purchase Payment adjusted for withdrawals and Contract Value immediately after the withdrawal

•	Death Benefit payable immediately after the withdrawal = The greater of $82,608.70 and $95,000 = $95,000
•	The withdrawal of $20,000 reduced the Death Benefit payable by $20,000 (i.e. $115,000 - $95,000)

Example 2. This example assumes the Contract Value is less than the Purchase Payment at the time of the withdrawal.

Assume the following information:

•	Purchase Payment = $100,000
•	Withdrawal (including Surrender Charge and Interest Adjustment) = $20,000; no other withdrawals have been taken
•	Contract Value at the time of withdrawal, including Equity Adjustments = $60,000

Step 1: Calculate the Death Benefit that would be payable immediately prior to the withdrawal:

•	Death Benefit payable immediately prior to the withdrawal = The greater of the Purchase Payment and Contract Value
•	Death Benefit payable immediately prior to the withdrawal = The greater of $100,000 and $60,000 = $100,000

Step 2: Calculate ratio of the withdrawal to the Contract Value immediately prior to the withdrawal:

•	Ratio = Withdrawal / (Contract Value immediately prior to the withdrawal)
•	Ratio = $20,000 / $60,000 = 0.3333333

Step 3: Calculate reduction to Purchase Payment:

•	Reduction to Purchase Payment = Ratio x (Purchase Payment prior to withdrawal)
•	Reduction to Purchase Payment = 0.3333333 x $100,000 = $33,333.33

Step 4: Calculate Purchase Payment adjusted for withdrawals:

•	Purchase Payment adjusted for withdrawals = Purchase Payment prior to withdrawal – Reduction to Purchase Payment
•	Purchase Payment adjusted for withdrawals = $100,000 – $33,333.33 = $66,666.67

Step 5: Calculate the Contract Value after the withdrawal:

•	Contract Value immediately after the withdrawal = Contract Value at the time of the withdrawal – withdrawal
•	Contract Value immediately after the withdrawal = $60,000 – $20,000 = $40,000

Step 6: Calculate the Death Benefit that would be payable immediately after the withdrawal

•	Death Benefit payable immediately after the withdrawal = The greater of the Purchase Payment adjusted for withdrawals and Contract Value immediately after the withdrawal
•	Death Benefit payable immediately after the withdrawal = The greater of $66,666.67 and $40,000 = $66,666.67
•	The withdrawal of $20,000 reduced the Death Benefit payable by $33,333.33 (i.e. $100,000 - $66,666.67)

As illustrated in Example 2, the Death Benefit calculation may result in a reduction in the Death Benefit that is significantly larger than the withdrawal amount.

If an Owner is added or changed, except in the case of spousal continuation, the amount that will be paid upon the death of the new Owner is equal to the Contract Value on the date death benefit proceeds are payable, including any applicable Equity Adjustment and Interest Adjustment. There is no impact on the Death Benefit if an Owner is removed.

The Death Benefit amount will not be less than the amount required by state law in which the Contract was delivered. The Death Benefit proceeds include any interest paid on the Death Benefit proceeds as required by state law. Interest, if any, will be calculated at the rate and for the time period required by state law. A Surrender Charge will not apply to Death Benefit proceeds.

Spousal Continuation

If the sole primary Beneficiary is the surviving Spouse of the deceased Owner, the surviving Spouse may elect to continue the Contract at the current Contract Value. In this event, the surviving Spouse will assume ownership of the Contract. This benefit may only be exercised one time.

Death of Owner or Annuitant After the Income Payout Date

We must be notified immediately of the death of an Annuitant or Owner. Proof of Death will be required upon the death of an Annuitant or Owner. We are not responsible for any misdirected payments that result from the failure to notify us of any such death.

If all Annuitants die before all of the guaranteed income payments have been made, remaining guaranteed income payments will be treated as the Death Benefit and will be distributed in one of the following two ways:

a)	Income payments will be continued during the remainder of the guaranteed period certain to the Owner; or
b)	The present value of the remaining income payments computed at the interest rate used to create the income payout option in effect will be paid to the Owner.

If all Annuitants die and there are no remaining guaranteed income payments, the contract is terminated, and we have no further obligation under the contract.

If an Owner dies during the Payout Period, any remaining income payments will be distributed to the Beneficiary at least as rapidly as provided by the Income Payout Option in effect.

Interest on Death Benefit Proceeds

Interest will be paid on lump sum Death Benefit proceeds if required by state law. Interest, if any, will be calculated at the rate and for the time period required by state law.

Abandoned Property Requirements

Every state has unclaimed property laws which generally declare annuity contracts to be abandoned after a period of inactivity of three to five years from the date the Death Benefit is due and payable. For example, if the payment of a Death Benefit has been triggered, but, if after a thorough search, we are still unable to locate the Beneficiary, or the Beneficiary does not come forward to claim the Death Benefit in a timely manner, the Death Benefit will be paid to the abandoned property division or unclaimed property office of the state in which the Beneficiary or you last resided, as shown on our books and records, or to our state of domicile. The “escheatment” is revocable, however, and the state is obligated to pay the Death Benefit (without interest) if your Beneficiary steps forward to claim it with the proper documentation. To prevent such escheatment, it is important that you update your Beneficiary designations, including addresses, if and as they change. To make such changes, please contact us by writing to us or calling us at our Administrative Office.

INCOME PAYMENTS – THE PAYOUT PERIOD

Income Payout Date

The anticipated Income Payout Date is the first Contract Anniversary after the oldest Annuitant’s 95th birthday. Even if the Annuitant is changed, the Income Payout Date will not change unless you request a different Income Payout Date via Authorized Request.

You may change the Income Payout Date by sending an Authorized Request in Good Order to our Administrative Office provided: (i) the request is made while an Owner is living; (ii) the request is received at our Administrative Office at least 30 days before the anticipated Income Payout Date; (iii) the requested Income Payout Date is at least two years after the Contract Issue Date; and (iv) the requested Income Payout Date is no later than the anticipated Income Payout Date as shown on your Contract Data Page. Any such change is subject to any maximum maturity Age restrictions that may be imposed by law.

Payout Period

The Payout Period is the period of time that begins on the Income Payout Date and continues until we make the last payment as provided by the Income Payout Option chosen. On the first day of the Payout Period, the Contract Value, including any applicable Equity Adjustment and Interest Adjustment, will be applied to the Income Payout Option you selected. See “Income Payout Options” on page __. A Surrender Charge will not apply to proceeds applied to an Income Payout Option. You cannot change the Annuitant or Owner on or after the Income Payout Date for any reason.

Terms of Income Payments

We use fixed rates of interest to determine the amount of fixed income payments payable under the Income Payout Options. Fixed income payments are periodic payments from us to the Owner, the amount of which is fixed and guaranteed by us. The amount of each payment depends on the form and duration of the Income Payout Option chosen, the Age of the Annuitant, the gender of the Annuitant (if applicable), the amount applied to purchase the income payments and the applicable income purchase rates in the Contract. The income purchase rates in the Contract are based on a minimum guaranteed interest rate of 1%. We may, in our discretion and on a non-discriminatory basis, make income payments in an amount based on a higher interest rate. Once income payments begin, you cannot change the terms or method of those payments. We do not apply a Surrender Charge or Interest Adjustment to income payments.

We will make the first income payment on the Income Payout Date. We may require proof of age and gender (if the Income Payout Option rate is based on gender) of the Annuitant/Joint Annuitants before making the first income payment. To receive income payments, the Annuitant/Joint Annuitant must be living on the Income Payout Date and on the date that each subsequent payment is due as required by the terms of the Income Payout Option. We may require proof from time to time that this condition has been met.

INCOME PAYOUT OPTIONS

The amount applied to an Income Payout Option is equal to the Contract Value, including any applicable Equity Adjustment and Interest Adjustment, immediately prior to the commencement of the Payout Period less the amount of any premium taxes paid.

Election of an Income Payout Option

You and/or the Beneficiary may elect to receive one of the Income Payout Options described under “Options” below. The Income Payout Option and distribution, however, must satisfy the applicable distribution requirements of Section 72(s) or 401(a)(9) of the Internal Revenue Code, as applicable.

The election of an Income Payout Option must be made by Authorized Request. The election is irrevocable after the payments commence. The Owner may not assign or transfer any future payments under any option.

We will make income payments monthly, quarterly, semiannually, or annually for the Installment Option. Life Income and Joint and Survivor Life Income options allow monthly income payments.

You may change your Income Payout Option any time before payments begin on the Income Payout Date.

Income Payout Options

We offer the following Income Payout Options described below. The frequency and duration of income payments will affect the amount you receive with each payment. In general, if income payments are expected to be made over a longer period of time, the amount of each income payment will be less than the amount of each income payment if income payments are expected to be made over a shorter period of time. Similarly, more frequent income payments will result in the amount of each income payment being lower than if income payments were made less frequently for the same period of time.

Option 1 – Installment Option. We will pay monthly income payments for a chosen number of years, not less than 10, nor more than 30. If the Annuitant dies before all income payments have been made for the chosen number of years, remaining guaranteed income payments will be treated as the Death Benefit and will be distributed in one of the following two ways: a.) income payments will be continued for the remainder of the period to the Owner; or b.) the present value of the remaining income payments, computed at the interest rate used to create the Option 1 rates, will be paid to the Owner.

Option 2 – Life Income Option – Guaranteed Period Certain. We will pay monthly income payments for as long as the Annuitant lives. If the Annuitant dies before all of the income payments have been made for the guaranteed period certain, remaining guaranteed income payments will be treated as the Death Benefit and will be distributed in one of the following two ways: a.) income payments will be continued during the remainder of the guaranteed period certain to the Owner; or b.) the present value of the remaining income payments, computed at the interest rate used to create the Option 2 rates, will be paid to the Owner. If a Guaranteed Period of 0 years is selected and the Annuitant dies before the first income payment is made, no income payments will be made and the Death Benefit described in the “DEATH BENEFIT – Death Benefit Proceeds Amount” on page __ of this Prospectus will be paid.

The Guaranteed Period Certain choices are:

●	0 years (life income only);
●	5 years;
●	10 years;
●	15 years; or
●	20 years.

Option 3 – Joint and Survivor Life Income Option – 10-Year Guaranteed Period Certain. We will pay monthly income payments for as long as either of the Annuitants is living. If at the death of the second surviving Annuitant, income payments have been made for less than 10 years, remaining guaranteed income payments will be treated as the Death Benefit and will be distributed in one of the following two ways: a) income payments will be continued during the remainder of the guaranteed period certain to the Owner; or b) the present value of the remaining income payments, computed at the interest rate used to create the Option 3 rates, will be paid to the Owner.

Income payment(s) will be made to the Beneficiary if there is no surviving Owner. If there is no surviving Owner or Beneficiary, income payment(s) will be made to the Owner’s estate.

If you do not select an Income Payout Option, we will make monthly payments on the following basis, (unless the Internal Revenue Code (“IRC”) requires that we pay in some other manner in order for the Contract to qualify as an annuity or to comply with Section 401(a)(9) of the IRC, in which case we will comply with those requirements):

●	Income payments will be equal to the Contract Value, including any applicable Equity Adjustment and Interest Adjustment, applied to the Life Income Option with 10-Year Guaranteed Period Certain for Contracts with one Annuitant or the Joint and Survivor Life Income Option with 10-Year Guaranteed Period Certain for Contracts with two Annuitants, as described in Income Payout Options 2 and 3 above.

●	Upon the death of all Annuitants, we will pay the Beneficiary as described in Income Payout Options 2 and 3 above.

The minimum amount which can be applied under all income payout options is the greater of $2,500 or the amount required to provide an initial monthly income payment of $20. We may require due proof of age and gender of any Annuitant on whose life an income payout option is based.

We allow partial annuitization. Partial annuitization will count toward the Annual Free Withdrawal Amount.

The Income Payout Options described above may not be offered in all states. Any state variations are described in Appendix C to this Prospectus. Further, we may offer other Income Payout Options. More than one option may be elected. If your Contract is a Qualified Contract, not all options may satisfy required minimum distribution rules. In addition, note that effective for Qualified Contract Owners who die on or after January 1, 2020, subject to certain exceptions, most non-spouse designated beneficiaries must now complete death benefit distributions within ten years of the Owner’s death in order to satisfy required minimum distribution rules. You should consult a tax advisor before electing an Income Payout Option.

FEDERAL INCOME TAX MATTERS

The following discussion is general in nature and is not intended as tax advice. Each person concerned should consult a competent tax adviser. No attempt is made to consider any applicable state or other income tax laws, any state and local estate or inheritance tax, or other tax consequences of ownership or receipt of distributions under a Contract.

When you invest in an annuity contract, you usually do not pay taxes on your investment gains until you withdraw the money—generally for retirement purposes. If you invest in an annuity as part of an individual retirement plan, pension plan or employer-sponsored retirement program, your contract is called a Qualified Contract. If your annuity is independent of any formal retirement or pension plan, it is termed a Non-Qualified Contract. The tax rules applicable to Qualified Contracts vary according to the type of retirement plan and the terms and conditions of the plan. See “Non-Natural Person” below for a discussion of Non-Qualified Contracts owned by persons such as corporations and trusts that are not natural persons.

Tax Status of the Contracts

Tax law imposes several requirements that annuities must satisfy in order to receive the tax treatment normally accorded to annuity contracts.

Required Distributions. In order to be treated as an annuity contract for federal income tax purposes, Section 72(s) of the Internal Revenue Code requires any Non-Qualified Contract to contain certain provisions specifying how your interest in the Contract will be distributed in the event of the death of an Owner of the Contract. Specifically, Section 72(s) requires that (i) if any Owner dies on or after the annuity starting date, but prior to the time the entire interest in the Contract has been distributed, the entire interest in the Contract will be distributed at least as rapidly as under the method of distribution being used as of the date of such Owner’s death; and (ii) if any Owner dies prior to the annuity starting date, the entire interest in the Contract will be distributed within five years after the date of such Owner’s death unless distributions are made over life or life expectancy, beginning within one year of the death of the Owner. However, if the designated Beneficiary is the surviving spouse of the deceased Owner, the Contract may be continued with the surviving spouse as the new Owner.

The Non-Qualified Contracts contain provisions that are intended to comply with these Internal Revenue Code requirements, although no regulations interpreting these requirements have yet been issued. We intend to review such provisions and modify them if necessary, to assure that they comply with the applicable requirements when such requirements are clarified by regulation or otherwise.

Other rules may apply to Qualified Contracts.

Taxation of Non-Qualified Contracts

Non-Natural Person. If a non-natural person (e.g., a corporation or a trust) owns a Non-Qualified Contract, the taxpayer generally must include in income any increase in the excess of the account value over the investment in the Contract (generally, the Purchase Payment or other consideration paid for the Contract) during the taxable year. There are some exceptions to this rule and a prospective Owner that is not a natural person should discuss these with a tax adviser.

The following discussion generally applies to Contracts owned by natural persons.

Withdrawals. When a withdrawal from a Non-Qualified Contract occurs, the amount received will be treated as ordinary income subject to tax up to an amount equal to the excess (if any) of the Contract Value, without adjustment for any applicable Surrender Charge, immediately before the distribution over the Owner’s investment in the Contract (generally, the Purchase Payment or other consideration paid for the Contract, reduced by any amount previously distributed from the Contract that was not subject to tax) at that time. The Contract Value immediately before a withdrawal may have to be increased by any positive Interest Adjustment that results from a withdrawal. There is, however, no definitive guidance on the proper tax treatment of Interest Adjustments and you may want to discuss the potential tax consequences of an Interest Adjustment with your tax adviser. In the case of a surrender under a Non-Qualified Contract, the amount received generally will be taxable only to the extent it exceeds the Owner’s investment in the Contract.

In the case of a withdrawal under a Qualified Contract, a ratable portion of the amount received is taxable, generally based on the ratio of the “investment in the contract” to the individual’s total account balance or accrued benefit under the retirement plan. The “investment in the contract” generally equals the amount of any non-deductible Purchase Payment paid by or on behalf of any individual. In many cases, the “investment in the contract” under a Qualified Contract can be zero.

Penalty Tax on Certain Withdrawals. In the case of a distribution from a Non-Qualified Contract and Qualified Contract, there may be an imposed federal tax penalty equal to ten percent of the amount treated as income. In general, however, there is no penalty on distributions if they are:

●	made on or after the taxpayer reaches age 59½;
●	made on or after the death of an Owner;
●	attributable to the taxpayer’s becoming disabled; or
●	made as part of a series of substantially equal periodic payments for the life (or life expectancy) of the taxpayer.

Other exceptions may be applicable under certain circumstances and special rules may be applicable in connection with the exceptions enumerated above. Additional exceptions may apply to distributions from a Qualified Contract. You should consult a qualified tax adviser.

Income Payments. Although tax consequences may vary depending on the payout option elected under an annuity contract, a portion of each income payment is generally not taxed and the remainder is taxed as ordinary income. The non-taxable portion of an income payment is generally determined in a manner that is designed to allow you to recover your investment in the Contract ratably on a tax-free basis over the expected stream of income payments, as determined when income payments start. Once your investment in the Contract has been fully recovered, however, the full amount of each income payment is subject to tax as ordinary income.

Taxation of Death Benefit Proceeds. Amounts may be distributed from a Contract because of your death or the death of the Annuitant. Generally, such amounts are includible in the income of the recipient as follows: (i) if distributed in a lump sum, they are taxed in the same manner as surrender of the Contract, or (ii) if distributed under a payout option, they are taxed in the same way as income payments.

Withholding. Annuity distributions are generally subject to withholding for the recipient’s federal income tax liability. Recipients can generally elect, however, not to have tax withheld from distributions.

Multiple Contracts. All Non-Qualified deferred annuity contracts that are issued by us (or our affiliates) to the same Owner during any calendar year are treated as one annuity contract for purposes of determining the amount includible in such Owner’s income when a taxable distribution occurs.

Further Information. We believe that the Contracts will qualify as annuity contracts for federal income tax purposes and the above discussion is based on that assumption.

Taxation of Qualified Contracts

The tax rules applicable to Qualified Contracts vary according to the type of retirement plan and the terms and conditions of the plan. Your rights under a Qualified Contract may be subject to the terms of the retirement plan itself, regardless of the terms of the Qualified Contract. Adverse tax consequences may result if you do not ensure that contributions, distributions and other transactions with respect to the Contract comply with the law. This Contract is available as a Qualified Contract as follows.

Individual Retirement Annuities (IRAs), as defined in Section 408 of the Internal Revenue Code, permit individuals to make annual contributions of up to the lesser of a specified dollar amount for the year or the amount of compensation includible in the individual’s gross income for the year. The contributions may be deductible in whole or in part, depending on the individual’s income. Distributions from certain retirement plans may be “rolled over” into an IRA on a tax-deferred basis without regard to these limits. Amounts in the IRA (other than nondeductible contributions) are taxed when distributed from the IRA. A 10% penalty tax generally applies to distributions made before age 59½, unless an exception applies. Distributions that are rolled over to an IRA within 60 days are not immediately taxable, however only one such rollover is permitted each year. Beginning in 2015, an individual can make only one rollover from an IRA to another (or the same) IRA in any 12-month period, regardless of the number of IRAs that are owned. The limit will apply by aggregating all of an individual’s IRAs, including SEP and SIMPLE IRAs as well as traditional and Roth IRAs, effectively treating them as one IRA for purposes of the limit. This limit does not apply to direct trustee-to-trustee transfers or conversation to Roth IRAs.

Roth IRAs, as described in Internal Revenue Code Section 408A, permit certain eligible individuals to contribute to make non-deductible contributions to a Roth IRA in cash or as a rollover or transfer from another Roth IRA or other IRA. A rollover from or conversion of an IRA to a Roth IRA is generally subject to tax and other special rules apply. The Owner may wish to consult a tax adviser before combining any converted amounts with any other Roth IRA contributions, including any other conversion amounts from other tax years. Distributions from a Roth IRA generally are not taxed, except that, once aggregate distributions exceed contributions to the Roth IRA, income tax and a 10% penalty tax may apply to distributions made (i) before age 59½ (subject to certain exceptions), or (ii) during the five taxable years starting with the year in which the first contribution is made to any Roth IRA. A 10% penalty tax may apply to amounts attributable to a conversion from an IRA if they are distributed during the five taxable years beginning with the year in which the conversion was made. Distributions that are rolled over to an IRA within 60 days are not immediately taxable, however only one such rollover is permitted each year. Beginning in 2015, an individual can make only one rollover from an IRA to another (or the same) IRA in any 12-month period, regardless of the number of IRAs that are owned. The limit will apply by aggregating all of an individual’s IRAs, including SEP and SIMPLE IRAs as well as traditional and Roth IRAs, effectively treating them as one IRA for purposes of the limit. This limit does not apply to direct trustee-to-trustee transfers or conversions to Roth IRAs.

Other Tax Issues. Qualified Contracts have minimum distribution rules that govern the timing and amount of distributions. You should refer to your retirement plan, adoption agreement, or consult a tax adviser for more information about these distribution rules. Please note recent important changes to the required minimum distribution rules. Under IRAs and defined contribution retirement plans, most non-spouse beneficiaries will no longer be able to satisfy these rules by “stretching” payouts over life. Instead, those beneficiaries will have to take their post-death distributions within ten years. Certain exceptions apply to “eligible designated beneficiaries” which include disabled and chronically ill individuals. Individuals who are ten or less years younger than the deceased individual and children who have not reached the age of majority. This change applies to distributions to designated beneficiaries of individuals who die on and after January 1, 2020. Consult a tax advisor if you are affected by these new rules.

Distributions from Qualified Contracts generally are subject to withholding for the Owner’s federal income tax liability. The withholding rate varies according to the type of distribution and the Owner’s tax status. The Owner will be provided the opportunity to elect not have tax withheld from distributions.

Federal Estate Taxes, Gift and Generation-Skipping Transfer Taxes

While no attempt is being made to discuss in detail the Federal estate tax implications of the Contract, a purchaser should keep in mind that the value of an annuity contract owned by a decedent and payable to a Beneficiary by virtue of surviving the decedent is included in the decedent’s gross estate. Depending on the terms of the annuity contract, the value of the annuity included in the gross estate may be the value of the lump sum payment payable to the contingent Owner or the actuarial value of the payments to be received by the Beneficiary. Consult an estate planning adviser for more information.

Under certain circumstances, the Internal Revenue Code may impose a “generation skipping transfer (“GST”) tax” when all or part of an annuity contract is transferred to, or a Death Benefit is paid to, an individual two or more generations younger than the Owner. Regulations issued under the Internal Revenue Code may require us to deduct the tax from your Contract, or from any applicable payment, and pay it directly to the IRS. For 2021, the federal estate tax, gift tax and GST tax exemptions and maximum rates are $___________ ($_______ for a married couple) and __%, respectively.

The potential application of these taxes underscores the importance of seeking guidance from a qualified adviser to help ensure that your estate plan adequately addresses your needs and those of your beneficiaries under all possible scenarios.

Medicare Tax

Distributions from non-qualified annuity policies will be considered “investment income” for purposes of the newly enacted Medicare tax on investment income. Thus, in certain circumstances, a 3.8% tax may be applied to some or all of the taxable portion of distributions (e.g., earnings) to individuals whose income exceeds certain threshold amounts. Please consult a tax advisor for more information.

Same-Sex Spouses

The Contract provides that upon your death, a surviving Spouse may have certain continuation rights that he or she may elect to exercise for the Contract’s Death Benefit and any joint-life coverage under an optional living benefit. All Contract provisions relating to spousal continuation are available only to a person who meets the definition of “spouse” under federal law. The U.S. Supreme Court has held that same-sex marriages must be permitted under state law and that marriages recognized under state law will be recognized for federal law purposes. Domestic partnerships and civil unions that are not recognized as legal marriages under state law, however, will not be treated as marriages under federal law. Consult a tax adviser for more information on this subject.

Annuity Purchases By Nonresident Aliens and Foreign Corporations

The discussion above provides general information regarding U.S. federal income tax consequences to annuity purchasers that are U.S. citizens or residents. Purchasers that are not U.S. citizens or residents will generally be subject to U.S. federal withholding tax on taxable distributions from annuity contracts at a 30% rate unless a lower treaty rate applies. In addition, such purchasers may be subject to state and/or municipal taxes and taxes that may be imposed by the purchaser’s country of citizenship or residence. Additional withholding may occur with respect to entity purchasers (including foreign corporations, partnerships and trusts) that are not U.S. residents. Prospective purchasers are advised to consult with a qualified tax adviser regarding U.S., state, and foreign taxation with respect to an annuity contract purchase.

Possible Tax Law Changes

Although the likelihood of legislative changes is uncertain, there is always the possibility that the tax treatment of the Contract could change by legislation or otherwise. Consult a tax adviser with respect to legislative developments and their effect on the Contract.

We have the right to modify the Contract in response to legislative changes that could otherwise diminish the favorable tax treatment that annuity contract owners currently receive. We make no guarantee regarding the tax status of the Contract and do not intend the above discussion as tax advice.

On March 27, Congress passed the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”). Among other provision, the CARES Act includes temporary relief from certain tax rules applicable to Qualified Contracts.

Required Minimum Distributions. The CARES Act allows participants and beneficiaries in certain qualified plans and IRAs to suspend taking required minimum distributions in 2020, including any initial required minimum distributions for 2019 that would have been due by April 1, 2020. Additionally, the year 2020 will not be counted in measuring the five year post-death distribution period requirement. Any distributions made in 2020 that, but for the CARES Act, would have been a required minimum distribution will instead be eligible for rollover and will not be subject to the 20% mandatory withholding.

Retirement Plan Distribution Relief. Under the CARES Act, an “eligible participant” can withdraw up to a total of $100,000 from IRAs and certain qualified plans that adopt this provision without being subject to the 10% additional tax on early distributions. The federal income tax on these distributions can be spread ratably over three years and the distributions may be re-contributed during the three-year period following the distribution. For these purposes, eligible participants are participants who:

●	have been diagnosed with COVID-19,
●	have spouses or dependents diagnosed with COVID-19, or
●	have experienced adverse financial consequences stemming from COVID-19 as a result of
o	being quarantined, furloughed or laid off,
o	having reduced work hours,
o	being unable to work due to lack of child care,
o	the closing or reduction of hours of a business owned or operated by the participant, or
o	other factors determined by the Treasury Department.

Eligible participants can take these distributions from 401(k), 403(b), and governmental 457(b) plans even if they would otherwise be subject to in-service withdrawal restrictions (e.g., distributions before age 59½) and the 20% withholding that would otherwise apply to these distributions does not apply.

Important Information about the Indices

S&P 500 Index. The Contract is not sponsored, endorsed, sold or promoted by Standard & Poor’s, a division of the McGraw-Hill companies, Inc. (“S&P”). S&P makes no representation or warranty, express or implied, to the Owners of the Contract or any member of the public regarding the advisability of investing in securities generally or in the Contract particularly or the ability of the S&P 500 Index to track general stock market performance. S&P’s only relationship to the Company is the licensing of certain trademarks and trade names of S&P and of the S&P 500 Index which is determined, composed and calculated by S&P without regard to the Company or the Contract. S&P has no obligation to take the needs of the Company or the Owners of the Contract into consideration in determining, composing or calculating the S&P 500 Index. S&P is not responsible for and has not participated in the determination of the prices and amount of the Contract or the timing of the issuance or sale of the Contract or in determination or calculation of the equation by which the Contract is to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the Contract.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN, AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE COMPANY, OWNERS OF THE PRODUCT, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

The S&P 500 Index is a stock market index based on the market capitalizations of 500 leading companies publicly traded in the U.S. stock market, as determined by Standard & Poor’s. The S&P 500 Index can go up or down based on the stock prices of the 500 companies that comprise the Index. The S&P 500 Index does not include dividends paid on the stocks comprising the Index and therefore does not reflect the full investment performance of the underlying stocks.

The S&P 500 Index is a trademark of Standard & Poor’s or its affiliates and has been licensed for use by the Company.

Barclays Risk Balanced Index. Neither Barclays Bank PLC (“BB PLC”) nor any of its affiliates (collectively ‘Barclays’) is the issuer or producer of CUNA Mutual Group ZoneChoice Annuity and Barclays has no responsibilities, obligations or duties to investors in CUNA Mutual Group ZoneChoice Annuity. The Barclays Risk Balanced Index (the “Index”), together with any Barclays indices that are components of the Index, is a trademark owned by Barclays and, together with any component indices and index data, is licensed for use by the Company as the issuer or producer of CUNA Mutual Group ZoneChoice Annuity (the “Issuer”).

Barclays’ only relationship with the Issuer in respect of the Index is the licensing of the Index, which is administered, compiled and published by BB PLC in its role as the index sponsor (the “Index Sponsor”) without regard to the Issuer or the CUNA Mutual Group ZoneChoice Annuity or investors in the CUNA Mutual Group ZoneChoice Annuity. Additionally, the Company as issuer or producer CUNA Mutual Group ZoneChoice Annuity may for itself execute transaction(s) with Barclays in or relating to the Index in connection with CUNA Mutual Group ZoneChoice Annuity. Investors acquire CUNA Mutual Group ZoneChoice Annuity from the Company and investors neither acquire any interest in the Index nor enter into any relationship of any kind whatsoever with Barclays upon making an investment CUNA Mutual Group ZoneChoice Annuity. The CUNA Mutual Group ZoneChoice Annuity is not sponsored, endorsed, sold or promoted by Barclays and Barclays makes no representation regarding the advisability of the CUNA Mutual Group ZoneChoice Annuity or use of the Index or any data included therein. Barclays shall not be liable in any way to the Issuer, investors or to other third parties in respect of the use or accuracy of the Index or any data included therein.

Barclays Index Administration (“BINDA”), a distinct function within BB PLC, is responsible for day-to-day governance of BB PLC’s activities as Index Sponsor.

To protect the integrity of Barclays’ indices, BB PLC has in place a control framework designed to identify and remove and/or mitigate (as appropriate) conflicts of interest. Within the control framework, BINDA has the following specific responsibilities:

●	oversight of any third party index calculation agent;

●	acting as approvals body for index lifecycle events (index launch, change and retirement); and

●	resolving unforeseen index calculation issues where discretion or interpretation may be required (for example: upon the occurrence of market disruption events).

To promote the independence of BINDA, the function is operationally separate from BB PLC’s sales, trading and structuring desks, investment managers, and other business units that have, or may be perceived to have, interests that may conflict with the independence or integrity of Barclays’ indices.

Notwithstanding the foregoing, potential conflicts of interest exist as a consequence of BB PLC providing indices alongside its other businesses. Please note the following in relation to Barclays’ indices:

●	BB PLC may act in multiple capacities with respect to a particular index including, but not limited to, functioning as index sponsor, index administrator, index owner and licensor.

●	Sales, trading or structuring desks in BB PLC may launch products linked to the performance of an index. These products are typically hedged by BB PLC’s trading desks. In hedging an index, a trading desk may purchase or sell constituents of that index. These purchases or sales may affect the prices of the index constituents which could in turn affect the level of that index.

●	BB PLC may establish investment funds that track an index or otherwise use an index for portfolio or asset allocation decisions.

The Index Sponsor is under no obligation to continue the administration, compilation and publication of the Index or the level of the Index. While the Index Sponsor currently employs the methodology ascribed to the Index (and application of such methodology shall be conclusive and binding), no assurance can be given that market, regulatory, juridical, financial, fiscal or other circumstances (including, but not limited to, any changes to or any suspension or termination of or any other events affecting any constituent within the Index) will not arise that would, in the view of the Index Sponsor, necessitate an adjustment, modification or change of such methodology. In certain circumstances, the Index Sponsor may suspend or terminate the Index. The Index Sponsor has appointed a third-party agent (the “Index Calculation Agent”) to calculate and maintain the Index. While the Index Sponsor is responsible for the operation of the Index, certain aspects have thus been outsourced to the Index Calculation Agent.

Barclays

1.	makes no representation or warranty, express or implied, to the Issuer or any member of the public regarding the advisability of investing in transactions generally or the ability of the Index to track the performance of any market or underlying assets or data; and

2.	has no obligation to take the needs of the Issuer into consideration in administering, compiling or publishing the Index.

Barclays has no obligation or liability in connection with administration, marketing or trading of the CUNA Mutual Group ZoneChoice Annuity.

The licensing agreement between the Company and BB PLC is solely for the benefit of the Company and Barclays and not for the benefit of the owners of the CUNA Mutual Group ZoneChoice Annuity, investors or other third parties.

BARCLAYS DOES NOT GUARANTEE, AND SHALL HAVE NO LIABILITY TO THE PURCHASERS AND TRADERS, AS THE CASE MAY BE, OF THE TRANSACTION OR TO THIRD PARTIES FOR THE QUALITY, ACCURACY AND/OR COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN OR FOR INTERRUPTIONS IN THE DELIVERY OF THE INDEX. BARCLAYS MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE INDEX INCLUDING, WITHOUT LIMITATION, THE INDICES, OR ANY DATA INCLUDED THEREIN. IN NO EVENT SHALL BARCLAYS HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, OR ANY LOST PROFITS, EVEN IF NOTIFIED OF THE POSSIBLITY OF SUCH DAMAGES SAVE TO THE EXTENT THAT SUCH EXCLUSION OF LIABILITY IS PROHIBITED BY LAW.

None of the information supplied by Barclays and used in this publication may be reproduced in any manner without the prior written permission of Barclays Bank PLC. Barclays Bank PLC is registered in England No. 1026167. Registered office 1 Churchill Place London E14 5HP.

Any reference to ‘Bloomberg Index Services Limited’ (including as abbreviated to ‘Bloomberg’) in their capacity as the index calculation agent must include the following:

Bloomberg Index Services Limited is the official index calculation and maintenance agent of the Index, an index owned and administered by Barclays. Bloomberg Index Services Limited does not guarantee the timeliness, accurateness, or completeness of the Index calculations or any data or information relating to the Index. Bloomberg Index Services Limited makes no warranty, express or implied, as to the Index or any data or values relating thereto or results to be obtained therefrom, and expressly disclaims all warranties of merchantability and fitness for a particular purpose with respect thereto. To the maximum extent allowed by law, Bloomberg Index Services Limited, its affiliates, and all of their respective partners, employees, subcontractors, agents, suppliers and vendors (collectively, the “protected parties”) shall have no liability or responsibility, contingent or otherwise, for any injury or damages, whether caused by the negligence of a protected party or otherwise, arising in connection with the calculation of the Index or any data or values included therein or in connection therewith and shall not be liable for any lost profits, losses, punitive, incidental or consequential damages.

OTHER INFORMATION

Distribution of the Contract

We offer the Contract on a continuous basis. We have entered into a distribution agreement with our affiliate, CBSI, for the distribution of the Contract. MEMBERS Life Insurance Company and CBSI are both wholly-owned subsidiaries of CUNA Mutual Investment Corporation. The principal business address of CBSI is 2000 Heritage Way, Waverly, IA 50677. Contracts are sold by licensed insurance agents (the “Selling Agents”) in those states where the Contract may be lawfully sold. Such Selling Agents will be registered representatives of CBSI or other affiliated and unaffiliated broker-dealer firms (the “Selling Broker-Dealers”) registered under the Securities Exchange Act of 1934, as amended (the “1934 Act”), who are members of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and who have entered into the Company’s selling agreements with us and the principal underwriter, CBSI.

We pay CBSI and/or our affiliates pay the Selling Broker-Dealers compensation for the promotion and sale of the Contract. The Selling Agents who solicit sales of the Contract typically receive a portion of the compensation paid by the Company to CBSI and the Selling Broker-Dealers in the form of commissions or other compensation, depending on the agreement between the Selling Broker-Dealer and the Selling Agent. The Selling Agents are also licensed as insurance agents by applicable state insurance authorities and appointed as agents of the Company. Selling Agents who are registered representatives of CBSI or our affiliates are also eligible for various cash benefits, such as bonuses, insurance benefits and financing arrangements, and non-cash items that we may jointly provide with CBSI or our affiliates. Non-cash items include conferences, seminars and trips (including travel, lodging and meals in connection therewith), entertainment, merchandise and other similar items. Sales of the Contracts may help registered representatives of CBSI qualify for such benefits. Selling Agents who are registered representatives of CBSI or our affiliates may receive other payments from us for services that do not directly involve the sale of the Contracts, including payments made for the recruitment and training of personnel, production of promotional literature and similar services.

The amount and timing of commissions we may pay to Selling Broker-Dealers may vary depending on the selling agreement and the Contract sold but is not expected to be more than 7.25% of the Purchase Payment. We may also pay asset-based commission (sometimes called trail commissions) in addition to the Purchase Payment-based commission. We may pay or allow other promotional incentives or payments in the form of cash or other compensation to the extent permitted by FINRA rules and other applicable laws and regulations.

We also pay compensation to wholesaling broker-dealers or other firms or intermediaries, including payments to affiliates of ours, in return for wholesaling services such as providing marketing and sales support, product training and administrative services to the Selling Agents of the Selling Broker-Dealers. These allowances may be based on a percentage of the Purchase Payment.

In addition to the compensation described above, we may make additional cash payments, in certain circumstances referred to as “override” compensation or reimbursements to Selling Broker-Dealers in recognition of their marketing and distribution, transaction processing and/or administrative services support. These payments are not offered to all Selling Broker-Dealers, and the terms of any particular agreement governing the payments may vary among Selling Broker-Dealers depending on, among other things, the level and type of marketing and distribution support provided. Marketing and distribution support services may include, among other services, placement of the Company’s products on the Selling Broker-Dealers’ preferred or recommended list, increased access to the Selling Broker-Dealers’ registered representatives for purposes of promoting sales of our products, assistance in training and education of the Selling Agents, and opportunities for us to participate in sales conferences and educational seminars. The payments or reimbursements may be calculated as a percentage of the particular Selling Broker-Dealer’s actual or expected aggregate sales of our annuity contracts (including the Contract) and/or may be a fixed dollar amount. Broker-dealers receiving these additional payments may pass on some or all of the payments to the Selling Agent.

You should ask your Selling Agent for further information about what commissions or other compensation he or she, or the Selling Broker-Dealer for which he or she works, may receive in connection with your purchase of a Contract.

Commissions and other incentives or payments described above are not charged directly to you. We intend to recover commissions and other compensation, marketing, administrative and other expenses and costs of Contract benefits through the fees and charges imposed under the Contract.

Business Disruption and Cyber-Security Risks

We rely heavily on interconnected computer systems and digital data to conduct our variable and index-linked product business activities. Because our variable and index-linked product business is highly dependent upon the effective operation of our computer systems and those of our business partners, our business is vulnerable to disruptions from utility outages, and susceptible to operational and information security risks resulting from information systems failure (e.g., hardware and software malfunctions), and cyber-attacks. These risks include, among other things, the theft, misuse, corruption and destruction of data maintained online or digitally, interference with or denial of service, attacks on websites and other operational disruption and unauthorized release of confidential Owner information. Such systems failures and cyber-attacks affecting us, CBSI and intermediaries may adversely affect us and your Contract Value. For instance, systems failures and cyber-attacks may interfere with our processing of Contract transactions, including the processing of orders, impact our ability to calculate Contract Value, cause the release and possible destruction of confidential customer or business information, impede order processing, subject us and/or CBSI and intermediaries to regulatory fines and financial losses and/or cause reputational damage. There can be no assurance that we, CBSI or intermediaries will avoid losses affecting your Contract due to cyber-attacks or information security breaches in the future.

Authority to Change

Only the President or Secretary of the Company may change or waive any of the terms of your Contract. Any change must be in writing and signed by the President or Secretary of the Company. You will be notified of any such change, as required by law.

Incontestability

We consider all statements in your application (in the absence of fraud) to be representations and not warranties. We will not contest your Contract.

Misstatement of Age or Gender

If an Annuitant’s date of birth is misstated, we will adjust the income Payments under the Contract to be equal to the payout amount the Contract Value would have purchased based on the individuals correct date of birth. If an Annuitant’s gender has been misstated, and the life income rate type is based on gender, we will adjust the income payments under the Contract to be equal to the payout amount the Contract Value would have purchased based on the Annuitant’s correct gender. We will add any underpayments to the next payment. We will subtract any overpayment from future payments. We will not credit or charge any interest to any underpayment or overpayment.

Conformity with Applicable Laws

The provisions of the Contract conform to the minimum requirements of the state in which the Contract is delivered (i.e., the “state of issue”). The laws of the state of issue control any conflicting laws of any other state in which the Owner may live on or after the Contract Issue Date. If any provision of your Contract is determined not to provide the minimum benefits required by the state in which the Contract is issued, such provision will be deemed to be amended to conform or comply with such laws or regulations. Further, the Company will amend the Contract to comply with any changes in law governing the Contract or the taxation of benefits under the Contract.

Reports to Owners

At least annually, we will mail a report to you at your last known address of record, a report that will state the beginning and end dates for the current report period; your Contract Value at the beginning and end of the current report period; the amounts that have been credited and debited to your Contract Value during the current report period, identified by the type of activity the amount represents; the Surrender Value at the end of the current report period; and any other information required by any applicable law or regulation.

You also will receive confirmations of each financial transaction, such as transfers, withdrawals, and surrenders.

Change of Address

You may change your address by writing to us at our Administrative Office. If you change your address, we will send a confirmation of the address change to both your old and new addresses.

Inquiries

You may make inquiries regarding your Contract by writing to us or calling us at our Administrative Office.

CORPORATE HISTORY OF THE COMPANY

[to be updated by amendment]

We are a wholly-owned indirect subsidiary of CMFG Life Insurance Company (“CMFG Life”) and a direct wholly-owned subsidiary of CUNA Mutual Investment Corporation (“CMIC”). We were formed by CMFG Life on February 27, 1976, as a stock life insurance company under the laws of the State of Wisconsin for the purpose of writing credit disability insurance. The original name of the Company was CUDIS Insurance Society, Inc. On August 3, 1989, the Company’s name changed to CUMIS Life Insurance, Inc., and was subsequently changed to its current name on January 1, 1993. League Life Insurance Company (Michigan) merged into the Company on January 1, 1992 in connection with the concurrent merger of MEMBERS Life Insurance Company (Texas) into the Company. We re-domiciled from Wisconsin to Iowa on May 3, 2007. On February 17, 2012, we amended and restated our Articles of Incorporation to change our purpose to be the writing of any and all of the lines of insurance and annuity business authorized by Iowa Code Chapter 508 and any other line of insurance or annuity business authorized by the laws of the State of Iowa. Currently, we have no employees.

CMFG Life is a stock insurance company organized on May 20, 1935 and domiciled in Iowa. CMFG Life is one of the world’s largest direct underwriters of credit life and disability insurance and is a major provider of qualified pension products to credit unions. Further, CMFG Life and its affiliated companies currently offer deferred and immediate annuities, individual term and permanent life insurance, and accident and health insurance. In 2012, CMFG Life was reorganized as a wholly-owned subsidiary of TruStage Financial Group, Inc. (f/k/a CUNA Mutual Financial Group, Inc.), which is a wholly-owned subsidiary of CUNA Mutual Holding Company (“CM Holding”), a mutual holding company organized under the laws of the State of Iowa.

In August 2013, the Company began issuing an Index-Linked Annuity Contract under the name “MEMBERS® Zone Annuity”. In July 2016, the Company began issuing a flexible premium variable and index-linked annuity contract under “MEMBERS® Horizon Variable Annuity”. In December 2018, the Company began issuing a flexible premium variable and index-linked annuity contract under “MEMBERS® Horizon II Flexible Premium Deferred Variable and Index Linked Annuity”. In August 2019, the Company began issuing a single premium deferred index annuity under the name “CUNA Mutual Group Zone Income Annuity.” In _____ 2021, the Company began issuing a single premium deferred variable annuity with index-linked interest options under the name “CUNA Mutual Group ZoneChoice Annuity”. These annuity contracts account for all the new product sales of the Company. The Company also serves previously existing blocks of individual and group life policies.

CMFG Life provides significant services required in the conduct of the Company’s operations. We have entered into a Cost Sharing, Procurement, Disbursement, Billing and Collection Agreement for the administration of our business pursuant to which CMFG Life performs certain administrative functions related to agent licensing, payment of commissions, actuarial services, annuity policy issuance and service, accounting and financial compliance, market conduct, general and informational services and marketing as well as share certain resources and personnel with us; and pursuant to which CMFG Life provides us with certain procurement, disbursement, billing and collection services.

You may write us at 2000 Heritage Way, Waverly, Iowa 50677-9202, or call us at 1-800-798-5500.

We share office space with our indirect parent, CMFG Life. CMFG Life occupies office space in Madison, Wisconsin and Waverly, Iowa that is owned by CMFG Life. Expenses associated with the facilities are allocated to us through the Amended and Restated Expense Sharing Agreement that we entered into with CMFG Life on January 1, 2015.

Financial Information

Our financial statements have been prepared in accordance with SAP.

Investments

Our investment portfolio consists primarily of fixed income securities.

Reinsurance

We reinsure our life insurance exposure with an affiliated insurance company under a traditional indemnity reinsurance arrangement. We entered into a Coinsurance Agreement with CMFG Life in 2012. Under this agreement, we agreed to cede 95% of all insurance in force as of October 31, 2012 to CMFG Life. On September 30, 2015, we amended the Coinsurance Agreement with CMFG Life and now cede 100% of our insurance policies in force to CMFG Life. In 2013, we entered into a second agreement to cede 100% of the business related to MEMBERS® Zone Annuity contracts to CMFG Life. On November 1, 2015, we entered into a Coinsurance and Modified Coinsurance Agreement with CMFG Life to cede 100% of the business related to MEMBERS® Horizon Flexible Premium Deferred Variable and Index Linked Annuity contracts. On October 15, 2018, we amended the Coinsurance and Modified Coinsurance Agreement with CMFG Life to cede 100% of the business related to MEMBERS® Horizon II Flexible Premium Deferred Variable and Index Linked Annuity contracts. Effective January 1, 2019 an Amended and Restated Coinsurance and Modified Coinsurance Agreement with CMFG Life ceding 100% of the business relating to the MEMBERS Zone Annuity contracts, the MEMBERS Horizon Flexible Premium Deferred Variable and Index Linked Annuity contracts, the MEMBERS Horizon II Flexible Premium Deferred Variable and Index Linked Annuity contracts and the CUNA Mutual Group Zone Income Annuity Contracts was put in place. This Amended and Restated Coinsurance and Modified Coinsurance Agreement replaced all prior reinsurance agreements relating to the variable and index-linked annuity contracts issued by the Company. These agreements do not relieve us of our obligations to our policyholders under contracts covered by these agreements. However, they do transfer all of the Company’s underwriting profits and losses to CMFG Life and require CMFG Life to indemnify the Company for all of its liabilities.

Policy Liabilities and Accruals

The applicable accounting standards and state insurance laws under which we operate require that we record policy liabilities to meet the future obligations associated with all of our outstanding policies.

POTENTIAL RISK FACTORS THAT MAY AFFECT OUR BUSINESS AND OUR FUTURE RESULTS

[to be updated by amendment]

Although economic conditions both domestically and globally have continued to improve since the recession from late 2007 through the first half of 2009, we remain vulnerable to market uncertainty and continued financial instability of national, state and local governments. Conditions in the global capital markets and economy could deteriorate in the near future and affect our financial position and our level of earnings from our operations.

Markets in the United States and elsewhere remain subject to volatility and disruption. Any future economic downturn or market disruption could negatively impact our ability to invest our funds.

Specifically, if market conditions deteriorate in 2021 or beyond:

●	our investment portfolio could incur other-than-temporary impairments;

●	due to potential downgrades in our investment portfolio, we could be required to raise additional capital to sustain our current business in force and new sales of our annuity products, which may be difficult in a distressed market. If capital would be available, it may be at terms that are not favorable to us; or

●	our liquidity could be negatively affected, and we could be forced to further limit our operations and our business could suffer, as we need liquidity to pay our policyholder benefits and operating expenses.

The principal sources of our liquidity are monthly settlements under the coinsurance agreements with CMFG Life, annuity deposits, investment income, proceeds from the sale, maturity and call of investments and capital contributions from CMFG Life.

Governmental initiatives intended to improve global and local economies that have been adopted may not be effective and, in any event, may be accompanied by other initiatives, including new capital requirements or other regulations that could materially affect our results of operations, financial condition and liquidity in ways that we cannot predict.

We are subject to extensive laws and regulations that are administered and enforced by a number of different regulatory authorities including state insurance regulators, the National Association of Insurance Commissioners (“NAIC”) and the SEC. Some of these authorities are or may in the future consider enhanced or new regulatory requirements intended to prevent future crises or otherwise assure the stability of institutions under their supervision. These authorities may also seek to exercise their supervisory or enforcement authority in new or more robust ways. All of these possibilities, if they occurred, could affect the way we conduct our business and manage our capital, and may require us to satisfy increased capital requirements, any of which in turn could materially affect our results of operations, financial condition and liquidity.

We face potential competition from companies that have greater financial resources, broader arrays of products, higher ratings and stronger financial performance, which may impair our ability to attract new customers and maintain our profitability and financial strength. It may also impair our ability to retain customers which could increase surrenders and impact profitability and financial strength.

We operate in a highly competitive industry. Many of our competitors are substantially larger and enjoy substantially greater financial resources, claims-paying ability and financial strength, broader and more diversified product lines and more widespread distribution relationships. Our annuity products compete with fixed indexed, traditional fixed rate and variable annuities (and combinations thereof) sold by other insurance companies and also with mutual fund products, traditional bank investments and other investment and retirement funding alternatives offered by asset managers, banks and broker-dealers. Our annuity products also compete with products of other insurance companies, financial intermediaries and other institutions based on a number of factors, including crediting rates, policy terms and conditions, services provided to distribution channels and policyholders, ratings, reputation and distribution compensation.

Our ability to compete will depend in part on the performance of our products. We will not be able to accumulate and retain assets under management for our products if our products underperform the market or the competition, since such underperformance likely would result in asset withdrawals and reduced sales.

We compete for distribution sources for our products. We believe that our success in competing for distributors will depend on factors such as our financial strength, the services we provide to, and the relationships we develop with these distributors and offering competitive commission structures. Our distributors will generally be free to sell products from whichever providers they wish, which makes it important for us to continually offer distributors products and services they find attractive. If our products or services fall short of distributors’ needs, we may not be able to establish and maintain satisfactory relationships with distributors of our annuity products. Our ability to compete will also depend in part on our ability to develop innovative new products and bring them to market more quickly than our competitors. In order for us to compete in the future, we will need to continue to bring innovative products to market in a timely fashion. Otherwise, our revenues and profitability could suffer.

The loss of key executives could disrupt our operations.

Our success depends in part on the continued service of key executives within our Company and CMFG Life’s ability to attract and retain additional executives and employees. The loss of key executives or CMFG Life’s inability to recruit and retain additional qualified personnel could cause disruption in our business and prevent us from fully implementing our business strategies, which could materially and adversely affect our business, growth and profitability.

Changes in state and federal regulation may affect our profitability.

We are subject to regulation under applicable insurance statutes, including insurance holding company statutes, in the various states in which we transact business. Insurance regulation is intended to provide safeguards for policyholders rather than to protect shareholders of insurance companies or their holding companies. As increased scrutiny has been placed upon the insurance regulatory framework, a number of state legislatures have considered or enacted legislative proposals that alter, and in many cases increase, state authority to regulate insurance companies and holding company systems.

Regulators oversee matters relating to trade practices, policy forms, claims practices, guaranty funds, types and amounts of investments, reserve adequacy, insurer solvency, minimum amounts of capital and surplus, transactions with related parties, changes in control and payment of dividends.

State insurance regulators and the NAIC continually reexamine existing laws and regulations and may impose changes in the future.

We are subject to the NAIC’s risk-based capital requirements which are intended to be used by insurance regulators as an early warning tool to identify deteriorating or weakly capitalized insurance companies for the purpose of initiating regulatory action. We also may be required, under solvency or guaranty laws of most states in which we do business, to pay assessments up to certain prescribed limits to fund policyholder losses or liabilities for insolvent insurance companies.

Although the federal government does not directly regulate the insurance business, federal legislation and administrative policies in several areas, including pension regulation, anti-discrimination regulation, financial services regulation, securities regulation and federal taxation, can significantly affect the insurance business. In addition, legislation has been enacted that could result in the federal government assuming some role in the regulation of the insurance industry.

The Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”) enacted in July 2010 made sweeping changes to the regulation of financial services entities, products and markets. The Dodd-Frank Act directed existing and newly-created government agencies and bodies to perform studies and promulgate a multitude of regulations implementing the law, a process that has substantially advanced but is not yet complete. While a number of studies and most are certain key Dodd-Frank requirements that remain to be implemented and may affect our business.

Among other things, the Dodd-Frank Act imposes a comprehensive new regulatory regime on the over-the-counter (“OTC”) derivatives marketplace and grants new joint regulatory authority to the SEC and the U.S. Commodity Futures Trading Commission (“CFTC”) over OTC derivatives. While the SEC and CFTC continue to promulgate rules required by the Dodd-Frank Act, most rules have been finalized and, as a result, certain of the Company’s derivatives operations are subject to, among other things, new recordkeeping, reporting and documentation requirements and new clearing requirements for certain swap transactions (currently, certain interest rate swaps and index-based credit default swaps; cleared swaps require the posting of margin to a clearinghouse via a futures commission merchant and, in some case, to the futures commission merchant as well).

In addition, in the latter part of 2015, U.S. federal banking regulators and the CFTC adopted regulations that will require swap dealers, security-based swap dealers, major swap participants and major security-based swap participants (“Swap Entities”) to post margin to, and collect margin from, their OTC swap counterparties (the “Margin Rules”). Pursuant to the Margin Rules, the Company is required to exchange variation margin with its derivatives counterparties that are Swap Entities and it may be required to exchange initial margin with such counterparties beginning in September 2021.

Other regulatory requirements may indirectly impact us. For example, non-U.S. counterparties of the Company may also be subject to non-U.S. regulation of their derivatives transactions with the Company. In addition, counterparties regulated by the Prudential Regulators (which consist of the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the FDIC, the Farm Credit Administration, and the Federal Housing Finance Agency) are subject to liquidity, leverage and capital requirements that impact their derivatives transactions with the Company. Collectively, these new requirements have increased the direct and indirect costs of our derivatives activities and may further increase them in the future.

The Dodd-Frank Act also established a Federal Insurance Office (“FIO”) under the U.S. Treasury Department. Although the Federal Insurance Office was not granted general supervisory authority over the insurance industry, it is authorized to, among other things, (1) monitor all aspects of the insurance industry and of lines of business other than certain health insurance, certain long-term care insurance and crop insurance and (2) recommend changes to the state system of insurance regulation to the U.S. Congress. The FIO was required to issue several reports to Congress on the insurance industry, most notably, (i) a report on “how to modernize and improve the system of insurance regulation in the United States”, and (ii) a report on “the breadth and scope of the global reinsurance market and the critical role such market plays in supporting insurance in the United States.” The FIO has completed such reports and it remains to be seen whether either of the FIO’s reports will affect the manner in which insurance and reinsurance are regulated in the U.S. and, thereby, the Company’s business.

The Dodd-Frank Act also established the Financial Stability Oversight Council (the “FSOC”), which is charged with identifying risks to the financial stability of the U.S. financial markets, promoting market discipline, and responding to emerging threats to the stability of the U.S. financial markets. The FSOC is empowered to make recommendations to primary financial regulatory agencies regarding the application of new or heightened standards and safeguards for financial activities or practices, and certain participation in such activities, that threaten the stability of the U.S. financial markets. In addition, the FSOC is authorized to determine whether an insurance company is systematically significant and to recommend that it should be subject to enhanced prudential standards and to supervision by the Board of Governors of the Federal Reserve System. In April 2012, the FSOC approved its final rule for designating non-bank financial companies as systemically important financial institutions (“SIFI”). Under the final rule, the Company’s assets, liabilities and operations do not currently satisfy the financial thresholds that serve as the first step of the three-stage process to designate a non-bank financial company as a SIFI. While recent developments suggest that it is unlikely that FSOC will be designating additional non-bank financial companies as systematically significant, there can be no assurance of that unless and until FSOC’s authority to do so has been rescinded.

Separate from any SIFI designation, the Company could potentially be subject to the orderly liquidation authority of the Federal Deposit Insurance Corporation (“FDIC”), in accordance with Title II of the Dodd-Frank Act. Title II of the Dodd-Frank Act provides that the FDIC, under certain circumstances, may be appointed receiver of a “covered financial company,” which could include an insurance company, for purposes of liquidating such company. This would apply to insurance companies in a limited context, where the relevant state insurance regulator has failed to act within 60 days after a determination has been made to subject the insurance company to the FDIC’s orderly liquidation authority, and resolution by the FDIC would be in accordance with state insurance law. The uncertainty about regulatory requirements could influence the Company’s product line or other business decisions with respect to some product lines.

Additionally, Dodd-Frank created the Consumer Financial Protection Bureau (“CFPB”), an independent division of the Department of Treasury with jurisdiction over credit, savings, payment, and other consumer financial products and services, but excluding investment products already regulated by the SEC or the CFTC. The CFPB has supervisory authority over certain non-banks whose activities or products it determines pose risks to consumers.

In addition to promulgating rules that could impose compliance obligations on the Company, the CFPB continues to bring enforcement actions involving a growing number of issues, including actions brought jointly with state Attorneys General, which could directly or indirectly affect the Company. Additionally, the CFPB is exploring the possibility of helping Americans manage their retirement savings and is considering the extent of its authority in that area. The Company is unable at this time to predict the impact of the CFPB’s activities on the Company.

Although the full impact of the Dodd-Frank Act cannot be determined until all of the various studies mandated by the law are conducted and all implementing regulations are adopted, many of the legislation’s requirements could have adverse consequences for the financial services industry, including for the Company. The Dodd-Frank Act could make it more expensive for the Company to conduct business, require the Company to make changes to its business model, or satisfy increased capital requirements.

Regulation of Broker-Dealers and Sales of Insurance Products

The sales of our insurance products could also be adversely affected to the extent that some or all of the firms that distribute our products face heightened regulatory scrutiny, increased regulation and potentially heightened litigation risks that cause them to de-emphasize sales of the types of products issued by us.

The SEC adopted a series of rules related to the standard of care owed by a broker-dealer to its customers (“Regulation BI”), and the creation of a Form CRS Relationship Summary. The obligations of Regulation BI and Form CRS generally went effective on June 30, 2020. Among other things, Regulation BI would impose a “best interest” standard of care on broker-dealers making recommendations to their customers. Broker-dealers and investment advisers would be required to provide the Form CRS Relationship Summary to their customers. The Form is designed to provide information about the broker-dealer or investment adviser to their customers. The changes under Regulation BI and the Form CRS could increase our overall compliance costs. In addition, these changes may lead to greater exposure to legal claims in certain circumstances, including an increased risk of regulatory enforcement actions or potentially private claims.

There is also a possibility that the various states may develop rules raising the standard of care owed by insurance agents to their customers. For example, the NAIC has been working towards the adoption of revisions to the NAIC’s Suitability in Annuity Transactions Model Regulation that would impose a requirement that any recommendation of an annuity product be in the consumer’s best interest. As a result, as this or similar changes are adopted by our state insurance regulator(s) and made applicable to us or the third-party firms that distribute our products, they could have an adverse impact on our business. Whether other state proposals, or the proposed amendments to the NAIC’s Suitability in Annuity Transactions Model Regulation, will ultimately be adopted is uncertain.

Events outside of our control may negatively affect our business continuity, results of operations and financial performance

The occurrence of a disaster, such as a natural catastrophe, pandemic, industrial accident, blackout, terrorist attack, war, cyberattack, computer virus, insider threat, unanticipated problems with our disaster recovery processes, a support failure from external providers or other events outside of our control, could have an adverse effect on our ability to conduct business and on our results of operations and financial condition, particularly if those events affects our computer-based data processing transmission, storage, and retrieval systems or destroy data. If a significant number of employees were unavailable in the event of a disaster, our ability to effectively conduct business could be severely compromised. Our systems are also subject to compromise from internal threats.

In addition to disruptions to our operations, period of market volatility may occur in response to pandemics or other events outside of our control. For example, in December 2019, a novel strain of coronavirus surfaced in Wuhan, China, which has resulted in the temporary closure of many corporate offices, retail stores, and manufacturing facilities and factors around the world. As the potential impact on global markets from the coronavirus is difficult to predict, the extent to which the coronavirus may negatively affect our results of operations and financial performance or the duration of any potential business disruption is uncertain. Any potential impact to our results of operations and financial performance will depend to a large extent on future developments and new information that may emerge regarding the duration and severity of the coronavirus and the actions taken by authorities and other entities to contact the coronavirus or treat its impact, all of which are beyond our control. These potential impacts, while uncertain, could adversely affect our results of operations and financial performance.

Changes in federal income taxation laws may affect sales of our products and profitability.

The annuity products that we market generally provide the policyholder with certain federal income tax advantages. For example, federal income taxation on any increases in non-qualified annuity contract values (i.e., the “inside build-up”) is deferred until it is received by the policyholder. With other savings and investments, such as certificates of deposit and taxable bonds, the increase in value is generally taxed each year as it is earned.

From time to time, various tax law changes have been proposed that could have an adverse effect on our business, including the elimination of all or a portion of the income tax advantages for annuities. If legislation were enacted to eliminate the tax deferral for annuities, such a change may have an adverse effect on our ability to sell non-qualified annuities. Non-qualified annuities are annuities that are not sold to a qualified retirement plan.

Distributions from non-qualified annuity policies have been considered “investment income” for purposes of the Medicare tax on investment income contained in the Health Care and Education Reconciliation Act of 2010. As a result, in certain circumstances, a 3.8% tax (“Medicare Tax”) may be applied to some or all of the taxable portion of distributions from non-qualified annuities to individuals whose income exceeds certain threshold amounts. This new tax may have an adverse effect on our ability to sell non-qualified annuities to individuals whose income exceeds these threshold amounts and could accelerate withdrawals due to this additional tax. The constitutionality of the Health Care and Education Reconciliation Act of 2010 is currently the subject of multiple litigation actions initiated by various state attorneys general, and the Act is also the subject of several proposals in the U.S. Congress for amendment and/or repeal. The outcome of such litigation and legislative action as it relates to the 3.8% Medicare Tax is unknown at this time.

We face risks relating to litigation, including the costs of such litigation, management distraction and the potential for damage awards, which may adversely impact our business.

We may become involved in litigation, both as a defendant and as a plaintiff, relating to claims arising out of our operations in the normal course of business. In addition, state regulatory bodies, such as state insurance departments, the SEC, FINRA, the Department of Labor, and other regulatory bodies regularly make inquiries and conduct examinations or investigations of companies in the annuity business concerning compliance with, among other things, insurance laws, securities laws, the Employee Retirement Income Security Act of 1974, as amended, and laws governing the activities of broker-dealers. Companies in the annuity business have faced litigation, including class action lawsuits, alleging improper product design, improper sales practices and similar claims. There can be no assurance that any future litigation will not have a material adverse effect on our business, financial condition or results of operations through distraction of our management or otherwise.

SELECTED FINANCIAL DATA

[To be updated by amendment]

The following selected financial data is derived from the Company’s financial statements and should be read in conjunction with the discussion under Management’s Discussion and Analysis of Financial Condition and Results of Operations. The results of operations data for the years ended December 31, 2019, 2018 and 2017 and the balance sheet data as of December 31, 2019 and 2018 should be read in conjunction with our financial statements and related notes appearing elsewhere in this Prospectus. The results for the past periods are not necessarily indicative of results that may be achieved in future periods. The Company entered into reinsurance agreements in 2019, 2015, 2013 and 2012 which significantly impact the Company’s financial results and presentation. See Note 7 of the Notes to Financial Statements appearing elsewhere in this Prospectus for additional information on these agreements.

	For the year ended December 31,
Results of Operations Data	2020	2019	2018	2017	2016
	(Dollars in thousands)
Revenues
Life and health premiums, net	$	$ —	$ —	$ —	$ (21)
Contract charges, net		—	—	—	—
Net investment income		1,677	762	517	376
Net realized investment gains (losses)		17	(17)	—	—
Other income		38	18	3,996	3,415

Total revenues		1,732	763	4,513	3,770

Benefits and expenses
Life and health insurance claims and benefits, net		—	—	2	(1)
Interest credited to policyholder account balances, net		40	(15)	—	—
Operating and other expenses		343	151	1,709	1,049

Total benefits and expenses		383	136	1,711	1,048

Income before income taxes		1,349	627	2,802	2,722
Income tax expense (benefit)		(2)	(182)	723	887

Net income	$	$ 1,351	$ 809	$ 2,079	$ 1,835

Balance Sheet Data	For the year ended December 31,
	2020	2019	2018	2017	2016
	(Dollars in thousands)
Assets
Debt securities, available for sale, at fair value	$	$ 35,744	$ 29,569	$ 10,667	$ 10,539
Cash and cash equivalents		29,037	24,912	18,440	18,732
Reinsurance recoverable from affiliate		23,927	24,034	23,973	23,687
Assets on deposit		4,274,964	3,138,096	2,453,033	1,619,113
Other assets		5,646	9,427	11,299	14,138
Separate account assets		169,654	103,205	69,005	20,221
Total assets	$	$ 4,538,972	$ 3,329,243	$ 2,586,417	$ 1,706,430

Liabilities and stockholder’s equity
Claim and policy benefit reserves – life and health	$	$ 22,551	$ 26,836	$ 23,052	$ 21,506
Policyholder account balances		4,281,679	3,142,077	1,456,634	1,622,448
Other liabilities		22,556	17,205	19,028	18,970
Separate account liabilities		169,654	103,205	69,005	20,221
Total liabilities		4,496,440	3,289,323	2,567,719	1,683,145
Total stockholder’s equity		42,532	39,920	18,698	23,285
Total liabilities and stockholder’s equity	$	$ 4,538,972	$ 3,329,243	$ 2,586,417	$ 1,706,430

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

[To be updated by amendment]

Management’s Discussion and Analysis of Financial Condition and Results of Operations reviews our financial condition at December 31, 2019 and December 31, 2018; our results of operations for the years ended December 31, 2019 and 2018; and where appropriate, factors that may affect future financial performance. A discussion on the Results of Operations for the year ended December 31, 2017 is included in the “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS” section in the prospectus to the Form S-1 as filed on April 18, 2019 (SEC File No. 333-222172). This discussion should be read in conjunction with our financial statements and notes thereto appearing elsewhere in this Prospectus. The dollar amounts disclosed in this Management’s Discussion and Analysis of Financial Condition and Results of Operations are in thousands.

Cautionary Statement Regarding Forward-Looking Information

All statements, trend analyses and other information contained in this Prospectus and elsewhere (such as in press releases, presentations by us, our immediate parent CMIC, or CM Holding, our management or oral statements) relative to markets for our products and trends in our operations or financial results, as well as other statements including words such as “anticipate”, “believe”, “plan”, “estimate”, “expect”, “intend”, and other similar expressions, constitute forward-looking statements. The Company cautions that these statements may vary from actual results and the differences between these statements and actual results can be material. Accordingly, the Company cannot assure you that actual results will not differ materially from those expressed or implied by the forward-looking statements. Factors that could contribute to these differences include, among other things:

●	general economic conditions and other factors, including prevailing interest rate levels and stock and credit market performance which may affect (among other things) our ability to sell our products, our ability to access capital resources and the costs associated therewith, the fair value of our investments, which could result in other than temporary impairments, and certain liabilities, and the lapse rate and profitability of policies;

●	customer response to new products and marketing initiatives;

●	changes in the federal income tax laws and regulations that may affect the relative income tax advantages of our products;

●	increasing competition in the sale of annuities;

●	regulatory changes or actions, including those relating to regulation of financial services affecting (among other things) bank and credit union sales and underwriting of insurance products and regulation of the sale, underwriting and pricing of products; and

●	the risk factors or uncertainties disclosed in this Prospectus.

The outbreak of the novel strain of coronavirus in 2020, specifically identified as “COVID-19”, has resulted in governments worldwide enacting emergency measures to combat the spread of the virus. These measures, which include the implementation of travel bans, self-imposed quarantine periods and social distancing, have caused material disruption to businesses globally resulting in an economic slowdown. The Company has enacted its business interruption plans and is able to continue to operate effectively. The duration and impact of the COVID-19 outbreak is unknown at this time, as is the effectiveness of the interventions put in place. It is currently not possible to reliably estimate the length and severity of these developments and the impact on the financial results and condition of the Company in future periods. Further, these uncertainties have the potential to negatively affect the risk of credit default for the issuers of debt securities held by the Company, requiring an additional credit loss allowance. Additionally, the Company has reinsurance recoverable and assets on deposit balances that are not collateralized, and the Company retains the risk of loss in the event CMFG Life is unable to meet its obligations assumed under the reinsurance agreements. The Company believes the risk of non-collection (from its upstream parent) continues to be remote, but the impacts of the COVID-19 outbreak are not yet fully understood. The Company has a strong capital position, low leverage and high liquidity and expects to be able to address its ongoing obligations, such as paying claims. The Company expects to maintain its strong capital position.

For a detailed discussion of these and other factors that might affect our performance see the section entitled “Potential Risk Factors That May Affect Our Business and Our Future Results.”

Overview

The Company is a wholly-owned indirect subsidiary of CMFG Life and a direct wholly-owned subsidiary of CMIC. Our ultimate parent is CM Holding, a mutual insurance holding company organized under the laws of Iowa. On May 3, 2007, the Company re-domiciled from Wisconsin to Iowa. On February 17, 2012, the Company amended and restated our Articles of Incorporation to change our purpose to be the writing of any and all of the lines of insurance and annuity business authorized by Iowa Code Chapter 508 as authorized by the laws of the State of Iowa.

The Company is authorized to sell life, health and annuity policies in all states in the U.S. and the District of Columbia, except New York. The following table identifies states with premiums greater than 5% of total direct premium and states with deposits on annuity contracts greater than 5% of total deposits. Results associated with the deposits on annuity contracts include MEMBERS® Zone Annuity, MEMBERS® Horizon Flexible Premium Deferred Variable and Index Linked Annuity, MEMBERS® Horizon II Flexible Premium Deferred Variable and Index Linked Annuity, CUNA Mutual Group Zone Income™ Annuity and CUNA Mutual Group ZoneChoice™ Annuity.

	Direct Life and Health Premium			Deposits on Annuity Contracts
	2020	2019	2018	2020	2019	2018
Michigan	%	60%	62%	%	6%	7%
Texas		25	24		5	*
California		5	5		*	*
Pennsylvania		*	*		7	8
Wisconsin		*	*		6	5
Iowa		*	*		5	6
Florida		*	*		5	6
Indiana		*	*		*	5
*Less than 5%

No other state represents more than 5% of the Company’s premiums or deposits for any year in the three years ended December 31, 2019.

As of December 31, 2019 and 2018, the Company had more than $4,538 million and $3,329 million in assets and more than $72 million and $80 million of life insurance in force, respectively.

The Company services existing closed blocks of individual and group life policies. In August 2013, the Company began issuing a single premium deferred index annuity contract under the name “MEMBERS® Zone Annuity”. In July 2016, the Company began issuing a flexible premium deferred variable and index-linked annuity contract under the name “MEMBERS® Horizon Flexible Premium Deferred Variable and Index Linked Annuity”. In December 2018, the Company began issuing a flexible premium variable and index-linked annuity contract under the name “MEMBERS® Horizon II Flexible Premium Deferred Variable and Index Linked Annuity”. In August 2019, the Company began issuing a single premium deferred modified guaranteed index annuity contract under the name “CUNA Mutual Group Zone Income™ Annuity”. These four annuity contracts account for all the new sales of the Company. The Company distributes the annuity contracts through multiple face-to-face distribution channels, including:

●	Managed Agents: employees of CMFG Life who sell insurance and investment products to members of credit unions that have contracted with the Company and its affiliates to provide these services;

●	Dual Employee Agents: employees of credit unions who sell insurance and investment products to members of credit unions that have contracted with the Company and its affiliates to provide these services. These agents are registered representatives of the Company’s affiliated broker dealer, CBSI: and

●	Independent Agents: agents who also represent other insurance companies and, along with or through an unaffiliated broker-dealer, contract with the Company to offer its annuity products that are made available for distribution through this channel.

The Company entered into a Coinsurance Agreement with CMFG Life in 2012. Under this agreement, the Company agreed to cede 95% of all insurance in force as of October 31, 2012 to CMFG Life. On September 30, 2015, the Company amended the Coinsurance Agreement with CMFG Life and now cede 100% of our insurance policies in force to CMFG Life. In 2013, the Company entered into a second agreement to cede 100% of the business related to MEMBERS® Zone Annuity contracts to CMFG Life. On November 1, 2015, the Company entered into a Coinsurance and Modified Coinsurance Agreement with CMFG Life to cede 100% of the business related to MEMBERS® Horizon Flexible Premium Deferred Variable and Index Linked Annuity contracts. On October 15, 2018, the Company amended the Coinsurance and Modified Coinsurance Agreement with CMFG Life to cede 100% of the business related to MEMBERS® Horizon II Flexible Premium Deferred Variable and Index Linked Annuity contracts. On August 19, 2019, the Company entered into a reinsurance agreement with CMFG Life to cede 100%of the business related to CUNA Mutual Group Zone Income Annuity Contracts. In December 2019, the Company filed a replacement reinsurance agreement, which consolidates and replaces the three separate agreements related to its annuity contracts (the 2013, 2015 and 2019 agreements), with its state of domicile. This replacement agreement was approved by the regulator in January 2020 and effective in 2019. These agreements do not relieve us of our obligations to our policyholders under contracts covered by these agreements. However, they do transfer all of the Company’s underwriting profits and losses to CMFG Life and require CMFG Life to indemnify the Company for all of its liabilities. As a result, the Company believes its profitability from insurance operations going forward will be minimal.

CMFG Life provides significant services required in the conduct of the Company’s operations pursuant to a Cost Sharing, Procurement, Disbursement and Billing and Collection Agreement. CMFG Life allocates expenses to us on the basis of estimated time spent by employees of CMFG Life on Company matters and the use of operational resources. Management believes the allocations of expenses are reasonable and that the results of the Company’s operations may have materially differed in a negative manner from the results reflected in the accompanying financial statements if the Company did not have this relationship.

Critical Accounting Policies

The complexity of the business environment and applicable authoritative accounting guidance requires us to closely monitor our accounting policies. The following summary of our critical accounting policies is intended to enhance your ability to assess our financial condition and results of operations and the potential volatility due to changes in estimates.

Use of Estimates - The preparation of financial statements in conformity with SAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and in some cases the difference could be material. Investment valuations, embedded derivatives, claim and policyholder benefit reserves and deferred tax asset valuation reserves are most affected by the use of estimates and assumptions.

Investments - Investments in debt securities are classified as available-for-sale and are carried at fair value. Unrealized gains and losses on investments in debt securities, net of federal income taxes, are included in accumulated other comprehensive income (loss) as a separate component of stockholder’s equity.

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

The fair value hierarchy prioritizes the inputs to valuation techniques used to measure fair value of assets and liabilities into three broad levels. The Company has categorized its financial instruments, based on the degree of subjectivity inherent in the valuation technique, as follows:

Level 1: Inputs are directly observable and represent quoted prices for identical assets or liabilities in active markets the Company has the ability to access at the measurement date.

Level 2: All significant inputs are observable, either directly or indirectly, other than quoted prices included in Level 1, for the asset or liability. This includes: (i) quoted prices for similar instruments in active markets, (ii) quoted prices for identical or similar instruments in markets that are not active, (iii) inputs other than quoted prices that are observable for the instruments, and (iv) inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3: One or more significant inputs are unobservable and reflect the Company’s estimates of the assumptions that market participants would use in pricing the asset or liability, including assumptions about risk.

For purposes of determining the fair value of the Company’s investments, observable inputs are those inputs used by market participants in valuing financial instruments, which are developed based on market data obtained from independent sources. The Company uses prices and inputs that are current as of the measurement date. In some instances, valuation inputs used to measure fair value fall into different levels of the fair value hierarchy. The category level in the fair value hierarchy is determined based on the lowest level input that is significant to the fair value measurement in its entirety. The hierarchy requires the use of market observable information when available for assessing fair value. The Company has no Level 3 investments with unrealized gains or losses included in other comprehensive income (loss).

Our assets and liabilities, which are measured at fair value on a recurring basis as of December 31, 2020, are presented below based on the fair value hierarchy levels.

Assets, at Fair Value	Level 1	Level 2	Level 3	Total

Cash equivalents	$ 28,122	$ —	$ —	$ 28,122
Debt securities:
U.S. government and agencies	—	9,193	—	9,193
Domestic corporate securities	—	17,235	—	17,235
Residential mortgage-backed securities	—	3,234	—	3,234
Other structured securities	—	2,001		2,001
Foreign corporate securities	—	4,081	—	4,081
Total debt securities	—	35,744	—	35,744

Derivatives embedded in assets on deposit	—	—	952,002	952,002
Separate account assets	—	169,654	—	169,654
Total assets	$ 28,122	$ 205,398	$ 952,002	$1,185,522

Liabilities, at Fair Value	Level 1	Level 2	Level 3	Total

Derivatives embedded in annuity contracts	$ —	$ —	$ 952,002	$ 952,002
Total liabilities	$ —	$ —	$ 952,002	$ 952,002

Our assets and liabilities, which are measured at fair value on a recurring basis as of December 31, 2019, are presented below based on the fair value hierarchy levels.

Assets, at Fair Value	Level 1	Level 2	Level 3	Total
Cash equivalents	$ 21,630	$ —	$ —	$ 21,630
Debt securities:
U.S. government and agencies	—	8,223	—	8,223
Domestic corporate securities	—	16,655	—	16,655
Residential mortgage-backed securities	—	653	—	653
Foreign corporate securities	—	4,038	—	4,038
Total debt securities	—	29,569	—	29,569

Derivatives embedded in assets on deposit	—	—	524,178	524,178
Separate account assets	—	103,205	—	103,205
Total assets	$ 21,630	$ 132,774	$ 524,178	$678,582

Liabilities, at Fair Value	Level 1	Level 2	Level 3	Total

Derivatives embedded in annuity contracts	$ —	$ —	$ 524,178	$ 524,178

Total liabilities	$ —	$ —	$ 524,178	$ 524,178

Other-Than-Temporary Investment Impairments – Investment securities are reviewed for other than temporary impairment (“OTTI”) on an ongoing basis. The Company creates a watchlist of securities based largely on the fair value of an investment security relative to its cost basis. When the fair value drops below the Company’s cost, the Company monitors the security for OTTI. The determination of OTTI requires significant judgment on the part of the Company and depends on several factors, including:

●	the existence of any plans to sell the investment security;

●	the extent to which fair value is less than book value;

●	the underlying reason for the decline in fair value (credit concerns, interest rates, etc.);

●	the financial condition and near-term prospects of the issuer/borrower, including the ability to meet contractual obligations, relevant industry trends and conditions;

●	the Company’s intent and ability to retain the investment for a period of time sufficient to allow for anticipated recovery in fair value;

●	the Company’s ability to recover all amounts due according to the contractual terms of the agreements; and

●	the Company’s collateral position in the case of bankruptcy or restructuring.

A debt security is considered other-than-temporarily impaired when the fair value is less than the amortized cost basis and its value is not expected to recover through the Company’s holding period of the security. If a credit loss exists, but the Company does not intend to sell the impaired debt security and is not more likely than not to be required to sell before recovery, it is required to bifurcate the impairment into the loss that is attributable to credit and non-credit related risk. The credit portion of the OTTI is the difference between the present value of the expected future cash flows and amortized cost. Only the estimated credit loss amount is recognized in earnings, with the remainder of the loss amount recognized in other comprehensive income (loss). If the Company intends to sell, at the time this determination is made, the Company records a realized loss equal to the difference between the amortized cost and fair value. The fair value of the other-than-temporarily impaired security becomes its new cost basis. In determining whether an unrealized loss is expected to be other than temporary, the Company considers, among other factors, any plans to sell the security, the severity of impairment, financial position of the issuer, recent events affecting the issuer’s business and industry sector, credit ratings, and the ability of the Company to hold the investment until the fair value has recovered at least its original cost basis.

For securitized debt securities, the Company considers factors including residential property changes in value that vary by property type and location and average cumulative collateral loss rates that vary by vintage year. These assumptions require the use of significant management judgment and include the probability of issuer default and estimates regarding timing and amount of expected recoveries. In addition, projections of expected future debt security cash flows may change based upon new information regarding the performance of the issuer and/or underlying collateral.

For certain securitized financial assets with contractual cash flows, the Company is required to periodically update its best estimate of cash flows over the life of the security. If the fair value of a securitized financial asset is less than its cost or amortized cost and there has been a decrease in the present value of the estimated cash flows since the last revised estimate, considering both timing and amount, an OTTI charge is recognized. The Company also considers its intent and ability to retain a temporarily impaired security until recovery. Estimating future cash flows involves judgment and includes both quantitative and qualitative factors. Such determinations incorporate various information and assessments regarding the future performance of the underlying collateral. In addition, projections of expected future cash flows may change based upon new information regarding the performance of the underlying collateral.

Management has completed a review for other-than-temporarily impaired securities at December 31, 2019, 2018 and 2017 and recorded no OTTI. As a result of the subjective nature of these estimates, however, provisions may subsequently be determined to be necessary as new facts emerge and a greater understanding of economic trends develops. Consistent with the Company’s practices, OTTI will be recorded as appropriate and as determined by the Company’s regular monitoring procedures of additional facts.

Assets on Deposit - Assets on deposit represent the amount of policyholder account balances related to reinsurance of the single premium deferred index annuity, single premium deferred modified guaranteed index annuity and risk control accounts of the flexible premium deferred variable and index linked annuity contracts. Assets on deposit are accounted for on a basis consistent with accounting for the underlying investment type contracts; therefore, the Company accounts for the reinsurance of these contracts using the deposit method of accounting consistent with the terms of the reinsurance agreement with CMFG Life. The related contract charges and interest credited to policyholder account balances in the statements of operations and comprehensive income (loss) are reported net of the amounts ceded under the agreement. See Note 7 of the Notes to the Financial Statements appearing elsewhere in this Prospectus for a further discussion of the ceding and reinsurance agreements.

Derivative Financial Instruments - The Company issues single premium deferred index annuity, single premium deferred modified guaranteed index annuity and flexible premium deferred variable and index linked annuity contracts that contain embedded derivatives. Derivatives embedded within non-derivative host contracts are separated from the host instrument when the embedded derivative is not clearly and closely related to the host instrument. Such embedded derivatives are recorded at fair value, and they are reported as part of assets on deposit and policyholder account balances in the balance sheets, with the change in the value being recorded in net realized investment gains (losses).

Changes in the fair value of the embedded derivative in assets on deposit offset changes in the fair value of the embedded derivative in policyholder account balances; both of these changes are included in net realized investment gains. Accretion of the interest on assets on deposit offsets accretion of the interest on the host contract; both of these activities are included in interest credited on policyholder account balances and are ceded as part of the ceding and reinsurance agreements.

Reinsurance - Reinsurance premiums, claims and benefits, commission expense reimbursements, and reserves related to reinsured business ceded are accounted for on a basis consistent with the accounting for the underlying direct policies that have been ceded and the terms of the reinsurance contracts. Premiums and insurance claims and benefits in the statements of operations and comprehensive income (loss) are reported net of the amounts ceded to other companies under such reinsurance contracts. Ceded insurance reserves and ceded benefits paid are included in reinsurance recoverables along with certain ceded policyholder account balances which include mortality risk. A prepaid reinsurance asset is also recorded for the portion of unearned premiums related to ceded policies.

The Company entered into a Coinsurance Agreement with CMFG Life, as described previously in the Overview of this Management’s Discussion and Analysis of Financial Condition and Results of Operations. As consideration for the reinsurance provided under this agreement, the Company transfers all of its premiums to CMFG Life. Specifically, CMFG Life receives 100% of all premiums and insurance claims and benefits received on account of our existing life and accident and health insurance business to CMFG Life.

The Company entered into a second agreement with CMFG Life, as described previously in the Overview of this Management’s Discussion and Analysis of Financial Condition and Results of Operations, to cede 100% of its MEMBERS® Zone Annuity contracts, the reinsurance is accounted for using the deposit method of accounting.

The Company entered into a third agreement with CMFG Life, as described previously in the Overview of this Management’s Discussion and Analysis of Financial Condition and Results of Operations, to cede 100% of its MEMBERS® Horizon Variable Annuity investment-type Contracts and its MEMBERS® Horizon II Variable Annuity investment-type contracts, the reinsurance is accounted for using the deposit method of accounting.

The Company entered into a fourth agreement with CMFG Life, as described previously in the Overview of this Management’s Discussion and Analysis of Financial Condition and Results of Operations, to cede 100% of its CUNA Mutual Group Zone Income™ Annuity Contracts, the reinsurance is accounted for using the deposit method of accounting.

In December 2019, the Company filed a replacement reinsurance agreement, which consolidates and replaces the three separate agreements related to its annuity contracts (the 2013, 2015 and 2019 agreements), with its state of domicile. This replacement agreement was approved by the regulator in January 2020 and was effective in 2019.

Separate Accounts - Separate accounts represent customer accounts related to the variable annuity component of the flexible premium deferred variable and index linked annuity contracts issued by the Company, where investment income and investment gains and losses accrue directly to the contract holders who bear the investment risk.

Contract holders are able to invest in investment funds managed for their benefit. All of the separate account assets are invested in unit investment trusts that are registered with the SEC as of December 31, 2019 and 2018.

Separate account assets are legally segregated and may only be used to settle separate account liabilities. Separate account assets are carried at fair value, which is based on daily quoted net asset values at which the Company could transact on behalf of the contract holder. Separate account liabilities are equal to the separate account assets and represent contract holders’ claims to the related assets. Contract holder deposits to and withdrawals from the separate accounts are recorded directly to the separate account assets and liabilities and are not included in the Company’s statements of operations and comprehensive income (loss).

Charges made by the Company to the contract holders’ balances include fees for maintenance, administration, cost of insurance, and surrenders of contracts prior to the contractually specified dates. Because the Company has entered into agreements with CMFG Life to cede 100% of this business, these revenues are ceded and do not impact the statements of operations and comprehensive income (loss). See Note 7 of the Notes to Financial Statements appearing elsewhere in this Prospectus for additional information on these agreements.

Recognition of Insurance Revenue and Related Benefits - Term-life and whole-life insurance premiums are recognized as premium income when due. Policy benefits for these products are recognized in relation to the premiums so as to result in the recognition of profits over the expected lives of the policies and contracts.

Policies not subject to significant mortality or longevity risk, such as the Company’s single premium deferred index annuity flexible premium deferred variable and index linked annuity and single premium deferred modified guaranteed index annuity contracts, are considered investment-type contracts. Amounts collected on these products, with the exceptions of the variable annuity component of the flexible premium deferred variable and index linked annuity and single premium deferred modified guaranteed index annuity, are recorded as increases in policyholder account balances. The variable annuity component of the flexible premium deferred variable and index linked annuity and single premium deferred modified guaranteed index annuity are recorded in separate account assets and liabilities. Revenues from investment-type contracts principally consist of net investment income and contract charges such as expense and Surrender Charges. Expenses for investment-type contracts consist of interest credited to contracts, benefits incurred in excess of related policyholder account balances and policy maintenance costs. Because the Company has entered into reinsurance agreements with CMFG Life to cede 100% of this business, these revenues and expenses are ceded and do not impact the statement of operations and comprehensive income (loss). See Note 7, Reinsurance for additional information on these agreements.

Claim and Policy Benefit Reserves - Life and Health - Life and health claim and policy benefit reserves consist principally of future policy benefit reserves and reserves for estimates of future payments on incurred claims reported but not yet paid and unreported incurred claims. Estimates for future payments on incurred claims are developed using actuarial principles and assumptions based on past experience adjusted for current trends. Any change in the probable ultimate liabilities is reflected in net income in the period in which the change is determined.

When actual experience indicates that existing contract liabilities, together with the present value of future gross premiums, will not be sufficient to recover the present value of future benefits or recover unamortized deferred acquisition costs, a premium deficiency will be recognized by either a reduction in unamortized acquisition costs or an increase in liability of future benefits. The liability for premium deficiency is insignificant as of December 31, 2019 and 2018.

Additionally, the liability for future policy benefits may not be deficient in the aggregate to trigger a premium deficiency, but the pattern of earnings may be such that profits are expected to be recognized in early years followed by losses in later years. In those situations, the liability for future benefits will be increased to offset losses that would be recognized in later years. The Company recorded a liability of $153 and $138 as of December 31, 2019 and 2018, respectively, for the profits that are expected to be followed by losses in the future.

The Company entered into four reinsurance agreements with CMFG Life, as described previously in the Overview of this Management’s Discussion and Analysis of Financial Condition and Results of Operations to mitigate the Company’s risks. These agreements do not relieve the Company of its obligations to the Company’s policyholders under contracts covered by these agreements. However, they do transfer all of the Company’s underwriting profits and losses to CMFG Life and require CMFG Life to indemnify the Company for all of its liabilities.

Policyholder Account Balances - The single premium deferred index annuities, single premium deferred modified guaranteed index annuities and risk control accounts of the flexible premium deferred variable and index linked annuities, are included in policyholder account balances.

Income Tax - The Company recognizes taxes payable or refundable and deferred taxes for the tax consequences of differences between the financial reporting and tax basis of assets and liabilities. Deferred tax assets and liabilities are measured by applying the enacted tax rates to the difference between the financial statement and tax basis of assets and liabilities. The Company records current tax benefits and deferred tax assets utilizing a benefits-for-loss approach. Under this approach, current benefits are realized, and deferred tax assets are considered realizable by the Company when realized or realizable by the consolidated group of which the Company is a member even if the benefits would not be realized on a stand-alone basis. The Company records a valuation allowance for deferred tax assets if it determines it is more likely than not that the asset will not be realized by the consolidated group. Deferred income tax assets can be realized through future earnings, including, but not limited to the generation of future income, reversal of existing temporary differences and available tax planning strategies.

The Company is subject to tax-related audits. These audits may result in additional tax assets or liabilities. In establishing tax liabilities, the Company determines whether a tax position is more likely than not to be sustained under examination by the appropriate taxing authority. Tax positions that do not meet the more likely than not standard are not recognized. Tax positions that meet this standard are recognized in the financial statements within net deferred tax assets or liabilities or federal income taxes recoverable or payable.

The Company is included in the consolidated federal income tax return of CM Holding, the Company’s ultimate parent. The Company has entered into a tax sharing agreement with CM Holding and its subsidiaries. The agreement provides for the allocation of tax expenses based on each subsidiary’s contribution to the consolidated federal income tax liability. Pursuant to the agreement, subsidiaries that have incurred losses are reimbursed regardless of the utilization of the loss in the current year. Federal income taxes recoverable reported on the balance sheet are due from affiliates.

Executive Summary

The Company provides life and health insurance throughout the United States servicing its existing blocks of individual and group life policies, and began marketing the MEMBERS® Zone Annuity contract in 2013, the MEMBERS® Horizon Flexible Premium Deferred Variable and Index Linked Annuity contract in 2016, the MEMBERS® Horizon II Flexible Premium Deferred Variable and Index Linked Annuity contract in 2018 and the CUNA Mutual Group Zone Income™ Annuity Contract in 2019. The Company is managed as two reportable business segments, (1) life and health, and (2) annuities. See Note 10 of the Notes to the Financial Statements appearing elsewhere in this Prospectus for information related to the two business segments.

The Company began distributing the MEMBERS® Zone Annuity, an individual or joint owned, single premium deferred index annuity contract, in 2013 which became the Company’s second reportable business segment. The Company began distributing the MEMBERS® Horizon Flexible Premium Deferred Variable and Index Linked Annuity contract, an individual or joint owned, flexible premium deferred variable and index linked annuity contract in 2016 and the MEMBERS® Horizon II Flexible Premium Deferred Variable and Index Linked Annuity contract, an individual or joint owned, flexible premium deferred variable and index linked annuity contract in 2018. The Company began distributing the CUNA Mutual Group Zone Income™ Annuity Contract, an individual or joint owned, single premium deferred modified guaranteed index annuity Contract in 2019. The results of the Company’s annuities segment, which includes the MEMBERS® Zone Annuity, the MEMBERS® Horizon Variable Annuity, the MEMBERS® Horizon II Variable Annuity and CUNA Mutual Group Zone Income™ Annuity contracts, are ceded 100% to CMFG Life under the 2013, 2015 and 2019 ceding agreements and accordingly do not impact the results of operations.

In 2012, the Company entered into a Coinsurance Agreement with CMFG Life to cede 95% of its business in force as of October 31, 2012. On September 30, 2015, the Company amended its Coinsurance Agreement with CMFG Life and now cedes 100% of its insurance policies in force to CMFG Life. In 2013, it entered into a second agreement with CMFG Life to cede 100% of the business related to the MEMBERS® Zone Annuity contract. On November 1, 2015, the Company entered into a Coinsurance and Modified Coinsurance Agreement with CMFG Life to cede 100% of the business related to the MEMBERS® Horizon Flexible Premium Deferred Variable and Index Linked Annuity contract. On October 15, 2018, the Company amended its Coinsurance and Modified Coinsurance Agreement with CMFG Life to cede 100% of the business related to MEMBERS® Horizon II Flexible Premium Deferred Variable and Index Linked Annuity contract. On August 19, 2019, the Company entered into a coinsurance Agreement with CFMG Life to cede 100% of the business related to the CUNA Mutual Group Zone Income Contract. In December 2019, the Company filed a replacement reinsurance agreement, which consolidates and replaces the three separate agreements related to the annuity contracts (the 2013, 2015 and 2019 agreements), with the Company’s state of domicile. This replacement agreement was approved in January 2020 and effective in 2019. See Note 7 of the Notes to the Financial Statements appearing elsewhere in this Prospectus for information on the 2012, 2013, 2015 and 2019 agreements.

Results of Operations for the Years ended December 31, 2019 and 2018

Total revenues, which consisted mainly of net realized investment gains (losses), investment income and other income, were $1,732 and $763 for the years ended December 31, 2019 and 2018, respectively. The increase in total revenues in 2019 as compared to 2018 was primarily due to an increase in net investment income. All premiums are 100% ceded to CMFG Life, resulting in no net premium in 2019 or 2018 due to the reinsurance agreements. Total net investment income was $1,677 and $762 for the years ended December 31, 2019 and 2018, respectively, which represents an average yield earned of 2.8% and 1.8% for the same periods, respectively. The growth in net investment income is due to the Company’s receipt of debt securities in late 2018 from the Company’s parent company. The 2019 increase reflects a full year of income related to these securities. Additionally, the Company had an increased investment in money market funds throughout 2019. In 2019 and 2018, the Company had net realized gains (losses) on sales of securities of $17 and ($17), respectively.

Total benefits and expenses were $383 and $136 for the years ended December 31, 2019 and 2018, respectively. The increase in benefits and expenses in 2019 as compared to 2018 was primarily due to the net impact of transfers of annuity deposits and withdrawals. Operating expenses totaled $343 and $151 for the years ended December 31, 2019 and 2018, respectively. CMFG Life provides significant services required in the conduct of the Company’s operations. Operating expenses incurred by the Company that are specifically identifiable are borne by the Company; other operating expenses are allocated from CMFG Life on the basis of estimated time and usage studies. Operating expenses are primarily related to and include employee costs such as wages and benefits, legal expenses and other operating expenses such as rent, insurance and utilities. The increase in operating expenses in 2019 as compared to 2018 was primarily due to the net impact of transfers of annuity deposits and withdrawals.

Income tax expense is recorded at 21% for the years ended December 31, 2019 and 2018, respectively, and is offset by prior year tax benefits primarily related to interest on accrued refunds, resulting in an effective tax rate of (0.2%) and (29.0%) for the years ended December 31, 2019 and 2018, respectively.

Net income was $1,351 and $809 for the years ended December 31, 2019 and 2018, respectively. The increase in 2019 net income as compared to 2018 was primarily due to increased net investment income as described previously.

Financial Condition

The Company’s investment strategy is based upon a strategic asset allocation framework that considers the need to manage our General Account investment portfolio on a risk-adjusted spread basis for the underwriting of contract liabilities and to maximize return on retained capital. The Company’s investment in debt securities consists of U.S. Treasury securities, domestic corporate securities, residential mortgage-backed securities, other asset-backed securities and foreign corporate securities. While the investments are categorized as available-for-sale, the Company generally holds the bond portfolio to maturity.

Insurance statutes regulate the type of investments that the Company is permitted to purchase and limit the amount of funds that may be used for any one type of investment. In light of these statutes and regulations and our business and investment strategy, the Company generally seeks to invest in United States government and government-sponsored agency securities and debt securities rated investment grade by established nationally recognized rating organizations or in securities of comparable investment quality, if not rated.

The Company’s investment portfolio is comprised solely of debt securities at December 31, 2019 and December 31, 2018. The table below presents our total debt securities by type at December 31, 2019 and December 31, 2018.

	December 31,
	2019	%	2018	%

U.S. government and agencies	$ 9,193	25.7%	$ 8,223	27.8%
Domestic corporate securities	17,235	48.2	16,655	56.3
Residential mortgage-backed securities:	3,234	9.1	653	2.2
Other structured securities	2,001	5.6	—	—
Foreign corporate securities	4,081	11.4	4,038	13.7

Total debt securities	$35,744	100.0%	$ 29,569	100.0%

The amortized cost and estimated fair value of debt securities by contractual maturity are shown below at December 31, 2019. Actual maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Amortized Cost	Estimated Fair Value

Due in one year or less	$ 6,495	$ 6,554
Due after one year through five years	10,990	11,511
Due after five years through ten years	2,993	3,250
Due after ten years	8,738	9,194
Residential mortgage-backed securities	3,217	3,234
Other structured securities	2,001	2,001
Total debt securities	$ 34,434	$ 35,744

The Company has classified its debt securities as available-for-sale. Available-for-sale securities are reported at fair value and unrealized gains and losses, if any, on these securities (net of income taxes) are included as a separate component of stockholder’s equity, thereby exposing stockholder’s equity to volatility for changes in the reported fair value of securities classified as available-for-sale.

At December 31, 2019, the Company owned no debt securities in an unrealized loss position. At December 31, 2018, the Company owned three debt securities with a fair value of $10,209 in an unrealized loss position of $521 for more than twelve months.

Liquidity and Capital Resources

The Company cedes 100% of its insurance policies inforce to CMFG Life pursuant to the Coinsurance Agreement. In 2013, the Company entered into an agreement to cede 100% of the business related to MEMBERS® Zone Annuity contracts to CMFG Life. On November 1, 2015, the Company entered into a Coinsurance and Modified Coinsurance Agreement with CMFG Life to cede 100% of the business related to MEMBERS® Horizon Flexible Premium Deferred Variable and Index Linked Annuity contracts. On October 15, 2018, the Company amended its Coinsurance and Modified Coinsurance Agreement with CMFG Life to cede 100% of the business related to MEMBERS® Horizon II Flexible Premium Deferred Variable and Index Linked Annuity contracts. On August 19, 2019, the Company entered into a Coinsurance Agreement with CMFG Life to cede 100% of the business related to the CUNA Mutual Group Zone Income™ Annuity Contract. In December 2019, the Company filed a replacement reinsurance agreement, which consolidates and replaces the three separate agreements related to its annuity contracts (the 2013, 2015 and 2019 agreements), with the Company’s state of domicile. This replacement agreement was approved by the regulator in January 2020 and effective in 2019. These agreements do not relieve the Company of the Company’s obligations to our policyholders under contracts covered by these agreements. However, they do transfer all of the Company’s underwriting profits and losses to CMFG Life and require CMFG Life to indemnify the Company for all of its liabilities.

As consideration for the reinsurance provided under these agreements, and as of November 1, 2015, the Company transfers all of the Company’s revenues to CMFG Life. Specifically, CMFG Life receives 100% of all premiums and other amounts received on account of our existing business and new business. CMFG Life pays us a monthly expense allowance to reimburse the Company for expenses and costs incurred on account of its insurance business.

While the reinsurance transactions have a minimal impact on our stockholder’s equity, they substantially diminish our net liabilities and greatly decrease the amount of capital and liquidity needed within the Company.

Operating activities provided $5,721 and $4,538 of net operating cash flow for the years ended December 31, 2019 and 2018, respectively. The Company’s primary use of funds includes the payment of benefits and related operating expenses as well as settlements related to the reinsurance agreements with CMFG Life. The Company issues the single premium deferred index annuity contracts, flexible premium deferred variable and index linked annuity contracts, single premium deferred modified guaranteed index annuity Contracts on the 10th and 25th of each month. The Company recognizes a liability on contracts for which it has received cash, but has not issued a contract. The increase in operating cash flow in 2019, as compared to 2018, was primarily due to an increase in operating net income, primarily due to the increase in net investment income. The Company’s sources of funds include renewal premiums, sales of investment-type contracts and investment income.

Investing activities (used) provided ($4,564) and $1,268 of net cash flow for the years ended December 31, 2019 and 2018, respectively. The Company’s main investing activities include the purchase and sale or maturity of debt securities. The Company had maturities on debt securities which provided cash of $430 and $1,268 in 2019 and 2018, respectively. In 2019, the Company purchased $4,994 of debt securities which contributed to the net decrease of cash from investing activities in 2019 as compared to 2018.

The Company’s financing activities provided $2,968 and $666 of net cash flow for the years ended December 31, 2019 and 2018, respectively. The Company’s main financing activities include the collection of deposits and payment of withdrawals from policyholder’s accounts. The increase in financing activities in 2019 was due to the Company’s increased deposits on policyholder accounts in 2019 as compared to 2018.

Liquidity requirements are met primarily through monthly settlements under the coinsurance and modified coinsurance agreements with CMFG Life. The Company anticipates receiving adequate cash flow from these settlements and investment income to meet its obligations. However, a primary liquidity concern going forward is the risk of an extraordinary level of early policyholder withdrawals. The Company includes provisions within its policies, such as Surrender Charges, that help limit and discourage early withdrawals.

The Company believes that cash flows generated from sources above will be sufficient to satisfy the near term liquidity requirements of its operations, including reasonable foreseeable contingencies. However, the Company cannot predict future experience regarding benefits and surrenders since benefit and surrender levels are influenced by such factors as the interest rate environment, the Company’s claims paying ability and the Company’s financial credit ratings.

Most annuity deposits the Company will receive going forward will be invested in high quality investments, those identified by the Company as investment grade, to fund future commitments. The Company believes that the settlement it receives under the reinsurance agreements with CMFG Life, the diversity of its investment portfolio and a concentration of investments in high quality securities should provide sufficient liquidity to meet foreseeable cash requirements. Although there is no present need or intent to dispose of our investments, the Company could readily liquidate portions of our investments, if such a need arose. Sales of available-for-sale securities in an unrealized loss position are subject to other-than-temporary impairment considerations including our intent to sell.

Statutory Financial Data and Dividend Restrictions

The Company is a life and health insurer domiciled in Iowa. The Company files statutory basis financial statements with regulatory authorities. Our statutory capital and surplus was $39,989 and $39,447 as of December 31, 2019 and 2018, respectively. Our statutory basis net income was $1,249, $419 and $1,914 for the years ended December 31, 2019, 2018 and 2017, respectively.

The Company is subject to statutory regulations as to maintenance of equity and the payment of dividends. Generally, ordinary dividends from an insurance subsidiary to its parent company must meet notice requirements promulgated by the regulator of the subsidiary’s state of domicile (“Insurance Department”). Extraordinary dividends, as defined by state statutes, must be approved by the Insurance Department. Based on Iowa statutory regulations, the Company could pay dividends of up to $3,836 during 2020 without prior approval of the Iowa Department of Commerce Insurance Division.

Risk-based capital requirements promulgated by the NAIC require U.S. insurers to maintain minimum capitalization levels that are determined based on formulas incorporating credit risk, insurance risk, interest rate risk and general business risk. At December 31, 2019 and 2018, the Company’s adjusted capital exceeded the minimum capitalization requirements.

Contractual Obligations

In December 2007, the Company entered into a Procurement and Disbursement and Billing and Collection Services Agreement with CMFG Life and certain other affiliated companies whereby CMFG Life has agreed to provide certain of our operational requirements. In January 2008, the Company entered into a Cost Sharing, Procurement, Disbursement, Billing and Collection Agreement with CMFG Life and certain other affiliated companies. Pursuant to this agreement, CMFG Life has agreed to provide the Company with certain office and market services and personnel services. On January 1, 2015, the Company entered into a Cost Sharing, Procurement, Disbursement, Billing and Collection Agreement which replaced all prior agreements. Additionally, the Company is allocated a certain portion of the total compensation of each of our executive officers and directors, based on various factors, the primary being the estimated time allocated to providing services to the Company. In exchange for providing these administrative functions and use of shared resources and personnel, the Company reimburses CMFG Life for the cost of providing such administrative functions, resources and personnel. The Company reimbursed CMFG Life $39,225, $30,131 and $20,808 for these expenses for the years ended December 31, 2019, 2018 and 2017, respectively.

For detailed discussion of the management services agreement, the investment advisory agreement and the coinsurance agreements, see “Management – Transactions with Related Persons, Promoters and Certain Control Persons.”

In the future, the Company may enter into financing transactions, lease agreements, or other commitments in the normal course of our business.

The Company has the following future minimum estimated claim and benefit payments that are 100% reinsured as of December 31, 2020.

Estimated Future Claim and Benefit Payments

Due in one year or less	$
Due after one year through three years
Due after three years through five years
Due after five years

Total estimated payments	$

Quantitative and Qualitative Disclosures about Market Risk and Cyber Security

The Company has exposure to market risk through both our insurance operations and investment activities, although a significant portion of this risk is reinsured by CMFG Life pursuant to the coinsurance and modified coinsurance agreements discussed above. In addition, many of the measures described herein to offset these market risks are taken by CMFG Life because it holds all assets related to our insurance business as a result of the coinsurance agreements.

Interest rate risk is our primary market risk exposure. Substantial and sustained increases and decreases in market interest rates will affect the profitability of our annuity products and the fair value of our investments. Most of the interest rate risk is absorbed by CMFG Life under the coinsurance and modified coinsurance agreements. The profitability of most of our annuity products will depend on the spreads between interest yield on investments and rates credited on the annuity products. The Company has the ability to adjust crediting rates (caps, participation rates or asset fee rates for indexed annuities) on substantially all of our annuity products at least annually (subject to minimum guaranteed values). In addition, substantially all of our annuity products have surrender and withdrawal penalty provisions designed to encourage persistency and to help ensure targeted spreads are earned. However, competitive factors, including the impact of the level of surrenders and withdrawals, may limit our ability to adjust or maintain crediting rates at levels necessary to avoid narrowing of spreads under certain market conditions.

A major component of our interest rate risk management program is structuring the General Account investment portfolio with cash flow characteristics consistent with the cash flow characteristics of our annuity products. The Company uses computer models to simulate cash flows expected from our existing business under various interest rate scenarios. These simulations enable us to measure the potential gain or loss in fair value of our interest rate-sensitive financial instruments, to evaluate the adequacy of expected cash flows from our assets to meet the expected cash requirements of our annuity products and to determine if it is necessary to lengthen or shorten the average life and duration of our investment portfolio. The “duration” of a security is the time weighted present value of the security’s expected cash flows and is used to measure a security’s sensitivity to changes in interest rates. When the durations of assets and liabilities are similar, exposure to interest rate risk is minimized because a change in value of assets should be largely offset by a change in the value of liabilities. As of December 31, 2019, the Company’s fixed debt securities investment portfolio consisted of U.S. government and agency securities, domestic corporate securities, residential mortgage-backed securities, structured securities and foreign corporate securities with fair values of $9,193, $17,235, $3,234, $2,001 and $4,081, respectively, and has an average duration of 6 years.

The Company’s business is highly dependent upon the effective operation of computer systems and those of the Company’s business partners, so that the Company’s business is potentially susceptible to operational and information security risks resulting from a cyber-attack. These risks include, among other things, the theft, misuse, corruption and destruction of data maintained online or digitally, denial of service on websites and other operational disruption and unauthorized release of confidential customer information.

Cyber-attacks affecting the Company may adversely affect the Company and the Company’s contractholders. For instance, cyber-attacks may interfere with the processing of Contract transactions, cause the release and possible destruction of confidential Owner or business information, impede order processing, subject the Company to regulatory fines and financial losses and/or cause reputational damage. There can be no assurance that the Company will avoid losses affecting the Company’s customer’s Contract due to cyber-attacks or information security breaches in the future.

MANAGEMENT

[To be updated by amendment]

Directors and Executive Officers

Our directors and executive officers are as follows:

Name	Age	Position

David L. Sweitzer	56	President and Director
Paul D. Barbato	43	Secretary and Director
Brian J. Borakove	41	Treasurer
Michael F. Anderson	52	Director
William Karls	49	Director
Abigail R. Rodriguez	37	Director

All executive officers and directors are elected annually.

David L. Sweitzer has served as President and as director of the Company since October 31, 2016. He also serves as the Senior Vice President of Wealth Management for CMFG Life where he leads overall business strategy and product management for CBSI and CMFG Life’s and affiliates family of annuity products. Mr. Sweitzer has held various positions in CMFG Life for 28 years. He brings more than 27 years of progressive experience in sales and marketing, sales operations and sales strategy.

Paul D. Barbato has served as Secretary and as director of the Company since December 28, 2018. As of January 7, 2019, he also serves as Vice President, Associate General Counsel for CMFG Life. Mr. Barbato re-joined CMFG Life in May 2017 after spending two years as corporate counsel with Epic Systems Corporation (March 2015-May 2017). He originally joined CMFG Life in January 2009 as a Lead Counsel and later held roles as Associate General Counsel and Director of Corporate Governance. Before joining CMFG Life, Mr. Barbato spent two years at Michael Best & Friedrich, LLP, in Madison, Wisconsin, where he was an Associate Attorney.

Brian J. Borakove has served as our Treasurer since November 9, 2012 and Vice President, Corporate Treasurer since November 19, 2012 at CMFG Life. He served as Director of Investment Finance from 2007 to 2011 and was promoted to Associate Treasurer in 2011. Prior to joining CMFG Life, he was a Senior Manager, Investment Finance at Liberty Mutual Insurance in Boston, Massachusetts from 2005 to 2007. Prior to joining Liberty Mutual Insurance, Mr. Borakove served as a Senior Analyst, Treasury at FM Global in Johnston, Rhode Island from 2003-2005. Mr. Borakove held various positions at State Street Bank in Boston, Massachusetts from 2001-2003.

Michael F. Anderson has been a director of the Company since December 15, 2015. He also serves as the Senior Vice President, Chief Legal Officer for CMFG Life where he has been responsible for all legal matters across CMFG Life’s business entities since 2011. He served as Managing Associate General Counsel from 2008 to 2009, was promoted to Vice President in 2009 and in 2011 was promoted to Senior Vice President. Before joining the Company, Mr. Anderson spent 15 years in private practice, most recently as a partner in the New York office of Morgan, Lewis & Bockius.

William Karls has been director of the Company since August 4, 2017 and has served as Controller for CMFG Life since 2012. Prior to joining CMFG Life in 2004, Mr. Karls was a Senior Manager with Strohm Ballweg, LLP, which provides audit and consulting services to insurance companies.

Abigail R. Rodriguez has been a director of the Company since October 1, 2019. She also serves as Senior Vice President of Customer Success within the Customer Experience Unit at CMFG Life. Ms. Rodriguez previously served as Vice President of Consumer Operations from 2013-2019, and Senior Business Continuous Improvement Consultant from 2011-2013. Before joining the Company, Ms. Rodriguez held several positions at Ace World Wide in Muskego, Wisconsin from 2008-2011. Ms. Rodriguez served as Six Sigma Black Belt at Graphic Packaging International in Kalamazoo, Michigan from 2004-2008. Ms. Rodriguez served as Implementation Specialist at Sonoo Products Company in Hartsville, South Carolina in 2004.

Transactions with Related Persons, Promoters and Certain Control Persons

Policy Regarding Related Person Transactions. It is our policy to enter into or ratify related person transactions only when our Board of Directors determines that the transaction either is in, or is not inconsistent with, our best interests, including but not limited to situations where we may obtain products or services of a nature, quantity or quality, or on other terms, that are not readily available from alternative sources or when we provide products or services to related persons on an arm’s length basis on terms comparable to those provided to unrelated third parties or on terms comparable to those provided to employees generally.

Therefore, we have adopted the following written procedures for the review, approval or ratification of related person transactions. For purposes of the related person transaction policy, a related person transaction is a transaction, arrangement, or relationship (or any series of similar transactions, arrangements, or relationships) in which (i) we were, are or will be a participant, (ii) the amount of the transaction, arrangement or relationship exceeds $120,000, and (iii) in which a related person had, has or will have a direct or indirect material interest in the transaction.

A related person means:

●	any person who is, or at any time since the beginning of our last fiscal year was, a member of our Board of Directors or an executive officer or a nominee to become a member of our Board of Directors;
●	any person who is known to be the beneficial owner of more than 5% of any class of our voting securities;
●	any immediate family member of any of the foregoing persons; or
●	any firm, corporation, or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

Any proposed transaction with a related person will be consummated or amended only if the following steps are taken:

●	Counsel (either inside or outside) will assess whether the proposed transaction is a related person transaction for purposes of this policy.
●	If counsel determines that the proposed transaction is a related person transaction, the proposed transaction will be submitted to the Board of Directors for consideration at the next meeting or, in those instances in which counsel, in consultation with the President or the Treasurer, determines that it is not practicable or desirable for us to wait until the next Board of Directors meeting, to the President of the Company (who has been delegated authority to act between meetings).
●	The Board of Directors shall consider all of the relevant facts and circumstances available, including (if applicable) but not limited to: (i) the benefits to the Company; (ii) the impact on a director’s independence in the event the related person is a director, an immediate family member of a director, or an entity in which a director is a partner, shareholder, or executive officer; (iii) the availability of other suppliers or customers for comparable products or services; (iv) the terms of the transaction; and (v) the terms available to unrelated third parties or to employees generally.
●	The Board of Directors shall approve only those related person transactions that are in, or are not inconsistent with, the best interests of the Company and its shareholders, as the Board of Directors determines in good faith. The Board of Directors shall convey the decision to counsel, who shall convey the decision to the appropriate persons within the Company.

At the Board of Director’s first meeting of each fiscal year, it shall review any previously approved related person transactions that remain ongoing and have a remaining term of more than six months or remaining amounts payable to or receivable from the Company of more than $120,000. Based on all relevant facts and circumstances, taking into consideration the Company’s contractual obligations, the Board of Directors shall determine if it is in the best interests of the Company and its shareholders to continue, modify, or terminate the related person transaction.

No member of the Board of Directors shall participate in any review, consideration, or approval of any related person transaction with respect to which such member or any of his or her immediate family members is the related person.

Certain Relationships and Related Person Transactions. Except for the agreements noted below, there have been no transactions between the Company and any related person since January 1, 2011, nor are any such related person transactions currently being contemplated for which disclosure would be required.

On September 30, 2015, the Company amended its coinsurance agreement with CMFG Life and now cedes 100% of its insurance policies in force to CMFG Life. In 2013, we entered into a second coinsurance agreement to cede 100% of all insurance issued on and after January 1, 2013 to CMFG Life. On November 1, 2015, we entered into a Coinsurance and Modified Coinsurance Agreement with CMFG Life to cede 100% of the business related to the Contract, and other investment type contracts similar to the Contract. These agreements do not relieve us of our obligations to our policyholders under contracts covered by these agreements. However, they do transfer nearly all of the Company’s underwriting profits and losses to CMFG Life and require CMFG Life to indemnify the Company for nearly all of its liabilities. We filed a new Coinsurance Agreement to cede 100% of the business related to CUNA Mutual Group Zone Income Annuity Contracts for approval with the State of Iowa in July, 2019.

On January 1, 2015, the Company entered into a Cost Sharing, Procurement, Disbursement, Billing and Collection Agreement with CMFG Life and certain other affiliated companies and on that same day, January 1, 2015, the Company entered into an Amended and Restated Expense Sharing Agreement with CMFG Life. See “Contractual Obligations” for more information about each of these agreements.

The Company has hired MEMBERS Capital Advisors, Inc. (“MCA”) to provide investment advisory services with respect to the Company’s General Account assets. MCA, which is 100% owned by CMIC, manages substantially all of the Company’s invested assets in accordance with policies, directives and guidelines established by the Company.

Committees of the Board of Directors

Our Board of Directors of the Company has not established any committees. The Board of Directors relies upon the committees of the CM Holding to oversee actions over the subsidiary companies. For example, the CM Holding Audit Committee will assist with oversight of the Company’s external auditors, performance of internal audit functions and legal and regulatory compliance requirements.

Compensation Committee Interlocks and Insider Participation

Our Board of Directors has not established a compensation committee. None of our current executive officers serves on the board of directors or compensation committee (or other committee serving an equivalent function) of any other entity whose executive officers served on our Board of Directors. Mr. Sweitzer is on the Board of Directors for CBSI whose Board of Directors include Messrs. Anderson, Karls, Barbato and Ms. Rodriguez, the other Directors of the Company.

Executive Compensation. We do not have any employees but rather are provided personnel, including our named executive officers, by our parent company, CMFG Life, pursuant to the Amended and Restated Expense Sharing Agreement between CMFG Life and us. As a result, we do not determine or pay any compensation to our named executive officers or additional personnel provided by CMFG Life for our operations. CMFG Life determines and pays the salaries, bonuses and other wages earned by our named executive officers and by additional personnel provided to us by CMFG Life. CMFG Life also determines whether and to what extent our named executive officers and additional personnel from CMFG Life may participate in any employee benefit plans. We do not have employment agreements with our named executive officers and do not provide pension or retirement benefits, perquisites or other personal benefits to our named executive officers. We do not have arrangements to make payments to our named executive officers upon their termination or in the event of a change in control of the Company. See “Contractual Obligations” for more information about the Amended and Restated Expense Sharing Agreement between CMFG Life and us.

Director Compensation

The directors of the Company are also officers of CMFG Life. The Company’s directors receive no compensation for their service as directors of the Company but are compensated by CMFG Life for their services as officers of CMFG Life. Accordingly, no costs were allocated to the Company for services of following persons in their role as current directors: Michael F. Anderson, William Karls, Paul D. Barbato, David L. Sweitzer and Abigail R. Rodriguez.

Legal Proceedings

Like other insurance companies, we routinely are involved in litigation and other proceedings, including class actions, reinsurance claims and regulatory proceedings arising in the ordinary course of our business. In recent years, the life insurance and annuity industry, including us and our affiliated companies, has been subject to an increase in litigation pursued on behalf of both individual and purported classes of insurance and annuity purchasers, questioning the conduct of insurance companies and their agents in the marketing of their products. In addition, state and federal regulatory bodies, such as state insurance departments and attorneys general, periodically make inquiries and conduct examinations concerning compliance by us and others with applicable insurance and other laws.

In connection with regulatory examinations and proceedings, government authorities may seek various forms of relief, including penalties, restitution and changes in business practices. The Company has established procedures and policies to facilitate compliance with laws and regulations and to support financial reporting. These actions are based on a variety of issues and involve a range of the Company’s practices. We respond to such inquiries and cooperate with regulatory examinations in the ordinary course of business. In the opinion of management, the ultimate liability, if any, resulting from all such pending actions will not materially affect the financial statements of the Company, nor the Company’s ability to meet its obligations under the Contracts.

* * *

We do not file reports under the 1934 Act in reliance on Rule 12h-7 under the 1934 Act, which provides an exemption from the reporting requirements of Sections 13 and 15 of the 1934 Act.

FINANCIAL STATEMENTS

APPENDIX A: EQUITY ADJUSTMENT

The Equity Adjustment for a Risk Control Account is equal to:

Crediting Base x (hypothetical option value - amortized option cost – trading costs)

The examples below show how the Equity Adjustment is calculated and how it may vary based on whether the reference Index has increased or decreased and how much time there is remaining in the Interest Term. The hypothetical option value and trading costs in the examples are expressed as a percentage of the Crediting Base.

	1-Year Indexed Interest Floor and Indexed Interest Cap	6-Year Indexed Interest Buffer and Indexed Interest Participation Rate
Interest Term Start Date
Crediting Base	$100,000	$100,000
Index Value	1,000	1,000
Number of Days in Interest Term	365	2,191
Hypothetical Option Value	2.28%	11.81%
Example A: Negative Index Return with Many Days Remaining in the Interest Term
Interest Term Valuation Date
Index Value	950	950
Index Return	-5%	-5%
Days Remaining in Interest Term	334	2,160
Hypothetical Option Value	-0.12%	4.71%
Amortized Option Value	2.28% x (334/365) = 2.09%	11.81% x (2,160/2,191) = 11.64%
Trading Costs	0.15%	0.15%
Equity Adjustment	$100,000 x (-0.12% - 2.09% - 0.15%) = -$2,356.36	$100,000 x (4.71% - 11.64% - 0.15%) = -$7,082.90
Risk Control Account Value	$100,000 - $2,456.36 = $97,643.64	$100,000 - $7,082.90 = $92,917.10
Example B: Negative Index Return with Few Days Remaining in the Interest Term
Interest Term Valuation Date
Index Value	950	950
Index Return	-5%	-5%
Days Remaining in Interest Term	30	30
Hypothetical Option Value	-4.25%	-0.31%
Amortized Option Value	2.28% x (30/365) = 0.19%	11.81% x (30/2,191) = 0.16%
Trading Costs	0.15%	0.15%
Equity Adjustment	$100,000 x (-4.25% - 0.19% - 0.15%) = -$4,587.40	$100,000 x (-0.31% - 0.16% - 0.15%) = -$621.71
Risk Control Account Value	$100,000 - $4,587.40 = $95,412.60	$100,000 - $621.71 = $99,378.29

A-1

Example C: Positive Index Return with Many Days Remaining in the Interest Term
Interest Term Valuation Date
Index Value	1050	1050
Index Return	5%	5%
Days Remaining in Interest Term	334	2,160
Hypothetical Option Value	4.01%	19.14%
Amortized Option Value	2.28% x (334/365) = 2.09%	11.81% x (2,160/2,191) = 11.64%
Trading Costs	0.15%	0.15%
Equity Adjustment	$100,000 x (4.01% - 2.09% - 0.15%) = $1,773.64	$100,000 x (19.14% - 11.64% - 0.15%) = $7,347.10
Risk Control Account Value	$100,000 + $1,773.64 = $101,773.64	$100,000 + $7,347.10 = $107,347.10
Example D: Positive Index Return with Few Days Remaining in the Interest Term
Interest Term Valuation Date
Index Value	1050	1050
Index Return	5%	5%
Days Remaining in Interest Term	334	2,160
Hypothetical Option Value	4.89%	11.62%
Amortized Option Value	2.28% x (30/365) = 0.19%	11.81% x (30/2,191) = 0.16%
Trading Costs	0.15%	0.15%
Equity Adjustment	$100,000 x (4.89% - 0.19% - 0.15%) = $4,552.60	$100,000 x (11.62% - 0.16% - 0.15%) = $11,308.29
Risk Control Account Value	$100,000 + $4,552.60 = $104,552.60	$100,000 + $11,308.29 = $111,308.29

A-2

APPENDIX B: EXAMPLES OF WITHDRAWALS WITH APPLICATION OF SURRENDER CHARGE AND INTEREST ADJUSTMENT

The examples below illustrate withdrawals during the Surrender Charge Period. Withdrawals after the Surrender Charge Period will not be subject to a Surrender Charge but may be subject to an Interest Adjustment.

Example 1: Withdrawal with a Negative Interest Adjustment

Assume the following information as it relates to the Contract:

●	Funds are allocated to the Declared Rate Account and a 1-Year Interest Term S&P 500 Risk Control Account (“Risk Control Account”).
●	A withdrawal of $20,000.00 is taken proportionally on the 2nd Contract Anniversary. No other withdrawals have been previously taken.
●	The Contract Value on the 2nd Contract Anniversary is $110,000.00.
o	The Contract Value in the Declared Rate Account is $20,500.
o	The Contract Value in the Risk Control Account is $89,500.
●	On the Allocation Option Start Date, the interpolated 6-year Constant Maturity Treasury Rate (I) was 2.50% and the ICE BofA Index (K) was 1.00%.
●	At the time of the withdrawal the Constant Maturity Treasury Rate for the remaining Index period (J) is 2.90% and the ICE BofA Index (L) is 1.10%.
●	4 year remain in the 6-year Allocation Option Period (N) at the time of the withdrawal.
●	The applicable Surrender Charge percentage is 8%.

We take the following steps to determine the net partial withdrawal amount (excluding taxes) payable to the Owner:

	Step 1	Step 2	Step 3	Step 4	Step 5	Step 6	Step 7
Account	Calculate the Withdrawal from each Account	Calculate the Free Partial Withdrawal Amount	Calculate the Surrender Charge	Calculate the IAF	Calculate the Interest Adjustment	Calculate the Net Withdrawal	Calculate the Contract Value after Withdrawal
Declared Rate	$3,727.27	$2,050.00	$134.18	0.980908	($71.16)	$3,521.93	$16,772.73
Risk Control	$16,272.73	$8,950.00	$585.82	0.980908	($310.69)	$15,376.22	$73,227.27
Total	$20,000.00	$11,000.00	$720.00	0.980908	($381.85)	$18,898.15	$90,000.00

Step 1: Calculate the Withdrawal from each Account

●	The 20,000 withdrawal is taken proportionally from the Contract Value.
●	The Contract Value in the Declared Rate Account is $20,500. Therefore, the proportional withdrawal from the Declared Rate Account is equal to $20,500 divided by the total Contract Value of $110,000 multiplied by the withdrawal amount of $20,000. $20,500 / $110,000 x $20,000 = $3,727.27.
●	The Contract Value in the Risk Control Account is $89,500. Therefore, the proportional withdrawal from the Risk Control Account is equal to $89,500 divided by the total Contract Value of $110,000 multiplied by the withdrawal amount of $20,000. $89,500 / $110,000 x $20,000 = $16,272.73.

Step 2: Calculate the Free Partial Withdrawal Amount

●	The Free Partial Withdrawal Amount is equal to 10% of the Contract Value at the beginning of the Contract Year. The Contract Value at the beginning of the Contract Year is $110,000, so the Free Partial Withdrawal Amount is equal to 10% multiplied by $110,000. 10% x $110,000 = $11,000.
●	The Free Partial Withdrawal Amount from the Declared Rate Account is equal to 10% of the Contract Value determined as of the beginning of the Contract Year. Therefore, the Free Partial Withdrawal Amount from the Declared Rate Account is equal to 10% multiplied by $20,500. 10% x $20,500 = $2,050.

●	The Free Partial Withdrawal Amount from the Risk Control Account is equal to 10% of the Contract Value determined as of the beginning of the Contract Year. Therefore, the Free Partial Withdrawal Amount from the Risk Control Account is equal to 10% multiplied by $89,500. 10% x $89,500 = $8,950.

Step 3: Calculate the Surrender Charge

●	The Surrender Charge is equal to 8% of the withdrawal subject to surrender charge. The withdrawal subject to Surrender Charge is the Withdrawal minus the Free Partial Withdrawal Amount.
●	For the Declared Rate Account, the Surrender Charge is equal to the Withdrawal Amount of $3,727.27 minus the Free Partial Withdrawal of $2,050 multiplied by 8%. ($3,727.27 - $2,050 x .08) = $134.18.
●	For the Risk Control Account, the Surrender Charge is equal to the Withdrawal Amount of $16,272.73 minus the Free Partial Withdrawal of $8,950 multiplied by 8%. ($16,272.73 - $8,950 x .08) = $585.82.

Step 4: Calculate the IAF

●	The Interest Adjustment factor (IAF) is equal to ((1 + I + K)/(1 + J + L))^N.
o	I = 2.50%
o	K = 1.00%
o	J = 2.90%
o	L = 1.10%
o	N = 4
●	Therefore, the IAF = ((1 + 2.50% + 1.00%) / (1 + 2.90% + 1.10%))^4 = 0.980908

Step 5: Calculate the Interest Adjustment

●	The Interest Adjustment is equal to the withdrawal multiplied by sum of the IAF minus one.
●	For the Declared Rate Account, the Interest Adjustment is equal to the withdrawal of $3,727.27 multiplied by the sum of the IAF of 0.980908 minus one. $3,727.27 x (0.980908 – 1) = -$71.16.
●	For the Risk Control Account, the Interest Adjustment is equal to the withdrawal of $16,272.73 multiplied by the sum of the IAF of 0.980908 minus one. $16,272.73 x (0.980908 – 1) = -$310.69.

Step 6: Calculate the Net Withdrawal

●	The net withdrawal is equal to the withdrawal minus the Surrender Charge plus the Interest Adjustment.
●	For the Declared Rate Account, the net withdrawal is equal to the withdrawal of $3,727.27 minus the Surrender Charge of $134.18 plus the Interest Adjustment of -$71.16. $3,727.27 - $134.18 + (-$71.16) = $3,521.93.
●	For the Risk Control Account, the net withdrawal is equal to the withdrawal of $16,272.73 minus the Surrender Charge of $585.82 plus the Interest Adjustment of -$310.69. $16,272.73 - $585.82 + (-$310.69) = $15,376.22.
●	The total net withdrawal equals the net withdrawal from the Declared Rate Account of $3,521.93 plus the net withdrawal from the Risk Control Account of $15,376.22. $3,521.93 + $15,376.22 = $18,898.15.

Step 7: Calculate the Contract Value after Withdrawal

●	The Contract Value after Withdrawal equals the Contract Value prior to the withdrawal minus the withdrawal.
●	For the Declared Rate Account, the Contract Value after the withdrawal equals the Contract Value prior to the withdrawal of $20,500 minus the withdrawal of $3,727.27. $20,500 - $3,727.27 = $16,772.73.
●	For the Risk Control Account, the Contract Value after the withdrawal equals the Contract Value prior to the withdrawal of $89,500 minus the withdrawal of $16,272.73. $89,500 - $16,272.73 = $73,227.27.

●	The total Contract Value after the withdrawal equals the Contract Value after the withdrawal in the Declared Rate Account of $16,772.73 plus the Contract Value after the Withdrawal in the Risk Control Account of $73,227.27. $16,772.73 + $73,227.27 = $90,000.

Example 2: Withdrawal with a Positive Interest Adjustment

Assume the following information as it relates to the Contract:

●	Funds are allocated to the Declared Rate Account and a 1-Year Interest Term S&P 500 Risk Control Account (“Risk Control Account”).
●	A withdrawal of $20,000.00 is taken proportionally on the 2nd Contract Anniversary. No other withdrawals have been previously taken.
●	The Contract Value on the 2nd Contract Anniversary is $110,000.00.
o	The Contract Value in the Declared Rate Account is $20,500.
o	The Contract Value in the Risk Control Account is $89,500.
●	On the Allocation Option Start Date, the interpolated 6-year Constant Maturity Treasury Rate (I) was 2.50% and the ICE BofA Index (K) was 1.00%.
●	At the time of the withdrawal the Constant Maturity Treasury Rate for the remaining Index period (J) is 2.10% and the ICE BofA Index (L) is 0.90%.
●	4 year remain in the 6-year Allocation Option Period (N) at the time of the withdrawal.
●	The applicable Surrender Charge percentage is 8%.

We take the following steps to determine the net partial withdrawal amount (excluding taxes) payable to the Owner:

	Step 1	Step 2	Step 3	Step 4	Step 5	Step 6	Step 7
Account	Calculate the Withdrawal from each Account	Calculate the Free Partial Withdrawal Amount	Calculate the Surrender Charge	Calculate the IAF	Calculate the Interest Adjustment	Calculate the Net Withdrawal	Calculate the Contract Value after Withdrawal
Declared Rate	$3,727.27	$2,050.00	$134.18	1.019559	$72.90	$3,665.99	$16,772.73
Risk Control	$16,272.73	$8,950.00	$585.82	1.019559	$318.28	$16,005.19	$73,227.27
Total	$20,000.00	$11,000.00	$720.00	1.019559	$391.19	$19,671.18	$90,000.00

Step 1: Calculate the Withdrawal from each Account

●	The 20,000 withdrawal is taken proportionally from the Contract Value.
●	The Contract Value in the Declared Rate Account is $20,500. Therefore, the proportional withdrawal from the Declared Rate Account is equal to $20,500 divided by the total Contract Value of $110,000 multiplied by the withdrawal amount of $20,000. $20,500 / $110,000 x $20,000 = $3,727.27.
●	The Contract Value in the Risk Control Account is $89,500. Therefore, the proportional withdrawal from the Risk Control Account is equal to $89,500 divided by the total Contract Value of $110,000 multiplied by the withdrawal amount of $20,000. $89,500 / $110,000 x $20,000 = $16,272.73.

Step 2: Calculate the Free Partial Withdrawal Amount

●	The Free Partial Withdrawal Amount is equal to 10% of the Contract Value at the beginning of the Contract Year. The Contract Value at the beginning of the Contract Year is $110,000, so the Free Partial Withdrawal Amount is equal to 10% multiplied by $110,000. 10% x $110,000 = $11,000.

The Free Partial Withdrawal Amount from the Declared Rate Account is equal to 10% of the Contract Value determined as of the beginning of the Contract Year. Therefore, the Free Partial Withdrawal Amount from the Declared Rate Account is equal to 10% multiplied by $20,500. 10% x $20,500 = $2,050.

The Free Partial Withdrawal Amount from the Risk Control Account is equal to 10% of the Contract Value determined as of the beginning of the Contract Year. Therefore, the Free Partial Withdrawal Amount from the Risk Control Account is equal to 10% multiplied by $89,500. 10% x $89,500 = $8,950.

Step 3: Calculate the Surrender Charge

●	The Surrender Charge is equal to 8% of the withdrawal subject to surrender charge. The withdrawal subject to Surrender Charge is the Withdrawal minus the Free Partial Withdrawal Amount.
●	For the Declared Rate Account, the Surrender Charge is equal to the Withdrawal Amount of $3,727.27 minus the Free Partial Withdrawal of $2,050 multiplied by 8%. ($3,727.27 - $2,050 x .08) = $134.18.
●	For the Risk Control Account, the Surrender Charge is equal to the Withdrawal Amount of $16,272.73 minus the Free Partial Withdrawal of $8,950 multiplied by 8%. ($16,272.73 - $8,950 x .08) = $585.82.

Step 4: Calculate the IAF

●	The Interest Adjustment factor (IAF) is equal to ((1 + I + K)/(1 + J + L))^N.
o	I = 2.50%
o	K = 1.00%
o	J = 2.10%
o	L = 0.90%
o	N = 4
●	Therefore, the IAF = ((1 + 2.50% + 1.00%) / (1 + 2.10% + 0.90%))^4 = 1.019559.

Step 5: Calculate the Interest Adjustment

●	The Interest Adjustment is equal to the withdrawal multiplied by sum of the IAF minus one.
●	For the Declared Rate Account, the Interest Adjustment is equal to the withdrawal of $3,727.27 multiplied by the sum of the IAF of 1.019559 minus one. $3,727.27 x (1.019559 – 1) = $72.90.
●	For the Risk Control Account, the Interest Adjustment is equal to the withdrawal of $16,272.73 multiplied by the sum of the IAF of 1.019559 minus one. $16,272.73 x (1.019559 – 1) = $318.28.

Step 6: Calculate the Net Withdrawal

●	The net withdrawal is equal to the withdrawal minus the Surrender Charge plus the Interest Adjustment.
●	For the Declared Rate Account, the net withdrawal is equal to the withdrawal of $3,727.27 minus the Surrender Charge of $134.18 plus the Interest Adjustment of $72.90. $3,727.27 - $134.18 + $72.90 = $3,665.99.
●	For the Risk Control Account, the net withdrawal is equal to the withdrawal of $16,272.73 minus the Surrender Charge of $585.82 plus the Interest Adjustment of $318.28. $16,272.73 - $585.82 + $318.28 = $16,005.19.
●	The total net withdrawal equals the net withdrawal from the Declared Rate Account of $3,665.99 plus the net withdrawal from the Risk Control Account of $16,005.19. $3,665.99 + $16,005.19 = $19,671.18.

Step 7: Calculate the Contract Value after Withdrawal

●	The Contract Value after Withdrawal equals the Contract Value prior to the withdrawal minus the withdrawal.
●	For the Declared Rate Account, the Contract Value after the withdrawal equals the Contract Value prior to the withdrawal of $20,500 minus the withdrawal of $3,727.27. $20,500 - $3,727.27 = $16,772.73.
●	For the Risk Control Account, the Contract Value after the withdrawal equals the Contract Value prior to the withdrawal of $89,500 minus the withdrawal of $16,272.73. $89,500 - $16,272.73 = $73,227.27.
●	The total Contract Value after the withdrawal equals the Contract Value after the withdrawal in the Declared Rate Account of $16,772.73 plus the Contract Value after the Withdrawal in the Risk Control Account of $73,227.27. $16,772.73 + $73,227.27 = $90,000.

APPENDIX C: STATE VARIATIONS OF CERTAIN FEATURES AND BENEFITS

The following information is a summary of certain features or benefits of the CUNA Mutual Group ZoneChoiceTM Annuity Contracts that vary from the features and benefits previously described in this Prospectus as a result of requirements imposed by states. Please contact your financial professional for more information about Contract variations and availability in your state.

States where certain CUNA Mutual Group ZoneChoiceTM Annuity features or benefits vary:

State	Feature or Benefit	Variation
Arizona	See “Right to Examine” under “Getting Started – The Accumulation Period”	If your age as of the Contract Issue Date is at least 65 years old, you must return your Contract within 30 days of receipt.
California	See “Owner” under “Getting Started – The Accumulation Period” See “Right to Examine” under “Getting Started – The Accumulation Period” See “Waiver of Surrender Charges” under “Access to Your Money”

The Owner has the right to assign the
Contract.

If the Purchase Payment exceeds the Contract Value, the refund will be your Purchase Payment less withdrawals if your age as of the Contract Issue Date is at least 60 years old.

If your age as of the Contract Issue Date is at least 60 years old, you must return your Contract within 30 days of receipt.

“Nursing Home or Hospital” is replaced with “Facility Care, Home Care, or Community-Based Services”. There is no minimum confinement period to utilize this waiver. The Facility Care or Home Care and Terminal Illness waivers apply to full surrenders only, not partial withdrawals.

Connecticut	See “Right to Examine” under “Getting Started – The Accumulation Period” See “Waiver of Surrender Charges” under “Access to Your Money”

If the Purchase Payment exceeds the Contract Value, the refund will be your Purchase Payment less withdrawals.

You must return your Contract within 10 days of receipt, including replacement contracts.

There is a one-year wait before the waiver of surrender charge provisions may be exercised.

Delaware	See “Right to Examine” under “Getting Started – The Accumulation Period”

If the Purchase Payment exceeds the Contract Value, the refund will be your Purchase Payment less withdrawals if the source of your initial Purchase Payment was a replacement, not new money.

You must return your Contract within 10 days of receipt (20 days if it is a replacement contract).

State	Feature or Benefit	Variation
Florida

See “Owner” under “Getting Started – The Accumulation Period”

See “Right to Examine” under “Getting Started – The Accumulation Period”

See “Income Payout Date” under “Income Payments – The Payout Period”

The Owner has the right to assign the
Contract.

You must return your Contract within 21 days of receipt (30 days if it is a replacement contract).

The requested Income Payout Date must be at least one year after the Contract Issue Date.

Georgia	See “Right to Examine” under “Getting Started – The Accumulation Period”	If the Purchase Payment exceeds the Contract Value, the refund will be your Purchase Payment less withdrawals.
Hawaii	See “Right to Examine” under “Getting Started – The Accumulation Period”	If the Purchase Payment exceeds the Contract Value, the refund will be your Purchase Payment less withdrawals if the source of your initial Purchase Payment was new money, not a replacement.
Idaho	See “Right to Examine” under “Getting Started – The Accumulation Period”	If the Purchase Payment exceeds the Contract Value, the refund will be your Purchase Payment less withdrawals. You must return your Contract within 20 days of receipt, including replacement contracts.
Illinois	See definition of Terminally Ill and Terminal Illness in “Glossary”	Terminally Ill, Terminal Illness – A life expectancy of 24 months or less due to any illness or accident.
Indiana	See “Right to Examine” under “Getting Started – The Accumulation Period”

If the Purchase Payment exceeds the Contract Value, the refund will be your Purchase Payment less withdrawals if the source of your initial Purchase Payment was a replacement, not new money.

You must return your Contract within 10 days of receipt (20 days if it is a replacement contract).

Kansas	See definition of Terminally Ill and Terminal Illness in “Glossary”	Terminally Ill, Terminal Illness – A life expectancy of 24 months or less due to any illness or accident.
Louisiana	See “Right to Examine” under “Getting Started – The Accumulation Period”	If the Purchase Payment exceeds the Contract Value, the refund will be your Purchase Payment less withdrawals if the source of your initial Purchase Payment was new money, not a replacement.
Maryland	See “Right to Examine” under “Getting Started – The Accumulation Period”	If the Purchase Payment exceeds the Contract Value, the refund will be your Purchase Payment less withdrawals if the source of your initial Purchase Payment was new money, not a replacement.

State	Feature or Benefit	Variation
Massachusetts

See definition of Terminally Ill and Terminal Illness in “Glossary”

See “Right to Examine” under “Getting Started – The Accumulation Period”

See “Waiver of Surrender Charges” under “Access to Your Money”

See “Terms of Income Payments” under “Income Payments – The Payout Period”

See “Misstatement of Age or Gender” under “Other Information”

Terminally Ill, Terminal Illness – A life expectancy of 24 months or less due to any illness or accident.

If the Purchase Payment exceeds the Contract Value, the refund will be your Purchase Payment less withdrawals.

You must return your Contract within 10 days of receipt (20 days if it is a replacement contract).

There is no Nursing Home or Hospital waiver. The Terminal Illness waiver applies to full surrenders only, not partial withdrawals.

Income Options are not based on gender. The amount of each payment depends on all the items listed other than gender.

Income Options are not based on gender. Only proof of age is required for misstatement; proof of gender is not.

Minnesota	See “Right to Examine” under “Getting Started – The Accumulation Period”	If the Purchase Payment exceeds the Contract Value, the refund will be your Purchase Payment less withdrawals if the source of your initial Purchase Payment was a replacement, not new money.
Mississippi	See “Right to Examine” under “Getting Started – The Accumulation Period”	If the Purchase Payment exceeds the Contract Value, the refund will be your Purchase Payment less withdrawals if the source of your initial Purchase Payment was new money, not a replacement.
Missouri	See “Right to Examine” under “Getting Started – The Accumulation Period”

If the Purchase Payment exceeds the Contract Value, the refund will be your Purchase Payment less withdrawals.

You must return your Contract within 10 days of receipt (20 days if it is a replacement contract).

Montana	See “Terms of Income Payments” under “Income Payments – The Payout Period” See “Misstatement of Age or Gender” under “Other Information”

Income Options are not based on gender. The amount of each payment depends on all the items listed other than gender.

Income Options are not based on gender. Only proof of age is required for misstatement; proof of gender is not.

State	Feature or Benefit	Variation
Nebraska	See “Right to Examine” under “Getting Started – The Accumulation Period”	If the Purchase Payment exceeds the Contract Value, the refund will be your Purchase Payment less withdrawals if the source of your initial Purchase Payment was new money, not a replacement.
Nevada	See “Right to Examine” under “Getting Started – The Accumulation Period”	If the Purchase Payment exceeds the Contract Value, the refund will be your Purchase Payment less withdrawals.
New Jersey	See “Waiver of Surrender Charges” under “Access to Your Money”	There is no Terminal Illness waiver.
New Hampshire	See “Right to Examine” under “Getting Started – The Accumulation Period”	If the Purchase Payment exceeds the Contract Value, the refund will be your Purchase Payment less withdrawals if the source of your initial Purchase Payment was new money, not a replacement.
North Carolina	See “Right to Examine” under “Getting Started – The Accumulation Period”	If the Purchase Payment exceeds the Contract Value, the refund will be your Purchase Payment less withdrawals if the source of your initial Purchase Payment was new money, not a replacement.
North Dakota	See “Right to Examine” under “Getting Started – The Accumulation Period”	You must return your Contract within 20 days of receipt (30 days if it is a replacement contract).
Oklahoma	See “Right to Examine” under “Getting Started – The Accumulation Period”

If the Purchase Payment exceeds the Contract Value, the refund will be your Purchase Payment less withdrawals.

You must return your Contract within 10 days of receipt (20 days if it is a replacement contract).

Rhode Island	See “Right to Examine” under “Getting Started – The Accumulation Period”

If the Purchase Payment exceeds the Contract Value, the refund will be your Purchase Payment less withdrawals if the source of your initial Purchase Payment was new money, not a replacement.

You must return your Contract within 20 days of receipt (30 days if it is a replacement contract).

South Carolina	See “Right to Examine” under “Getting Started – The Accumulation Period”	If the Purchase Payment exceeds the Contract Value, the refund will be your Purchase Payment less withdrawals if the source of your initial Purchase Payment was new money, not a replacement.

State	Feature or Benefit	Variation
Tennessee	See “Right to Examine” under “Getting Started – The Accumulation Period”

You must return your Contract within 10 days of receipt (20 days if it is a replacement contract).

If the Purchase Payment exceeds the Contract Value, the refund will be your Purchase Payment less withdrawals if the source of your initial Purchase Payment was a replacement, not new money.

Texas	See “Owner” under “Getting Started – The Accumulation Period” See “Right to Examine” under “Getting Started – The Accumulation Period” See “Waiver of Surrender Charges” under “Access to Your Money”

The Owner has the right to assign the
Contract.

You must return your Contract within 20 days of receipt (30 days if it is a replacement contract).

“Terminal Illness” is replaced with “Terminal Disability”.

Utah	See “Owner” under “Getting Started – The Accumulation Period” See “Right to Examine” under “Getting Started – The Accumulation Period”	The Owner has the right to assign the Contract. If the Purchase Payment exceeds the Contract Value, the refund will be your Purchase Payment less withdrawals.
Vermont	See “Right to Examine” under “Getting Started – The Accumulation Period”	If the Purchase Payment exceeds the Contract Value, the refund will be your Purchase Payment less withdrawals if the source of your initial Purchase Payment was new money, not a replacement.
Virginia	See “Waiver of Surrender Charges” under “Access to Your Money”	“Terminal Illness” is replaced with “Terminal Condition”
Washington	See “Right to Examine” under “Getting Started – The Accumulation Period” See “Waiver of Surrender Charges” under “Access to Your Money”

If the Purchase Payment exceeds the Contract Value, the refund will be your Purchase Payment less withdrawals.

You must return your Contract within 10 days of receipt (20 days if it is a replacement contract).

The life expectancy to utilize the Terminal Illness waiver is 24 months.

Wisconsin	See “Owner” under “Getting Started – The Accumulation Period”	The Owner has the right to assign the Contract.

MEMBERS Life Insurance Company

2000 Heritage Way

Waverly, IA 50677

1-800-798-5500

Dealer Prospectus Delivery Obligations

All dealers that effect transactions in these securities are required to deliver a Prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.*

The expenses for the issuance and distribution of the securities offered by this Registration Statement, other than any underwriting discounts and commissions, are as follows: [to be updated by amendment filing]

Securities and Exchange Commission Registration Fees	$
Printing and engraving	$
Accounting fees and expenses	$
Legal fees and expenses	$
Miscellaneous	$
TOTAL EXPENSES		$

*  Estimated.

Item 14.  Indemnification of Directors and Officers.

Section 490.202 of the Iowa Business Corporation Act (the “IBCA”), provides that a corporation’s articles of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for any action taken, or failure to take action, as a director, except liability for (1) the amount of a financial benefit received by a director to which the director is not entitled, (2) an intentional infliction of harm on the MEMBERS Life Insurance Company (the “Registrant”, “we”, “our”, or “us”) or the shareholders, (3) a violation of Section 490.833 of the IBCA or (4) an intentional violation of criminal law.

Further, Section 490.851 of the IBCA provides that a corporation may indemnify its directors who may be party to a proceeding against liability incurred in the proceeding by reason of such person serving in the capacity of director, if such person has acted in good faith and in a manner reasonably believed by the individual to be in the best interests of the corporation, if the director was acting in an official capacity, and in all other cases that the individual’s conduct was at least not opposed to the best interests of the corporation, and in any criminal proceeding if such person had no reasonable cause to believe the individual’s conduct was unlawful or the director engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation. The indemnity provisions under Section 490.851 do not apply (i) in the case of actions brought by or in the right of the corporation except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct set forth above or (ii) in connection with any proceedings with respect to conduct for which the director was adjudged liable on the basis that the director received a financial benefit to which the director was not entitled, whether or not involving action in the director’s official capacity.

In addition, Section 490.852 of the IBCA provides mandatory indemnification of reasonable expenses incurred by a director who is wholly successful in defending any action in which the director was a party because the director is or was a director of the corporation. A director who is a party to a proceeding because the person is a director may also apply for court-ordered indemnification and advance of expenses under Section 490.854 of the IBCA.

Section 490.853 of the IBCA provides that a corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because such person is a director if the director delivers the following to the corporation: (1) a written affirmation that the director has met the standard of conduct described above or that the proceeding involved conduct for which liability has been eliminated under the corporation’s articles of incorporation and (2) the director’s written undertaking to repay any funds advanced if the director is not entitled to mandatory indemnification under Section 490.852 of the IBCA and it is ultimately determined that the director has not met the standard of conduct described above.

Under Section 490.856 of the IBCA, a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because such person is an officer, to the same extent as a director. In addition, if the person is an officer but not a director, further indemnification may be provided by the corporation’s articles of incorporation or bylaws, a resolution of the board of directors or by contract, except liability for (1) a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding and (2) conduct that constitutes receipt by the officer of a financial benefit to which the officer is not entitled, an intentional infliction of harm on the corporation or the shareholders or an intentional violation of criminal law. Such indemnification is also available to an officer who is also a director if the basis on which the officer is made a party to a proceeding is an act taken or a failure to take action solely as an officer.

Our Amended and Restated Articles of Incorporation provide that our directors will not be liable to us or our shareholders for money damages for any action taken, or any failure to take any action, as a director, except liability for (1) the amount of a financial benefit received by a director to which the director is not entitled, (2) an intentional infliction of harm on the Registrant or the shareholders, (3) a violation of Section 490.833 of the IBCA or (4) an intentional violation of criminal law.

Our Amended and Restated Articles of Incorporation also provide that we indemnify each of our directors or officers for any action taken, or any failure to take any action, as a director or officer except liability for (1) the amount of a financial benefit received by a director to which the director is not entitled, (2) an intentional infliction of harm on the Registrant or the shareholders, (3) a violation of Section 490.833 of the IBCA or (4) an intentional violation of criminal law. Additionally, the Registrant is required to exercise all of its permissive powers as often as necessary to indemnify and advance expenses to its directors and officers to the fullest extent permitted by law.

Our Bylaws also provide indemnification to our directors on the same terms as the indemnification provided in our Amended and Restated Articles of Incorporation. Our Bylaws also provide for advances of expenses to our directors and officers. The indemnification provisions of our Bylaws are not exclusive of any other right which any person seeking indemnification may have or acquire under any statute, our Amended and Restated of Incorporation or any agreement, vote of stockholders or disinterested directors or otherwise.

Section 490.857 of the IBCA provides that a corporation may purchase and maintain insurance on behalf of a person who is a director or officer of a corporation, or who, while a director or officer of a corporation, serves at the corporation’s request as a director, officer, partner, trustee, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan or other entity, against liability asserted against or incurred by that person in that capacity or arising from that person’s status as a director or officer, whether or not the corporation would have the power to indemnify or advance expenses to that person against the same liability under the IBCA. As permitted by and in accordance with Section 490.857 of the IBCA, we maintain insurance coverage for our officers and directors as well as insurance coverage to reimburse us for potential costs for indemnification of directors and officers.

Item 15.  Recent Sales of Unregistered Securities

None.

Item 16.  Exhibits.

Exhibit Item Number	Description	Incorporated by Reference to	Filed Herewith
1(i)	Amended and Restated Distribution Agreement dated as of January 7, 2016 between MEMBERS Life Insurance Company (“MLIC”) and CUNA Brokerage Services, Inc. (“CBSI”)		X
1(ii)(a)	Form of Selling and Services Agreement		X
1(ii)(b)	Addendum to Selling and Service Agreement for Electronic Signature Agreement dated August 27, 2020		X
1(iii)	Amended and Restated Distribution Agreement dated Exhibit A dated September 2018 between MEMBERS Life Insurance Company (“MLIC”) and CUNA Brokerage Services, Inc. (“CBSI”)		X
3(i)	Articles of Incorporation of MLIC		X
3(ii)	Bylaws of MLIC		X
4(i)	Form of Contact. (Form No. 2020-VAIL)		X
4(ii)	Form of Application. (Form No. 2020-VAILAPP)		X
4(iii)	Form of Application-Amendment. (Form No. 2020-VAILAPPAMEND)		X
4(iv)	Form of Data Page. (Form No. 2020-VAILDP)		X
4(v)	Form of Nursing Home or Hospital/ Terminal Illness Withdrawal Privilege Endorsement (Form No. 2020-WVRSCEND)		X
5	Legal Opinion		*
10(i)(a)	Amended and Restated Coinsurance and Modified Coinsurance Agreement between MLIC and CMFG Life Insurance Company (CMFG Life) dated January 1, 2019.		X
10(i)(a)(1)	Coinsurance Agreement dated August 19, 2019.		X
10(ii)(a)	Cost Sharing Agreement dated as of February 1, 2012		X
10(ii)(b)	Expense Sharing Agreement dated as of December 31, 2013		X
10(ii)(c)	Amended and Restated Expense Sharing Agreement dated as of January 1, 2015		X
10(ii)(d)	Amendment to Cost Sharing Agreement dated February 1, 2012		X
10(iii)(a)	Investment Advisory Agreement dated as of January 31, 2012		X
10(iii)(b)	Amendment to Investment Advisory Agreement dated January 15, 2014		X
10(iii)(c)	Amended and Restated Investment Advisory Agreement dated January 1, 2015		X
10(iv)(a)	CUNA Mutual Group Cost Sharing, Procurement, Disbursement, Billing and Collection Agreement dated as of January 1, 2015		X

Exhibit Item Number	Description	Incorporated by Reference to	Filed Herewith
23(i)	Consent of Legal Counsel	See Exhibit 5	*
23(ii)	Consent of Independent Registered Public Accounting Firm		*
24	Powers of Attorney		X
101	Interactive Date Files		*

* to be filed by amendment

Item 17.  Undertakings.

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a Registration Statement relating to an offering, other than Registration Statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(B) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, MEMBERS Life Insurance Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, duly authorized, in the City of Madison, and State of Wisconsin as of this 21 day of January, 2021.

MEMBERS Life Insurance Company

By:	/s/David L. Sweitzer
David L. Sweitzer, President

*Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and as of the dates indicated.

Name	Title	Date

*	President and Director	January 21, 2021
David L. Sweitzer	(Principal Executive Officer)

*	Treasurer (Principal	January 21, 2021
Brian J. Borakove	Financial & Accounting Officer)

*	Director	January 21 2021
Michael F. Anderson

*	Director	January 21, 2021
Abigail R. Rodriguez

*	Director	January 21, 2021
William A. Karls

*	Director	January 21, 2021
Paul D. Barbato

*By:	/s/Jennifer Kraus-Florin
Jennifer Kraus-Florin

* Pursuant to Power of Attorney dated January 21, 2021, herewith Powers of Attorney are filed as exhibits to this initial filing.